--------------------------------------------------------------------------------



                             PARTICIPATION AGREEMENT

                          dated as of December 27, 2000

                                      among

                         TELETECH SERVICES CORPORATION,
                                   as Lessee,

                           TELETECH HOLDINGS, INC., as
                                   Guarantor,

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
               not in its individual capacity, except as expressly
                stated herein, but solely as Certificate Trustee,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                    not in its individual capacity, except as
                     expressly stated herein, but solely as
                              Administrative Agent,

             THE FINANCIAL INSTITUTIONS NAMED ON SCHEDULE I HERETO,
                             as Certificate Holders,

--------------------------------------------------------------------------------
                                       and

             THE FINANCIAL INSTITUTIONS NAMED ON SCHEDULE II HERETO,
                                   as Lenders,




                     BANC OF AMERICA LEASING & CAPITAL, LLC,
                                   as Arranger

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS; INTERPRETATION.............................................................................2
         SECTION 1.1.  Definitions; Interpretation................................................................2

ARTICLE II DOCUMENT CLOSING DATE; ACQUISITION DATE................................................................3
         SECTION 2.1.  Effectiveness of Agreement.................................................................3
         SECTION 2.2.  Acquisition of Land and the Facility; Grants of Liens......................................3
         SECTION 2.3.  Acquisition Costs..........................................................................3

ARTICLE III FUNDING OF ADVANCE....................................................................................3
         SECTION 3.1.  Funding....................................................................................3
         SECTION 3.2.  Advance Date...............................................................................6
         SECTION 3.3.  Postponement of Advance Date...............................................................7

ARTICLE IV YIELD; INTEREST; COMMITMENT REDUCTION; FEES............................................................7
         SECTION 4.1.  Yield......................................................................................7
         SECTION 4.2.  Interest on Loans..........................................................................7
         SECTION 4.3.  Payments and Prepayments of Loans and Certificate Amounts and Other Amounts................8
         SECTION 4.4.  Fees.......................................................................................8
         SECTION 4.5.  Obligations Several........................................................................8
         SECTION 4.6.  Highest Lawful Rate........................................................................8

ARTICLE V CERTAIN INTENTIONS OF THE PARTIES......................................................................10
         SECTION 5.1.  Nature of Transaction.....................................................................10
         SECTION 5.2.  Amounts Due Under Lease...................................................................12
         SECTION 5.3.  Distribution..............................................................................12
         SECTION 5.4.  Adjustments...............................................................................16

ARTICLE VI CONDITIONS PRECEDENT TO ADVANCE.......................................................................16
         SECTION 6.1.  Conditions Precedent to Advance...........................................................16

ARTICLE VII TENANT IMPROVEMENTS..................................................................................23
         SECTION 7.1.  Tenant Improvements.......................................................................23

ARTICLE VIII REPRESENTATIONS.....................................................................................25
         SECTION 8.1.  Representations of the Participants.......................................................25
         SECTION 8.2.  Representations of Lessee and Guarantor...................................................27
         SECTION 8.3.  Representations of Lessor.................................................................36
         SECTION 8.4.  Representations and Warranties of Administrative Agent....................................38

ARTICLE IX COVENANTS OF LESSEE AND GUARANTOR.....................................................................40
         SECTION 9.1.  General Covenants of Lessee and Guarantor.................................................40
         SECTION 9.2.  Financial Covenants.......................................................................43
         SECTION 9.3.  Credit Agreement Covenants................................................................44
         SECTION 9.4.  Coverage Covenant.........................................................................44

                                TABLE OF CONTENTS

         SECTION 9.5.  Deposit Account...........................................................................45

ARTICLE X OTHER COVENANTS AND AGREEMENTS.........................................................................46
         SECTION 10.1.  Covenants of the Participants, the Administrative Agent and the Bank.....................46

ARTICLE XI REPLACEMENT OF PARTICIPANTS...........................................................................49
         SECTION 11.1.  Replacement of Participants..............................................................49
         SECTION 11.2.  Cooperation..............................................................................49

ARTICLE XII TRANSFERS OF PARTICIPANTS' INTERESTS.................................................................50
         SECTION 12.1.  Assignments..............................................................................50
         SECTION 12.2.  Participations...........................................................................52
         SECTION 12.3.  Withholding Taxes; Disclosure of Information; Pledge Under Regulation A..................53

ARTICLE XIII INDEMNIFICATION.....................................................................................54
         SECTION 13.1.  Indemnification..........................................................................54
         SECTION 13.2.  Environmental Indemnity..................................................................57
         SECTION 13.3.  End of Term Indemnity....................................................................58
         SECTION 13.4.  Proceedings in Respect of Claims.........................................................59
         SECTION 13.5.  General Tax Indemnity....................................................................61
         SECTION 13.6.  Gross Up.................................................................................68

ARTICLE XIV CONTINGENT LIBOR AND OTHER COSTS.....................................................................68
         SECTION 14.1.  LIBO Rate Lending Unlawful...............................................................68
         SECTION 14.2.  Deposits Unavailable.....................................................................68
         SECTION 14.3.  Increased Costs, etc.....................................................................69
         SECTION 14.4.  Funding Losses...........................................................................70
         SECTION 14.5.  Increased Capital Costs..................................................................71
         SECTION 14.6.  After Tax Basis..........................................................................72
         SECTION 14.7.  Funding Office...........................................................................72

ARTICLE XV MISCELLANEOUS.........................................................................................72
         SECTION 15.1.  Survival of Agreements...................................................................72
         SECTION 15.2.  No Broker, etc...........................................................................72
         SECTION 15.3.  Notices..................................................................................73
         SECTION 15.4.  Counterparts.............................................................................73
         SECTION 15.5.  Amendments...............................................................................73
         SECTION 15.6.  Headings, etc............................................................................74
         SECTION 15.7.  Parties in Interest......................................................................75
         SECTION 15.8.  GOVERNING LAW............................................................................75
         SECTION 15.9.  Severability.............................................................................75
         SECTION 15.10. Liability Limited........................................................................75
         SECTION 15.11. Submission to Jurisdiction...............................................................75
         SECTION 15.12. WAIVER OF JURY TRIAL.....................................................................76
         SECTION 15.13. Confidentiality..........................................................................76
         SECTION 15.14. Limited Liability of Lessor..............................................................77
         SECTION 15.15. Limited Liability of Agent...............................................................78
         SECTION 15.16. Payment of Transaction Expenses and

                                TABLE OF CONTENTS

                        Other Costs..............................................................................78
         SECTION 15.17. Reproduction of Documents................................................................79
         SECTION 15.18. Role of Banc of America Leasing & Capital, LLC...........................................80
         SECTION 15.19. Deliveries to Participants...............................................................80

ARTICLE XVI ADMINISTRATIVE AGENT.................................................................................80
         SECTION 16.1.  Appointment..............................................................................80
         SECTION 16.2.  Delegation of Duties.....................................................................81
         SECTION 16.3.  Exculpatory Provisions...................................................................81
         SECTION 16.4.  Reliance by Administrative Agent.........................................................82
         SECTION 16.5.  Notice of Default........................................................................82
         SECTION 16.6.  Non-Reliance on Administrative Agent and Other Lenders...................................83
         SECTION 16.7.  Indemnification..........................................................................83
         SECTION 16.8.  Administrative Agent in Its Individual Capacity..........................................84
         SECTION 16.9.  Successor Administrative Agent...........................................................84

                                 TABLE OF CONTENTS
                                    (continued)

                                                                                                         PAGE
                                    SCHEDULES
SCHEDULE I                 -        Certificate Holders' Commitments
SCHEDULE II                -        Lenders' Commitments
SCHEDULE III               -        Notice Information, Payment Offices and Applicable Lending Offices
SCHEDULE 6.1(j)            -        Filings and Recordings
SCHEDULE 7.2(e)            -        Litigation
SCHEDULE 7.2(g)            -        ERISA Violations
SCHEDULE 7.2(j)            -        Material Indebtedness and Other Liabilities
SCHEDULE 7.2(k)            -        Environmental Violations



                                    EXHIBITS

EXHIBIT A                  -        Form of Advance Request
EXHIBIT B-1                -        Form of Officer's Certificate of Lessee
EXHIBIT B-2                -        Form of Officer's Certificate of Guarantor
EXHIBIT B-3                -        Form of Officer's Certificate of Certificate Trustee
EXHIBIT C-1                -        Form of Responsible Officer's Certificate of Lessee
EXHIBIT C-2                -        Form of Responsible Officer's Certificate of Guarantor
EXHIBIT D-1                -        Form of Opinion of Special Counsel to Certificate Trustee
EXHIBIT D-2                -        Form of Opinion of Special Counsel to Lessee and Guarantor
EXHIBIT D-3                -        Form of Enforceability/Perfection Opinion of Counsel to Guarantor
EXHIBIT E                  -        Offeree Letter
EXHIBIT F                  -        Lessee Certification
EXHIBIT G                  -        Form of Assignment Agreement
EXHIBIT H                  -        Form of Compliance Certificate
EXHIBIT I                  -        Form of Participant Guarantee
EXHIBIT J                  -        Form of Subordination, Nondisturbance and Attornment Agreement
EXHIBIT K                  -        Description of Certain FF&E

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                         PAGE
                                    APPENDICES

APPENDIX 1                 -        Definitions and Interpretation
APPENDIX 2                 -        Conditions Precedent to Document Closing Date

                             PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT (this "PARTICIPATION AGREEMENT"), dated as of December 27, 2000, is entered into by and among TELETECH SERVICES CORPORATION, a Colorado corporation, as Lessee (together with its permitted successors and assigns in its capacity as Lessee, the "LESSEE"); TELETECH HOLDINGS, INC., a Delaware corporation, as Guarantor (together with its permitted successors and assigns in its capacity as Guarantor, "GUARANTOR"); STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly stated herein, but solely as Certificate Trustee under the Trust Agreement and as Lessor under certain other Operative Documents (together with its successors and permitted assigns under the Trust Agreement, in its capacity as either Certificate Trustee or Lessor, the "LESSOR"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent ("ADMINISTRATIVE AGENT"); the financial institutions named on SCHEDULE I hereto (together with their respective permitted successors, assigns and transferees, each a "CERTIFICATE HOLDER" and collectively the "CERTIFICATE HOLDERS"); the financial institutions listed on SCHEDULE II hereto as Lenders (together with their permitted successors, assigns and transferees, each as a Lender, a "LENDER" and collectively the "LENDERS").

                              W I T N E S S E T H:

         A. Lessee, Lessor, Guarantor, the Certificate Holders, the Lenders and Administrative Agent have entered into this Participation Agreement and are entering into the other Operative Documents for the purpose of providing financing for the acquisition of the Land and the Facility and the construction of the Tenant Improvements to comprise, together with the Land, the "LEASED PROPERTY".

         B. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, on the Document Closing Date, among other things, Lessee and Lessor will enter into the Lease pursuant to which Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Leased Property pursuant to the Lease.

         C. The parties hereto desire that the Trust Agreement be entered into, executed and delivered for the purpose of establishing the Trust to facilitate providing financing for the acquisition of the Land and the Facility and the construction of the Tenant Improvements, and to hold title to the Leased Property to secure Lessee's performance under the Operative Documents.

         D. To induce the Participants to provide the funds for such financing and to enter into this Participation Agreement, the Trust Agreement, the Loan Agreement, each of the other Operative Documents and the transactions contemplated hereby and thereby, Guarantor desires to, and it is a condition to the effectiveness of the Overall Transaction that Guarantor, enter into and deliver the Guarantees for the benefit of the Participants and the additional persons referred to therein.

         E. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, the Certificate Holders are willing to provide to Lessor a portion of the funding of the Financed Costs.

         F. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, the Lenders are willing to provide loans to Lessor for the remaining portion of the funding of the Financed Costs.

         G. To secure the repayment of the Participants' respective Certificate Amounts and Loans, the Administrative Agent, on behalf of the Participants, will have the benefit of a Lien on the Leased Property, the Trust Estate and the other TeleTech Collateral.

         NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                           DEFINITIONS; INTERPRETATION

         SECTION I.1. DEFINITIONS; INTERPRETATION. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in APPENDIX 1 hereto for all purposes hereof; and the rules of interpretation set forth in APPENDIX 1 hereto shall apply to this Participation Agreement.


                                   ARTICLE II
                     DOCUMENT CLOSING DATE; ACQUISITION DATE

         SECTION II.1. EFFECTIVENESS OF AGREEMENT. This Participation Agreement shall be effective as of the earliest date (on or before

December 27, 2000) (the "DOCUMENT CLOSING DATE") on which all of the conditions precedent set forth in APPENDIX 2 hereto have been satisfied or waived by the applicable parties as set forth therein.

         SECTION II.2. ACQUISITION OF LAND AND THE FACILITY; GRANTS OF LIENS. Subject to the terms and conditions of this Participation Agreement, (a) on the Document Closing Date, Lessor and Lessee shall enter into the Lease pursuant to which Lessor shall lease the Leased Property to Lessee and Lessee shall lease the same from Lessor for the Term, and (b) on the Acquisition Date, Lessor shall acquire a fee simple interest in the Land and the Facility, and Lessee and Lessor shall record the Lease, the Deed of Trust and the UCC Financing Statements.

         SECTION II.3. ACQUISITION COSTS. Subject to the terms and conditions of this Participation Agreement, on the Advance Date, the Lessor shall make the Advance, the proceeds of which shall be used for the payment of Acquisition Costs (including Transaction Expenses) and Tenant Improvement Costs.


                                   ARTICLE III
                               FUNDING OF ADVANCE

         SECTION III.1.  FUNDING.

                  (a) AMOUNT OF FUNDING. Subject to the terms and conditions of this Participation Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, upon receipt of the Advance Request, on the Advance Date each Certificate Holder shall acquire its interest in the Trust Estate and each Lender shall assist in funding Lessor's Advance, in each case by making available to Lessor by wire transfer in accordance with the instructions set forth in the Advance Request an amount in immediately available funds on the Advance Date equal to such Participant's Commitment Percentage of the aggregate amount of the requested Advance, provided, however, the Certificate Holders shall Fund, in the aggregate, 100% of the Arrangement Fee payable to the Arranger. Such instructions in the Advance Request shall provide that a portion of the Advance in an amount equal to $5,000,000 shall be wire-transferred to the Tenant Improvement Account to be held as a reserve for Tenant Improvement Costs and any Transaction Expenses not yet paid, all of which shall be disbursed in accordance with the terms of ARTICLE VII. Notwithstanding the foregoing, (i) the Funding by each Participant on the Advance Date shall not exceed such Participant's Available Commitment, and (ii) the Advance to be made by Lessor to Lessee on the Advance Date shall not exceed the Aggregate Commitment Amount. No amounts paid or prepaid with respect to any Certificate Amount or the Loans may be readvanced.

                  (b) NOTES AND CERTIFICATES. Each Lender's Loan shall be evidenced by a separate Note issued to such Lender in the amount of its Loan Commitment and repayable in accordance with, and with Interest accruing pursuant to, the terms of the Loan Agreement. The amounts made available by each Certificate Holder shall be evidenced by a separate Certificate issued by Lessor to each Certificate Holder in the amount of its Certificate Commitment. Each Certificate shall accrue Yield at the Yield Rate on the Certificate Amount thereof, payable as more fully set forth in the Trust Agreement. Each Lender and Certificate Holder is authorized and entitled to make notations on its respective Notes and Certificates in accordance with the Loan Documents and the Trust Agreement, each of which notations, to the extent permitted by law, shall constitute PRIMA FACIE evidence of the accuracy of the information so noted, absent manifest error.

                  (c) ADVANCES, REQUIREMENTS, PROCEDURES AND LIMITATIONS. The Advance required to be made by Lessor pursuant to the Operative Documents shall be made by the Participants making a Funding directly to Administrative Agent. Such Funding by the Participants to Administrative Agent with respect to the Advance shall be deemed to constitute the required Funding from the Participants to Lessor, and the corresponding Advance by Administrative Agent (consisting of (x) an advance to any Person entitled to payments constituting Acquisition Costs, including Transaction Expenses to be paid on the Advance Date, and (y) an advance into the Tenant Improvement Account as a reserve for Tenant Improvement Costs and any remaining Transaction Expenses) shall be deemed to constitute the required Advance by Lessor. The Advance shall occur on the Acquisition Date, which shall be a Business Day.

                  (d) ADVANCES; LIMITATIONS AND LIMITS. In addition to any other provision hereof, Lessor shall not be obligated to make the Advance, and no Lender shall be obligated to Fund any Loan and no Certificate Holder shall be required to Fund any Certificate Amount, if, after giving effect to the Advance, the aggregate outstanding amount of the Loans and the Certificate Amounts would exceed the aggregate amount of the Available Commitments immediately prior to the Advance.

                  (e) ADDITIONAL ADVANCE REQUIREMENTS AND PROCEDURES. All remittances made by Certificate Holders and Lenders for the Funding of the Advance shall be made in immediately available federal funds by wire transfer to Administrative Agent, on behalf of Lessor, at Administrative Agent's address referred to in SCHEDULE III hereto prior to 12:00 noon (Salt Lake City time) on the Advance Date specified in the Advance Request; PROVIDED, that if the terms and conditions for the Advance set forth herein have not been satisfied by 11:00 AM (Salt Lake City time) on the Advance Date, no Participant shall be obligated to maintain the availability of its funds for the Advance unless such Participant has received a satisfactory indemnity for the overnight investment of such funds. Promptly upon Administrative Agent's receipt of such funds from the Participants, subject to the conditions provided for herein, Administrative Agent shall wire such funds (x) with respect to the Acquisition Costs (including Transaction Expenses that are to be paid on the Advance Date), to the Persons entitled to payment thereof, as Lessee shall have indicated in the Advance Request, and (y) with respect to Tenant Improvement Costs and any remaining undistributed funds allocated for Transaction Expenses, to the Tenant Improvement Account. The Funding by each Certificate Holder and each Lender to Administrative Agent of its respective portion of the Advance shall constitute authorization and direction by such party to Administrative Agent to make the Advance pursuant to this ARTICLE III. The proceeds of the Advance shall be used solely for (i) payment of the Acquisition Costs, (ii) payment or reimbursement of Lessee, to the extent amounts have previously been paid by Lessee and Lessee has not been reimbursed therefore, of the Transaction Expenses), and (iii) the payment or reimbursement of Lessee of the Tenant Improvement Costs, to the extent amounts have previously been paid by Lessee and Lessee has not been reimbursed therefore, from the Tenant Improvement Account. The portion of the proceeds of the Advance used to pay Acquisition Costs and Tenant Improvement Costs shall be allocated as follows: (w) $32,168,000 for payment of the purchase price of the Land and the FF&E under the TCI Purchase Contract, (x) an amount not to exceed $992,268.35 to pay or reimburse Lessee for Transaction Expenses to be paid on the Advance Date, (y) an amount not to exceed $5,000,000 to pay or reimburse Lessee for Tenant Improvement Costs, and (iv) an amount not to exceed $7,731.65 to pay any Transaction Expenses not paid as of the Advance Date.

                  (f) TERMINATION OF COMMITMENTS. Notwithstanding anything in this Participation Agreement to the contrary, the Commitments shall terminate and Lessor shall not be obligated to make the Advance, and no Participant shall be obligated to make its Fundings, and the Advance may not occur after 12:00 noon Salt Lake City time on December 29, 2000.

         SECTION III.2. ADVANCE DATE.

                  (a) NOTICE AND CLOSING. At least one (1) Business Day prior to the Advance Date, Lessee shall deliver to Administrative Agent an irrevocable written notice substantially in the form of EXHIBIT A (the "ADVANCE REQUEST") (and Administrative Agent shall promptly forward a copy of the Advance Request to each Participant and Lessor) setting forth:

                  (i) the proposed Advance Date which shall be the Acquisition Date;

                  (ii) a statement of the amount of the requested Advance (including a statement of the specific amount thereof, if any, that will be used to Fund Acquisition Costs (including Transaction Expenses) and Tenant Improvement Costs);

                  (iii) a certification by Lessee that: (I) the Advance complies with the limitations and conditions set forth in SECTION 3.1, and (II) all conditions set forth in ARTICLE VI hereof to the Advance have been fully satisfied; and

                  (iv) wire transfer instructions for the disbursement of the appropriate amount of funds (i) with respect to Tenant Improvement Costs, into the Tenant Improvement Account, and (ii) with respect to the Acquisition Costs (including Transaction Expenses), to such other Persons as may be entitled thereto.

         All documents and instruments required to be delivered on the Document Closing Date or the Advance Date pursuant to this Participation Agreement shall be delivered at the offices of Mayer, Brown & Platt, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071, or at such other location as Administrative Agent and Lessee may agree. On the scheduled Advance Date, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI, Participants shall Fund the Advance by wire transfer directly to Administrative Agent.

                  (b) COMMITMENT. Subject to compliance by Lessee with the terms of this Participation Agreement and the satisfaction or waiver of the conditions set forth in this ARTICLE III and in ARTICLE VI, the Participants shall disburse the respective amounts of their Commitments in accordance with the requirements of this Participation Agreement.

         SECTION III.3. POSTPONEMENT OF ADVANCE DATE. In the event that the Participants are instructed to make the Funding requested pursuant to the Advance Request and the Advance Date shall not occur for any reason whatsoever on the date specified in the Advance Request, Lessee shall pay Administrative Agent, for the benefit of each Participant, interest on the amount actually funded by each Lender at the Interest Rate and Yield on the amount funded by each Certificate Holder at the Yield Rate, less any interest earned on behalf of the Participants by investing such funded amounts; PROVIDED, that this provision shall not be construed to place any liability or obligation on Administrative Agent to invest such funds or the amounts of the Fundings in interest-bearing accounts. Such interest and Yield shall be due and payable by Lessee upon the occurrence of the postponed
Advance Date and such payment shall be an additional condition precedent to the Advance Date; PROVIDED, HOWEVER, that no additional Advance Request shall be required to be given if such Advance Date is postponed and thereafter timely consummated; and PROVIDED, FURTHER, that if such Advance Date shall not have occurred by the second (2nd) Business Day following the Funding in respect thereof, then all such interest and Yield shall be due and payable on such date together with any amounts due pursuant to SECTION 14.4, and Administrative Agent shall refund to each Participant all amounts funded by such Participant, all accrued interest and Yield allocable to such Participant, and any amounts due pursuant to SECTION 14.4.

                                   ARTICLE IV
                   YIELD; INTEREST; COMMITMENT REDUCTION; FEES

         SECTION IV.1. YIELD. The amount of the Certificate Amounts outstanding from time to time shall accrue Yield at the Yield Rate, calculated using the actual number of days elapsed and, when the Yield Rate is based on the LIBO Rate, a 360-day year basis and, otherwise, a 365- (or, if applicable, 366-) day year basis. If all or any portion of the Certificate Amounts, any Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

         SECTION IV.2. INTEREST ON LOANS. Each Loan shall accrue Interest computed and payable in accordance with the terms of the Loan Agreement.

         SECTION IV.3.  PAYMENTS AND PREPAYMENTS OF LOANS AND
CERTIFICATE AMOUNTS AND OTHER AMOUNTS.


                  (a) Lessor hereby directs Lessee to pay to Administrative Agent all Rent that is due from time to time (other than Excepted Payments and other Supplemental Rent payable to third parties, which Lessor hereby directs Lessee to make directly to the applicable Person entitled thereto). All payments or other amounts required to be made by Lessee pursuant to any of the Operative Documents shall be the direct recourse obligations of Lessee.

                  (b) In the event that Lessee pays the Lease Balance to Lessor in connection with Lessee's purchase of the Leased Property in accordance with
SECTION 15.1, 16.2(e), 18.1, 18.2 or ARTICLE XIX of the Lease, Lessor will prepay the entire outstanding principal amount of the Loans and all of the Certificate Amounts. Each of the Participants hereby acknowledges that its Loans or Certificate Amounts, as the case may be, may be so prepaid without any prepayment premium (other than Break Costs, if any).

         SECTION IV.4. FEES. Lessee agrees to pay when due the following described fees (collectively, the "FEES").

                  (a) OTHER FEES. Lessee also agrees to pay (i) to the Bank, for its own account, the fees set forth in the Trustee Fee Letter, payable in the amounts and on the dates set forth therein, (ii) to Administrative Agent, for its own account, the fees set forth in the Agent Fee Letter, payable in the amounts and on the dates set forth therein including the Arrangement Fee which shall be payable on the Advance Date following the Closing Date, and (iii) to the Arranger, the Arrangement Fee on the Advance Date.

         SECTION IV.5. OBLIGATIONS SEVERAL. The obligations of the Participants hereunder or elsewhere in the Operative Documents shall be several and not joint; and no Participant shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

         SECTION IV.6. HIGHEST LAWFUL RATE. It is the intention of the parties hereto to conform strictly to Applicable Laws regarding usury and, anything herein to the contrary notwithstanding, the obligations of (x) Lessee to Lessor under this Participation Agreement and the Lease, (y) Lessor to the Certificate Holders under the Trust Agreement and the Certificates and to the Lenders under the Loan Agreement and the Notes, and (z) of either Lessee or Lessor or any other party under any other Operative Document, shall be subject to the limitation that payments of interest or of other amounts constituting interest under Applicable Laws shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate (as defined below), or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious under Applicable Laws (including the federal and state laws of the United States, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document, it is agreed as follows as to the recipient of any such amount:

                  (a) the provisions of this SECTION 4.6 shall govern and control over any other provision in this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document and each provision set forth therein is hereby so limited;

                  (b) the aggregate of all consideration which constitutes interest under Applicable Laws that is contracted for, charged or received under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document shall under no circumstances exceed the maximum amount of interest allowed by Applicable Laws (such maximum lawful interest rate, if any, with respect to such recipient herein called the "HIGHEST LAWFUL RATE"), and all amounts owed under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document, shall be automatically reduced to the amount allowed under Applicable Laws and
(ii) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payor);

                  (c) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document shall, to the extent permitted by Applicable Laws be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

                  (d) if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document executed in connection herewith or therewith, and deemed interest under Applicable Laws exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Documents shall be limited, notwithstanding anything to the contrary in the Operative Documents to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Documents below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), PLUS the amount of fees which would have been received but for the effect of this SECTION 4.6.

                                   ARTICLE V
                      CERTAIN INTENTIONS OF THE PARTIES

         SECTION V.1. NATURE OF TRANSACTION. It is the intention of the parties that:

                  (a) the Overall Transaction constitutes an operating lease from Lessor to Lessee for purposes of Lessee's and Guarantor's financial reporting, including, without limitation, under Financial Accounting Standards Board Statement No. 13;

                  (b) for purposes of all federal and all state and local income and transfer taxes, and for purposes of bankruptcy, insolvency, conservatorship and receivership law (including the substantive law upon which bankruptcy, conservatorship and insolvency and receivership proceedings are based), and real estate and Uniform Commercial Code purposes:

                  (i) the Overall Transaction constitutes a financing by the Participants to Lessee and preserves beneficial ownership in the Leased Property in Lessee, Lessee will be entitled to all tax benefits ordinarily available to owners of property similar to the Leased Property for tax purposes (including, without limitation, depreciation), and the obligations of Lessee to pay Basic Rent shall be treated as payments of interest to the Participants, and the payment by Lessee of any other amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants;

                  (ii) the Lease grants a security interest or Lien, as the case may be, in the Leased Property and the other TeleTech Collateral in favor of Lessor, and for the benefit of the Participants, to secure Lessee's payment and performance of the Obligations; and

                  (iii) the Deed of Trust creates Liens and security interests in the Mortgaged Property in favor of Administrative

         Agent for the benefit of all of the Participants to secure Lessee's payment and performance of the Obligations.

Nevertheless, Lessee and Guarantor acknowledge and agree that none of Lessor, Administrative Agent, Arranger or any Participant has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that Lessee and Guarantor have obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as each of them deems appropriate; provided, however, none of the Lessor, Administrative Agent, Arranger or any Participant shall treat the Overall Transaction for federal or state tax purposes other than as a financing preserving beneficial ownership in the Leased Property in the Lessee in the manner described in this SECTION 5.1(b).

                  (c) Specifically, without limiting the generality of CLAUSE
(b), the parties hereto intend and agree that in the event of any insolvency, conservatorship or receivership proceedings or matters or a petition under the United States bankruptcy laws, as amended from time to time, or any other applicable insolvency, conservatorship or receivership laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee, Guarantor, Lessor, the Certificate Holders or the Lenders or any collection actions, the transactions evidenced by the Operative Documents (including the Lease) constitute loans made directly to Lessee by the Participants, in each case as unrelated third party lenders, and that Lessor holds title to the Leased Property for the benefit of the Participants to secure Lessee's obligations to repay such loans to the Participants and all other amounts due under any of the Operative Documents.

         SECTION 5.2. AMOUNTS DUE UNDER LEASE. Anything else herein or elsewhere in the Operative Documents to the contrary notwithstanding, it is the intention of Lessee, Guarantor, Lessor, the Certificate Holders and the Lenders that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from Lessee under the Lease shall be equal to the aggregate payments due and payable as Interest on the Loans and Yield on the Certificate Amounts on each Payment Date; (ii) if Lessee elects the Early Termination Option (other than any partial purchases pursuant to Section 18.1(b) of the Lease), the Purchase Option or becomes obligated or otherwise elects to purchase the Leased Property under the Lease, then the Loans, the Certificate Amounts, all Interest, Yield and Fees and all other obligations of Lessee owing to Lessor and the Participants shall be paid in full by Lessee; (iii) if Lessee properly elects the Sale Option with respect to the Leased Property, and subject to ARTICLES XX and XXI of the Lease, Lessee shall only be required to pay to Administrative Agent the proceeds of the sale of the Leased Property, the Sale Option Recourse Amount with respect to the Leased Property and any amounts due pursuant to SECTION 20.2 of the Lease (which aggregate amounts may be less than the Lease Balance), together with all other amounts due and payable by Lessee; and (iv) upon an Event of Default resulting in an acceleration of Lessee's obligation to purchase the Leased Property under the Lease at any time, the amounts then due and payable by Lessee under the Lease shall include all amounts necessary to pay in full the Lease Balance, PLUS, to the extent not included in the Lease Balance, all other amounts then due from Lessee to the Participants under the Operative Documents.

         SECTION V.3.  DISTRIBUTION.

                  (a) Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by Administrative Agent shall be distributed by Administrative Agent to the Participants, PRO RATA in accordance with, and for application to, the amount of Interest and Yield then due on the Loans and the Certificate Amounts, as well as any overdue interest due to each Lender or Certificate Holder (to the extent permitted by Applicable Laws).

                  (b) Any payment received by Administrative Agent as a result of:

                  (i) the purchase of all of the Leased Property in connection with Lessee's exercise of its Early Termination Option or the Purchase Option under SECTION 18.1(a) or 19.1 of the Lease,

                  (ii) Lessee's compliance with its obligation to purchase (or cause its designee to purchase) the Leased Property in accordance with the Lease,

                  (iii) the payment of the Lease Balance in accordance with
         SECTION 15.1 of the Lease, or

                  (iv) Lessee failing to fulfill one or more of the conditions to the exercise of the Sale Option and Administrative Agent's receipt of the Lease Balance from Lessee pursuant to SECTION 20.1 of the Lease, shall be distributed by Administrative Agent to pay in full the Participant Balance of each Participant, and any payment received by Administrative Agent as a result of funds remaining in the Tenant Improvement Account as of the Expiration Date, shall be distributed pro rata among the Participants.

                  (c) The payment by Lessee of the Sale Option Recourse Amount to Administrative Agent in accordance with SECTION 20.1 of the Lease upon Lessee's exercise of the Sale Option shall be distributed by Administrative Agent in the following amounts and order of priority:

                  FIRST, on a pro rata basis based on their respective shares of the Loan Balance, to the Lenders for application to pay in full the Loan Balance owing to them; and

                  SECOND, on a pro rata basis based on their respective shares of the Certificate Balance, to the Certificate Holders to pay in full the Certificate Balance.

                  (d) Any payments received by Administrative Agent as Gross Proceeds from the sale of the Leased Property pursuant to Lessee's exercise of the Sale Option pursuant to ARTICLE XX of the Lease, together with any payment made by Lessee as a result of an appraisal pursuant to SECTION 13.3, shall be distributed by Administrative Agent upon receipt thereof in the following order of priority:

                  FIRST, on a pro rata basis based on their respective shares of the Loan Balance, to the Lenders for application to pay in full the Loan Balance;

                  SECOND, on a pro rata basis based on their respective shares of the Certificate Balance, to the Certificate Holders for application to pay in full the Certificate Balance; and

                  THIRD, the balance, if any, shall be promptly distributed to, or as directed by, Lessee.

                  (e) All payments of Supplemental Rent received by Administrative Agent (excluding any amounts payable pursuant to the preceding provisions of this SECTION 5.3) shall be distributed promptly by Administrative Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

                  (f) Notwithstanding any other provision of this SECTION 5.3, any Excepted Payment received at any time by Administrative Agent shall be distributed promptly to the Person entitled to receive such Excepted Payment pursuant to the Operative Documents.

                  (g)(i) All payments received and amounts realized by Administrative Agent as a result of an Event of Default (including any amounts received by Administrative Agent in connection with (x) any sale of all or any part of the Leased Property as a result of an Event of Default or (y) any Casualty or Condemnation after the occurrence and during the continuance of an Event of Default (if not paid to Lessee for restoration) shall be distributed by Administrative Agent in the following order of priority:

                  FIRST, so much of such payments or amounts as shall be required to pay the then existing or prior Participants the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Participant without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

                  SECOND, on a pro rata basis based on their respective shares of the Loan Balance, to the Lenders for application to pay the Loan Balance in full;

                  THIRD, on a pro rata basis based on their respective shares of the Certificate Balance, to the Certificate Holders for application to pay the Certificate Balance in full; and

                  FOURTH, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, Lessee.

                  (ii) During the occurrence and continuance of an Event of Default, all amounts (other than Excepted Payments) received or realized by Administrative Agent and otherwise distributable pursuant to SECTIONS 5.3(a) and 5.3(b) shall be distributed as provided for in CLAUSE (g)(i) above.

                  (h)(i) Subject to SECTIONS 5.3(h)(ii) and 5.3(h)(iii), any payment received by Administrative Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this
SECTION 5.3 shall be distributed PRO RATA among the Lenders and the Certificate Holders for application to pay the Loan Balance and the Certificate Balance as applicable, without priority of one over the other, in the proportion that the Participant Balance of each bears to the Lease Balance.

                  (ii) Except as otherwise provided in SECTIONS 5.3(a), 5.3(b) and 5.3(g)(i), all payments received and amounts realized by Administrative Agent under the Lease or otherwise with respect to the Leased Property, or any proceeds thereof, to the extent received or realized at any time after an indefeasible payment in full of the Participant Balances of all of the Participants and all other amounts due and owing to the Participants, shall be distributed forthwith by Administrative Agent to, or as directed by, Lessee.

                  (iii) Any payment received by Administrative Agent for which provision as to the application thereof is made in an Operative Document, but not elsewhere in this SECTION 5.3, shall be distributed forthwith by Administrative Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

                  (i) Any amounts payable to Administrative Agent as a result of a Casualty or Condemnation pursuant to SECTION 14.1 of the Lease shall be distributed as follows: (x) if a Termination Notice shall have been given, all amounts that are to be applied to the purchase price of the Leased Property in accordance with SECTION 15.1(b) of the Lease shall be distributed by Administrative Agent in accordance with SECTION 5.3(b); or if a Termination Notice is not given, any proceeds are to be used in accordance with clause (y) below, and any excess proceeds shall be distributed by Administrative Agent in accordance with SECTION 5.3(b); and (y) all amounts payable to Lessee for the restoration or repair of damage caused by such Casualty or Condemnation in accordance with SECTION 14.1(a) of the Lease shall be distributed to, or as directed by, Lessee.

                  (j) To the extent any payment made to any Participant is insufficient to pay in full the Participant Balance of such Participant, then each such payment shall first be applied to accrued Interest or Yield, as applicable, and then to principal outstanding on the Loans or the Certificate Amounts, as applicable.

         SECTION 5.4. ADJUSTMENTS. If any Participant (a "BENEFITTED PARTICIPANT") shall at any time receive any payment of all or part of its Loan or Certificate Amount, as applicable, or Interest or Yield thereon, as applicable, or receive any of the collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise), in an amount greater than the amount to which such Participant was entitled pursuant to SECTION 5.3, such Participant shall return such amount or collateral to Administrative Agent for distribution to the Person(s) entitled thereto in accordance with SECTION 5.3; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Participant, such excess payment or benefits, as applicable, shall be returned to the Benefitted Participant, to the extent of such recovery, but without interest.


                                  ARTICLE VI
                        CONDITIONS PRECEDENT TO ADVANCE

         SECTION VI.1. CONDITIONS PRECEDENT TO ADVANCE. The obligations of Lessor (through Administrative Agent) to make the Advance on the Advance Date, the obligations of the Certificate Holders to Fund the related Certificate Amounts on the Advance Date and the obligation of the Lenders to make the related Funding of their Loans on the Advance Date are subject to the satisfaction or waiver of each of the following conditions precedent:

                  (a) RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC. OF LESSEE AND GUARANTOR.

                  (i) Lessee shall have delivered to Administrative Agent (A) a good standing certificate with respect to Lessee from the Secretary of State of the State of Colorado issued by such office no earlier than thirty (30) days prior to the Advance Date and (B) an Officer's Certificate of Lessee substantially in the form of EXHIBIT B-1, attaching and certifying as to (1) the corporate authority for the execution, delivery and performance by Lessee of each Operative Document to which it is or will be a party, (2) its organizational documents, (3) its by-laws and (4) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

                  (ii) Guarantor shall have delivered to Administrative Agent
         (A) a good standing certificate with respect to Guarantor from the Office of the Secretary of State of the State of Delaware issued by such office no earlier than thirty (30) days prior to the Advance Date and (B) an Officer's Certificate of Guarantor substantially in the form of EXHIBIT B-2, attaching and certifying as to (1) the corporate authority for the execution, delivery and performance by Guarantor of each Operative Document to which it is or will be a party, (2) its organizational documents, (3) its by-laws and (4) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

                  (b) RESPONSIBLE OFFICER'S CERTIFICATES OF LESSEE AND GUARANTOR. Administrative Agent shall have received a Responsible Officer's Certificate of Lessee and Guarantor, in substantially the form of EXHIBITS C-1 AND C-2 attached hereto, dated as of the Advance Date, stating on behalf of Lessee and Guarantor, respectively, that: (i) each and every representation and warranty of Lessee and Guarantor contained in each Operative Document to which it is a party is true and correct on and as of the Document Closing Date, except to the extent such representation or warranty relates solely to an earlier date, in which case such certificate shall state that such representation or warranty shall have been true and correct on and as of such earlier date; (ii) no Default, Event of Default, Casualty or Condemnation has occurred and is continuing, and each of Lessee and Guarantor, each after due inquiry and investigation is not aware of any existing or threatened condemnations, actions, suits or proceedings with respect to all or any portion of the Leased Property; (iii) each Operative Document to which Lessee or Guarantor is a party is in full force and effect with respect to it; and (iv) each of Lessee and Guarantor has duly performed and complied in all material respects with all covenants contained herein or in any other Operative Document required to be performed by it on or prior to the Advance Date.

                  (c) CERTIFICATE OF LESSOR. Administrative Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of Bank substantially in the form of EXHIBIT B-3 attaching and certifying as to (A) the corporate authority for the execution, delivery and performance by Bank of each Operative Document to which it is or will be a party in its individual capacity or as Lessor, (B) its organizational documents, (C) its by-laws and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party in its individual capacity or as Lessor and (ii) a certificate as to the authority of the Bank to conduct banking business and exercise fiduciary powers from the Comptroller of the Currency.

                  (d) OPINIONS OF COUNSEL. Administrative Agent and the Participants shall have received opinions of counsel dated the Advance Date substantially in the forms of EXHIBITS D-1, D-2 and D-3 with respect to the Operative Documents executed and delivered in connection with the Advance Date and the perfection and validity of the Administrative Agent's Liens in the Leased Property and the other TeleTech Collateral. Lessor, Administrative Agent and the Participants shall also have received opinions of counsel, in form and content satisfactory to such parties, as to the sufficiency in form of the Financing Statements to be filed and/or recorded in the State of Colorado and the State of Connecticut and the location of such filing and recording as is necessary to perfect the interests of such parties in the collateral described in such Financing Statements.

                  (e) ADVANCE REQUEST. Administrative Agent shall have received a fully executed counterpart of the Advance Request, executed by Lessee in accordance with SECTION 3.2(a). The delivery of the Advance Request and the acceptance by Lessee of the proceeds of the Advance shall constitute a representation and warranty by Lessee that on the Advance Date (both immediately before and after giving effect to the making of the Advance and the application of the proceeds thereof), the statements made in SECTION 8.2 are true and correct as of such date.

                  (f) TAXES. Any and all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents and the acquisition of the Land and the Facility shall have been paid or provisions for such payment shall have been made by Lessee to the satisfaction of Administrative Agent.

                  (g) APPRAISAL AND IMPROVEMENTS MATTERS. Not less than fifteen
(15) days prior to the Advance Date, Lessee shall have delivered to Lessor and each Participant:

                  (i) an appraisal (the "APPRAISALS") in form and substance satisfactory to each of the Participants (by the use of appraisal methods satisfactory to the Participants) which will set forth the Fair Market Value of the Leased Property (with an allocation of such amount to (i) the Land and the Facility and (ii) the Release Parcel) as of the
         (A) the Acquisition Date, and (B) last day of the Base Term and each Lease Renewal Term. The Appraisals shall be prepared in accordance with FIRREA and be performed by the Appraiser.

                  (h) ENVIRONMENTAL REVIEW. Not less than five (5) Business Days prior to the Advance Date, each Participant, Lessor and Administrative Agent shall have received the Environmental Audit for the Leased Property, which shall be dated not earlier than November 14, 2000 and addressed to Lessor, Administrative Agent and each Participant, which shall have been approved by Lessor and each Participant in each of their sole and absolute discretion.

                  (i) FILINGS AND RECORDINGS. All filings or recordings enumerated and described in SCHEDULE 6.1(i), as well as all other filings and recordings necessary or advisable, including precautionary financing statements and mortgage filings, reasonably deemed necessary by Administrative Agent to perfect the rights, titles and interests of Lessor and Administrative Agent for the benefit of the Participants intended to be created by the Operative Documents shall have been made in the appropriate places or offices, including any recordings and filings (including, without limitation, any amended and restated recordings and filings) necessary to create, perfect, preserve and protect: (i) Lessor's interest in the Leased Property and any other property and interests included in the Trust Estate, (ii) first mortgage liens and mortgages of record on the Mortgaged Property, subject to Permitted Liens, and (iii) a first priority perfected security interest in all fixtures appurtenant to the Leased Property, subject to Permitted Liens. All recording and filing fees and taxes with respect to any recordings or filings made pursuant to this SECTION 6.1(i) shall have been paid in full by Lessee or funded with the proceeds of the Advance to the extent such fees or taxes constitute Transaction Expenses and sufficient funds from the Advance are available for that purpose after funding the Acquisition Costs, and satisfactory evidence thereof shall have been delivered to Lessor and Administrative Agent, or arrangements for such payment shall have been made by Lessee to the reasonable satisfaction of Administrative Agent.

                  (j) TRANSFER DOCUMENTS. Lessor shall have received from the Seller a warranty deed for the Leased Property (the "DEED"), in conformity with Applicable Laws and Regulations and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to the Leased Property to Lessor, subject only to Permitted Exceptions.

                  (k) FIRPTA AFFIDAVIT. The Seller shall have delivered to Administrative Agent and Lessor (i) a FIRPTA Affidavit in customary form or if Seller is a "foreign person" as defined in Section 1445 of the Code, evidence that a portion of the sales price to be paid to Seller has been withheld, if so required, in accordance with the provisions of the Code and the regulations thereunder and (ii) any comparable form and affidavits required by any state with respect to the purchase and sale of the Leased Property.

                  (l) REQUIREMENTS OF LAW. In the reasonable opinion of Lessor, Administrative Agent and the Participants and their respective counsel, the Overall Transaction does not and will not violate in any respect any material Applicable Law and does not and will not subject any such Person to any material adverse regulatory prohibitions or constraints.

                  (m) ADVANCE DATE. The Advance hereunder shall occur on or prior to December 29, 2000.

                  (n) REPRESENTATIONS AND WARRANTIES. On the Advance Date, the representations and warranties of Lessee and Guarantor herein and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (o) LITIGATION. No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any

Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Participation Agreement, any other Operative Document or any transaction contemplated as part of the Overall Transaction, (ii) that questions the validity of the Operative Documents or the rights or remedies of Lessor, Guarantor, the Administrative Agent or the Participants with respect to Lessee or the Leased Property under the Operative Documents, or
(iii) which in the reasonable judgment of the Required Participants is reasonably likely to have a Material Adverse Effect.

                  (p) SEARCHES. Administrative Agent shall have received a report (which may be included in the commitment for title insurance prepared by the Title Insurance Company with respect to the following matters other than Uniform Commercial Code filings), as of a current date and reasonably acceptable in form and substance to Administrative Agent, of judgment liens, lis pendens, and tax lien filings with respect to Lessee and the Leased Property filed of record in Douglas County, Colorado and Uniform Commercial Code filings for Lessee filed in the Office of the Secretary of State of the State of Colorado and in Douglas County, Colorado, as applicable.

                  (q) SURVEY. Lessee shall have delivered, or shall have caused to be delivered, to Administrative Agent and to the Title Insurance Company an ALTA survey of the Land in a form reasonably satisfactory to the Title Insurance Company (and including any applicable flood zone designation (with property annotations based on Federal Flood Insurance Rate Maps or the local equivalent) by scaled map location and graphic plotting) in order to issue the Title Policies and showing no state of facts unsatisfactory to Administrative Agent.

                  (r) TITLE AND TITLE INSURANCE. Lessor shall have received from the Title Insurance Company a current ALTA 1970 owner's policy of title insurance with respect to the Leased Property, including the Land, the Facility and the Tenant Improvements (or an irrevocable commitment for the issuance thereof), reasonably acceptable in form and substance to Administrative Agent (the "OWNER'S POLICY"), insuring that Lessor has good and indefeasible title to the Leased Property, subject to other exceptions to title as are reasonably acceptable to each Participant, in an amount equal to the aggregate Commitments, together with complete, legible copies of all encumbrances, maps and surveys of record. Administrative Agent, for the benefit of the Participants, shall have received from the Title Insurance Company (or an irrevocable commitment for the issuance thereof), an ALTA 1970 lenders' policy of title insurance (the "LENDERS' POLICY"; and, together with the Owner's Policy, the "TITLE POLICIES"), reasonably acceptable in form and substance to

Administrative Agent, insuring the Lien of the Deed of Trust as a valid first priority Lien against the Mortgaged Property, subject to such exceptions to title as are reasonably acceptable to Administrative Agent, in an amount equal to the aggregate Commitments, together with complete, legible copies of all encumbrances and plats of record. The Title Policies shall be dated as of the Advance Date and, to the extent permitted under Applicable Laws, shall:
(x) contain affirmative endorsements as to mechanics' liens, doing business, usury, Form 3.0 zoning, Form B-1 comprehensive coverage, encroachments, the nonviolation of covenants and restrictions, variable rate, survey and creditor's rights exception revisions and revision of the standard tax exception, (y) contain endorsements or other assurances acceptable to Administrative Agent in its sole discretion, regarding the effect of recharacterization of the Lease and (z) contain such other endorsements as shall reasonably be requested by Administrative Agent.

                  (s) INSURANCE. Insurance complying with the provisions of
Article XIII of the Lease shall be in full force and effect as evidenced by certificates of insurance, broker's reports or insurance binders delivered to Administrative Agent and Lessor, all in form and substance reasonably satisfactory to the Participants.

                  (t) OFFEREE LETTER. Administrative Agent and Lessee shall have received certificate, substantially in the form of EXHIBIT F, from the Arranger, dated the Document Closing Date, with respect to offerees of the Notes and the Certificates (the "OFFEREE LETTER").

                  (u) EVENT OF DEFAULT; SIGNIFICANT CASUALTY, SIGNIFICANT CONDEMNATION. There shall not have occurred and be continuing any Event of Default, and no Event of Default shall have occurred after giving effect to the making of the Advance requested by the Advance Request, and Lessee shall not have received a Termination Notice pursuant to SECTION 15.1 of the Lease.

                  (v) COMMITMENT AMOUNT. After giving effect to the Advance, the aggregate amount of the Advance shall not exceed the Aggregate Commitment Amount and the aggregate amount Funded by each Participant shall not exceed the Available Commitment of such Participant.

                  (w) NO MATERIAL ADVERSE CHANGE. Immediately prior to, and after giving effect to, the Advance, there shall have occurred (i) no material adverse change with respect to the Leased Property or (ii) any change in the financial condition of Lessee or Guarantor which could reasonably be expected to have a Material

Adverse Effect in the reasonable judgment of the Required Participants.

                  (x) TRANSACTION EXPENSES. Lessee shall have paid all applicable Transaction Expenses or such payments shall be made out of the requested Advance to the extent funds are available for such purpose after funding all other Acquisition Costs and after funding all Tenant Improvement Costs into the Tenant Improvement Account.

                  (y) TENANT IMPROVEMENT ACCOUNT. Administrative Agent shall have arranged for the establishment of the Tenant Improvement Account maintained with Administrative Agent.

All documents and instruments required to be delivered on the Advance Date shall be delivered at the offices of Mayer, Brown & Platt, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071, or at such other location as may be determined by Administrative Agent and Lessee.


                                   ARTICLE VII
                               TENANT IMPROVEMENTS

         SECTION VII.1. TENANT IMPROVEMENTS.

                  (a) COMPLETION OF TENANT IMPROVEMENTS. Lessee shall use the aggregate amounts Funded on the Advance Date into the Tenant Improvement Account for Tenant Improvement Costs and Transaction Expenses, as indicated on the Advance Request, and disbursed to Lessee in accordance with the terms of this
SECTION 7, to reimburse Lessee for the costs actually incurred in connection with the construction of the Tenant Improvements and any remaining Transaction Expenses, and Lessee shall construct the Tenant Improvements in accordance with Applicable Law, the Plans and Specifications prepared therefor and good engineering and construction practices. The Tenant Improvements including any change or modification thereof shall comply with the requirements set forth at
Section 10 of the Lease. Lessee shall cause the Completion of the Tenant Improvements by no later than the Expiration Date.

                  (b) DISBURSEMENT PROCEDURE. For disbursement of funds from the Tenant Improvement Account, Lessee shall deliver to Administrative Agent an officer's certificate, executed by a Responsible Officer of Lessee, stating the disbursement amount requested from the Tenant Improvement Account, and with a statement describing (in sufficient detail as is satisfactory to the Administrative Agent and the Participants) (x) the costs actually incurred in connection with the construction of the Tenant

Improvements, or (y) any Transaction Expenses actually incurred To the extent Lessee requests a disbursement from the Tenant Improvement Account to pay for costs and expenses actually incurred in connection with acquiring any FF&E, Lessee shall deliver, along with the Officer's Certificate referred to above, a description of the FF&E so acquired by Lessee, and such FF&E shall automatically constitute a part of the Leased Property covered by the Lease and the other Operative Documents. Upon Administrative Agent's or any Participant's request, Lessee shall deliver additional evidence (such as billing invoices, check stubs, vouchers or receipts) satisfactory to such parties demonstrating Lessee's actual expenditures for such Tenant Improvement Costs or Transaction Expenses, as applicable. Promptly after Administrative Agent's receipt of such materials, satisfactory to Administrative Agent in all material respects, Administrative Agent shall advance the appropriate amount of funds to Lessee. Lessee shall pay all costs associated with the establishment, maintenance or termination of the Tenant Improvement Account. Administrative Agent shall have a first priority lien on the amounts in the Tenant Improvement Account until all such amounts are released to fund the Tenant Improvement Costs. Lessee agrees that the Tenant Improvement Account shall at all times be under the sole dominion and control of the Administrative Agent.

                  (c) LESSEE'S CERTIFICATION. Within fifteen (15) Business Days following completion of the Tenant Improvements in accordance with the Plans and Specifications, Lessee shall furnish to Administrative Agent a certification of Lessee (substantially in the form of Exhibit I) as follows:

                  (i) the Tenant Improvements have been completed in all material respects in accordance with the Plans and Specifications, and the Tenant Improvements, as so completed, and the Leased Property comply in all material respects with all Applicable Laws.

                  (ii) the representations and warranties of Lessee with respect to the Leased Property set forth in SECTION 8.2 are true and correct in all material respects as of the date of Completion. All amounts owing to third parties for the Tenant Improvement Costs have been paid in full (other than contingent obligations for which adequate reserves have been made).

                  (d) TENANT IMPROVEMENT PROGRESS INFORMATION. Lessee shall furnish or cause to be furnished to Lessor or, if requested in lieu thereof, Administrative Agent, upon request (but, so long as no Event of Default has occurred and is continuing, not more than once per calendar month) on forms approved by Administrative

Agent, such details concerning the progress of the Tenant Improvements as Lessor or Administrative Agent, as applicable, shall reasonably require, including: (i) the costs incurred to date and the percentage of Completion, and (ii) copies of the Plan and Specifications and any modifications or changes thereto.

                  (e) EXCESS CONSTRUCTION COSTS; REMAINING FUNDS. Lessee shall be responsible for the payment of any costs or expenses to complete the Tenant Improvements in excess of the Tenant Improvement Costs. On the Expiration Date, any remaining funds in the Tenant Improvement Account after Lessee has been reimbursed for those Tenant Improvement Costs and Transaction Expenses it has actually incurred to that date (for which Lessee has not been previously reimbursed), shall be automatically disbursed to Administrative Agent to be distributed to the Participants as a repayment of a portion of the Lease Balance in accordance with SECTION 5.3(B). Additionally, upon an Event of Default, Administrative Agent shall have the right to withdraw any and all funds then on deposit in the Deposit Account for distribution to the Participants as a repayment of a portion of the Lease Balance in accordance with Section 5.3(g).

                  (f) PERMITTED INVESTMENTS. So long as no Event of Default has occurred, the Administrative Agent may invest funds on deposit in the Tenant Improvement Account in Permitted Investments in accordance with the requests of Lessee so long as the Administrative Agent has first received an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, that the Administrative Agent will have a perfected security interest, for the benefit of the Participants in the requested Permitted Investments. Without affecting any other requirements or obligations under this Participation Agreement with respect to the Tenant Improvement Account or such Permitted Investments and, subject to the satisfaction of the foregoing opinion requirement, the Administrative Agent may, and if requested by Lessee will, hold title to the Permitted Investments, in its capacity as the Administrative Agent. None of Administrative Agent, Lessor or any Participant shall bear any liability for any losses on such investments or any penalty arising from the withdrawal of any such funds, except as the result of acts of gross negligence or willful misconduct on the part of such party. All income from investment in the Tenant Improvement Account shall be taxable to the Lessee, and Administrative Agent shall prepare and distribute to Lessee, as required, Form 1099 or other appropriate Federal and state income tax forms with respect to such income. Lessee agrees that the Tenant Improvement Account shall at all times be under the sole dominion and control of the Administrative Agent.

                                  ARTICLE VIII

                                 REPRESENTATIONS

         SECTION VIII.1. REPRESENTATIONS OF THE PARTICIPANTS. As of the date of its execution of this Participation Agreement, each Participant represents and warrants, severally and only as to itself, to the other Participants, Lessor, the Administrative Agent, Lessee and Guarantor that:

                  (a) ERISA. Such Participant is not and will not be making its Loans or funding Certificate Amounts hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or a "plan" (as defined in Section 4975(e)(1) of the Code).

                  (b) STATUS. Such Participant is a commercial bank, branch or agency of a foreign bank or other similar financial institution, or an Affiliate thereof.

                  (c) POWER AND AUTHORITY. Such Participant has the requisite power and authority to enter into and perform its obligations under the Operative Documents to which it is a party.

                  (d) LESSOR LIENS. There are no Lessor Liens attributable to such Participant upon the Lease or the Leased Property.

                  (e) ORGANIZATION, ETC. Such Participant is a corporation or banking association duly organized, validly existing and in good standing under the laws of the State or jurisdiction of its creation.

                  (f) INVESTMENT. The Certificate or Note being acquired by such Participant is being acquired by such Participant for investment and not with a view to or in connection with the resale or distribution of such interest or any part thereof, but without prejudice, however, to the right of such Participant at all times to sell or otherwise dispose of all or any part of such interest under a registration available under the Securities Act or under an exemption from such registration available under the Securities Act, it being understood that (subject to the Securities Act) the disposition by the undersigned of the Certificate or Note to be purchased by such Participant shall, at all times, remain entirely within its control.

                  (g) OFFER OF SECURITIES, ETC. Neither such Participant nor any Person authorized to act on its behalf has, directly or indirectly, offered to sell the Notes, the Certificates or any other similar securities (the sale or offer of which would be integrated with the sale or offer of the Notes or the Certificates), for sale to, or solicited any offer to acquire any of the same from, any Person.

                  (h) NO REGISTRATION. Such Participant understands and acknowledges that (1) neither the Notes and the Certificates nor the Guarantees have been or will be registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act, (2) neither the Notes and the Certificates nor the Guarantees have been or will be registered or qualified under the securities or "blue sky" laws of any jurisdiction, (3) the Notes and the Certificates (including the Guarantees) may be resold (which resale is not currently contemplated, or otherwise transferred only if so registered or qualified or if an exemption from registration or qualification is available, (4) none of Lessee, Lessor or the Administrative Agent is required to register the Notes or the Certificates, and (5) any transfer must comply with the provisions of the Operative Documents relating thereto. Such Participant will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes or the Certificates held by it.

                  (i) INSTITUTIONAL INVESTOR. Such Participant is a sophisticated institutional investor and is an "accredited investor" as defined in paragraph (1), (2), (3) or (7) of Rule 501(a) of the Securities Act, and has substantial knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes or the Certificates (and the Guarantees) and is able to bear the economic risk of such investment for an indefinite period of time. Such Participant has been given all such information concerning the Notes and the Certificates (and the Guarantees), the other Operative Documents, the Leased Property, Lessor, Lessee and Guarantor as it has requested.

                  (j) LEGEND. Such Participant understands and acknowledges that the Note or Certificate which it is acquiring will bear a legend as set forth in the form of Note included in the Loan Agreement or the form of Certificate included in the Trust Agreement, as applicable.

                  The making of any Loan or the advancing of any Certificate Amount on the Advance Date shall constitute an affirmation by the subject assignee or acquiring Participant of each of the preceding representations and warranties.

         SECTION VIII.2. REPRESENTATIONS OF LESSEE AND GUARANTOR. Each of Lessee and Guarantor, jointly and severally, represents and warrants to each of the other parties hereto as of the Document Closing Date and the Advance Date that:

                  (a)      CORPORATE EXISTENCE AND POWER.   Each of Lessee and
Guarantor:

                  (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (ii) has the corporate power and authority, the legal right and all governmental licenses, authorizations, consents and approvals to own its assets, to lease the property (including the Leased Property) it operates as lessee, to carry on its business and to execute, deliver and perform its obligations under the Operative Documents;

                  (iii) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                  (iv) is in compliance with all Requirements of Law;

except in each case referred to in CLAUSE (iii) or (iv) of this SECTION 8.2, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by Lessee and Guarantor of this Participation Agreement and each other Operative Document to which such Person is or will be party have been duly authorized by all necessary corporate action and do not and will not:

                  (i) contravene the terms of any of Lessee's or Guarantor's Organic Documents;

                  (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any document evidencing any obligations to which Lessee or Guarantor is a party (including any indenture, loan agreement, mortgage, deed of trust, contract or other agreement) or any order, injunction, writ, decree or permit of any Governmental Authority to which Lessee or Guarantor or any of such Person's property is subject; or

                  (iii) violate any Applicable Law (including, without limitation, Regulation U or Regulation X).

                  (c) GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by or notice to, or filing with any Governmental Authority or any other Person is necessary or required by or in respect of Lessee or Guarantor in connection with the execution, delivery or performance by, or enforcement against, Lessee or Guarantor, or the validity or enforceability of any Operative Document.

                  (d) BINDING EFFECT. This Participation Agreement and each other Operative Documents to which Lessee or Guarantor is a party have been or will be duly executed and delivered on behalf of Lessee or Guarantor, as applicable, and constitutes the legal, valid and binding obligation of Lessee or Guarantor to the extent it is a party thereto, enforceable against such Person in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  (e) LITIGATION. Except as set forth in SCHEDULE 7.2(e), there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of Lessee and Guarantor, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority against Lessee or Guarantor, or any of their respective properties:

                  (i) which purport to affect or pertain to this Participation Agreement or any other Operative Documents or the Overall Transaction; or

                  (ii) as to which (either individually or in the aggregate) there exists a substantial likelihood of an adverse determination, which determination could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Participation Agreement or any other Operative Document, or directing that the Overall Transaction not be consummated as herein or therein provided.

                  (f) NO DEFAULT. No Default or Event of Default exists or would occur as a result of, or after giving effect to, the Advance or the Overall Transaction. Neither Lessee nor Guarantor is in default under or with respect to any contractual obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Document Closing Date, create an Event of Default.

                  (g) ERISA COMPLIANCE. Except as specifically disclosed in SCHEDULE 7.2(g),

                  (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of Guarantor, nothing has occurred which would cause the loss of such qualifications. Guarantor and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (ii) There are no pending or, to the best knowledge of Guarantor, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (iii) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) the Pension Plans do not have aggregate Unfunded Pension Liabilities in excess of $1,000,000; (C) neither Guarantor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither Guarantor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (E) neither Guarantor nor any ERISA Affiliate has engaged in a transaction that could be subject to
         Section 4069 or 4212(c) of ERISA.

                  (h) TITLE TO PROPERTIES. Each of Lessee and Guarantor has good title in fee simple to, or a valid leasehold interest in, all real property necessary or used in the ordinary conduct of its respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (i) TAXES. Lessee and Guarantor have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or on their properties, income or assets otherwise due and payable, expect those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Lessee or Guarantor that would, if made, have a Material Adverse Effect.

                  (j) FINANCIAL CONDITION. (i) Each of (A) the audited consolidated financial statements of Guarantor and its subsidiaries as of December 31, 1999 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and (B) the unaudited consolidated financial statements of Guarantor and its subsidiaries as of September 30, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the period ended on that date:

                           (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                           (y) fairly present the financial position of Guarantor and its subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                           (z) except as specifically disclosed in SCHEDULE 7.2(j), show in accordance with GAAP all material indebtedness and other liabilities, direct or contingent, of Guarantor and its consolidated subsidiaries as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.

                  (ii) Since December 31, 1999 there has been no Material Adverse Effect.

                  (k) ENVIRONMENTAL MATTERS. (i) Except as specifically disclosed in SCHEDULE 7.2(k), the ongoing operations of Lessee and Guarantor comply in all respects with all Environmental Laws, except such noncompliance which would not (if enforced in accordance with Applicable Law) result in liability in excess of $1,000,000 in the aggregate.

                  (ii) Except as specifically disclosed in SCHEDULE 7.2(k) Lessee and Guarantor have obtained all material licenses, permits, authorization and registrations required under any Environmental Law and necessary for their respective ordinary course operations ("ENVIRONMENTAL PERMITS"), all such Environmental Permits are in good standing and Lessee and Guarantor are in compliance with all material terms and conditions of such Environmental Permits.

                  (iii) Except as specifically disclosed in SCHEDULE 7.2(k), none of Lessee, Guarantor, or any of their respective present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to (I) any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance or (II) any claim, proceeding or written notice from any Person regarding any Environmental Law, Environmental Claim or Hazardous Substance.

                  (iv) Except as specifically disclosed in SCHEDULE 7.2(k), there are no Hazardous Substance or other conditions or circumstances exiting with respect to any property of Lessee or Guarantor, or arising from operations prior to the Advance Date of Lessee or Guarantor that would reasonably be expected to give rise to Environmental Claims with a potential liability in excess of $5,000,000 in the aggregate for all such conditions, circumstances and properties. In addition, to Lessee's and Guarantor's knowledge, (I) neither Lessee nor Guarantor has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Substance off-site, which in any such case could reasonably be expected to have a Material Adverse Effect, and
         (II) Lessee and Guarantor have met all material notification requirements under Title III of CERCLA and all other Environmental Laws.

                  (l) REGULATED ENTITIES. None of Lessee, Guarantor or any Person controlling Lessee and Guarantor is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither Lessee nor Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                  (m) NO BURDENSOME RESTRICTIONS. Neither Lessee nor Guarantor is a party to or bound by any Business Obligations, or subject to any restriction in any charter or other organizational document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect, other than any Material

Adverse Effect arising as a result of any reduction in billable services provided by Lessee or Guarantor or any termination of any customer service agreement (in either case, by parties other than Lessee and Guarantor) pursuant to any provision included in the Business Obligations.

                  (n) COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Lessee and Guarantor own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective business and the Leased Property, without infringing upon or violating the legal rights of any other Person. To the best knowledge of Lessee and Guarantor, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Lessee or Guarantor infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to Lessee and Guarantor's knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of Lessee and Guarantor, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  (o) FULL DISCLOSURE. None of the representations or warranties made by Lessee or Guarantor in the Operative Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Lessee or Guarantor in connection with the Operative Documents (including the offering and disclosure materials delivered by or on behalf of Lessee and Guarantor to the Participants prior to the Document Closing
Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                  (p) CHIEF EXECUTIVE OFFICES OF LESSEE. The Lessee's "place of business" or "chief executive office" (if it has more than one place of business), as such terms are used in Section 9-103(3) of the UCC, are located at 1700 Lincoln Street, Denver, Colorado.

                  (q) SOLVENCY. Each of Lessee and Guarantor is, and after the making of the Advance and the consummation of the Overall Transaction will be, Solvent.

                  (r) APPRAISAL DATA. Taken as a whole, the information provided by Guarantor, Lessee and their Affiliates to the Appraiser was true and correct in all material respects when provided, and when provided did not omit any information known to Lessee, Guarantor or any such Affiliate regarding the title, physical condition, or use of the Leased Property or any of their Affiliates which Lessee or Guarantor or any of their Affiliates knew or should reasonably have known was necessary to make the information provided not materially misleading.

                  (s) UTILITIES. All water, sewer, electric, gas, telephone and drainage facilities, all other utilities required to adequately service the Leased Property for its intended use and means of access between the Facility and public highways for pedestrians and motor vehicles will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). No fire or other casualty has occurred. All utilities serving the Leased Property, or proposed to serve the Leased Property in accordance with the Plans and Specifications, are or will be located in, and vehicular access to the Leased Property, including to the Facility, is provided by, either public rights-of-way abutting the Leased Property or Appurtenant Rights.

                  (t) LEASED PROPERTY. The contemplated use of the Leased Property by Lessee and its agents, assignees, employees, lessees, licenses and tenants will comply in all material respects with all Applicable Laws (including, without limitation, all zoning and land use laws and Environmental Laws) and Insurance Requirements. With respect to the Leased Property, all material licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of- way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the Leased Property, (y) construction of the Tenant Improvements in accordance with the Plans and Specifications and (z) the use, occupancy and operation of the Leased Property have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation as applicable.

                  (u) FLOOD HAZARD AREAS. No portion of the Leased Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority. If the Leased Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, then, to the extent required by Applicable Laws, flood insurance has been obtained by Lessee in accordance with the National Flood Insurance Act of 1968, as amended.

                  (v) OWNERSHIP, NATURE, CONDITION AND USE OF THE LEASED
PROPERTY.

                  (i) Lessee has the contractual right to acquire the fee interest in the Leased Property free and clear of all liens other than Permitted Liens and has the contractual right to, and on the Acquisition Date will transfer such acquisition rights to Lessor. None of Guarantor, Lessee or any of their Affiliates is a party to any contract or agreement to sell, transfer or encumber any interest in the Leased Property or any part thereof, other than pursuant to this Participation Agreement and the Lease.

                  (ii) The Leased Property is located in the State of Colorado, County of Douglas. The Leased Property and any present use and presently anticipated future use thereof by Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants comply in all material respects with all Applicable Laws (including zoning and land use laws and Environmental Laws), except for such instances of non- compliance that would not have, individually or in the aggregate, a Material Adverse Effect, and Insurance Requirements. No notices, complaints or orders of violation or non-compliance or liability have been issued or, to the best knowledge of Lessee and Guarantor, threatened by any Person with respect to the Leased Property or the present or intended future use thereof, except for such violations and instances of non-compliance as could not have, individually or in the aggregate, a Material Adverse Effect, and neither Lessee nor Guarantor is aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders.

                  (w) PERFECTION OF SECURITY INTEREST; FILINGS. The Lease constitutes an enforceable, first priority lien of record and perfected security interest of record in Lessee's interest in the Leased Property in favor of Lessor, subject to Permitted Liens, as against all Persons, including Lessee and its creditors. Except for the filings and recordings listed in SCHEDULE 6.1(j) (which filings or recordings, or arrangements therefor meeting the requirements specified herein, shall have been duly made on or before the Advance Date (including the payment of any fees or taxes relating to any of the foregoing)), no other filings or recordings are necessary to validly and effectively convey to Lessor good and marketable fee simple title in the Leased Property, and Administrative Agent has a valid and enforceable first priority Lien for the benefit of the Participants on the Leased Property and the other TeleTech Collateral free and clear of all other Liens, other than Permitted Liens. Neither Lessee, Guarantor nor any of their Affiliates has created, consented to, incurred or suffered to exist any Lien upon the Leased Property, other than Permitted Liens.

                  (x) OFFER OF SECURITIES, ETC. Neither Lessee or Guarantor, nor any Person authorized to act on behalf of either of them, has directly or indirectly offered the Notes or the Certificates (including the related Guarantees) or any other similar securities (the sale or offer of which would be integrated with the sale or offer of the Notes, the Certificates or the Guarantees), for sale to, or solicited any offer to acquire any of the same from, any Person other than the Participants and other "accredited investors" (as defined in the Regulation D of the SEC), each of whom was offered a portion thereof at private sale for investment.

         SECTION VIII.3. REPRESENTATIONS OF LESSOR. The Bank, in its individual capacity and not as Lessor (except to the extent specifically provided for below), represents and warrants to each of the other parties hereto as follows:

                  (a) CHIEF EXECUTIVE OFFICE. The Bank's chief executive office or place of business (if it has only one place of business) and the place where the documents, accounts and records relating to the Overall Transaction are kept are located at its address set forth in SCHEDULE III.

                  (b) DUE ORGANIZATION, ETC. The Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power and authority to execute, deliver and perform its obligations: (i) in its individual capacity under the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Participation Agreement, and (ii) acting as Lessor under the Trust Agreement, under this Participation Agreement and each other Operative Document to which it is or will be a party as Lessor.

                  (c) DUE AUTHORIZATION; ENFORCEABILITY, ETC. This Participation Agreement and each other Operative Document to which the Bank is or will be a party have been or will be (to the extent it is to be a party thereto in its individual capacity), duly authorized, executed and delivered by or on behalf of the Bank (in its individual capacity) and are, or upon execution and delivery will be, legal, valid and binding obligations of the Bank (in its individual capacity), enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles. The Operative Documents to which Lessor is a party constitute the legal, valid and binding obligation of Lessor
(acting solely as Lessor under the Trust Agreement, and not in its individual capacity), except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general equitable principles.

                  (d) NO CONFLICT. The execution and delivery by (i) the Bank, in its individual capacity, of the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Participation Agreement and (ii) the Bank, in its capacity as Lessor, of each Operative Document to which Lessor is or will be a party, are not and will not be, and the performance by the Bank, in its individual capacity or as Lessor, as the case may be, of its obligations under each are not and will not be, inconsistent with the articles of association or by-laws of the Bank, do not and will not contravene any Applicable Laws of the United States of America or the State of Connecticut relating to the banking or trust powers of the Bank and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other agreement or instrument to which the Bank is a party or by which it or its properties may be bound or affected.

                  (e) NO APPROVALS, ETC. Neither the execution and delivery by the Bank in its individual capacity or (assuming the due authorization, execution and delivery of the Trust Agreement by each Certificate Holder) as Lessor, as the case may be, of any of the Operative Documents to which it is a party requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, the United States of America or the Governmental Authority of Connecticut governing its banking practices.

                  (f) LESSOR LIENS. The Leased Property is free and clear of all Lessor Liens attributable to the Bank and no act or omission by it has occurred which would give rise to a Lessor Lien attributable to it.

                  (g) LITIGATION. There is no action, proceeding or investigation pending or, to the best knowledge of the Bank, threatened against the Bank or Lessor which questions the validity of any of the Operative Documents, and there is no action, proceeding or investigation pending or, to the best knowledge of the Bank, threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of the Bank or Lessor to perform its obligations under the Operative Documents to which it is a party.

                  (h) SECURITIES ACT. Neither the Bank nor Lessor nor any Person authorized to act on its behalf has offered or sold any interest in the Notes or Certificates (including the Guarantees), or in any similar security relating to the Leased Property, or in any security, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities, to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Lenders, and in the case of the Certificates, the Certificate Holders, each of whom was offered a portion thereof at private sale for investment, and neither the Bank nor Lessor nor any Person authorized to act on its behalf will take any action which would require registration of the offer or sale of any interest in the Notes or Certificates (or the Guarantees) pursuant to the provisions of Section 5 of the Securities Act or any state securities laws.

         SECTION VIII.4. REPRESENTATIONS AND WARRANTIES OF ADMINISTRATIVE AGENT. First Security Bank, National Association, in its individual capacity and not as Administrative Agent (except as specifically provided for below), hereby represents and warrants to each of the other parties hereto that:

                  (a) ORGANIZATION AND AUTHORITY. It is duly organized as a national banking association under the laws of the United States and has the power and authority to enter into and perform its obligations under the Operative Documents.

                  (b) AUTHORIZATION; BINDING EFFECT. The Operative Documents to which Administrative Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Administrative Agent, and this Participation Agreement is, and such other Operative Documents are, or, when so executed and delivered by Administrative Agent will be, valid, legal and binding agreements of Administrative Agent, enforceable against Administrative Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (c) NON-CONTRAVENTION. Neither the execution and delivery by Administrative Agent of the Operative Documents to which it is or will be a party, either in its individual capacity, or as Administrative Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) its charter documents or bylaws; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which it is now a party or by which it or its property, either in its individual capacity, or as Administrative Agent, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Administrative Agent, either in its individual capacity, or as Administrative Agent, or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity, or as Administrative Agent, or both; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any federal banking or Utah Governmental Authority applicable to it in its individual capacity or as Administrative Agent, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Administrative Agent, either in its individual capacity, or as Administrative Agent, or both, to perform its obligations under any Operative Document to which it is or will be a party.

                  (d) ABSENCE OF LITIGATION, ETC. There is no litigation (including derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of Administrative Agent, threatened against it which would be reasonably likely to adversely affect Administrative Agent's ability to perform its obligations under the Operative Documents to which it is or will be a party.

                  (e) GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required by Administrative Agent in connection with the Overall Transaction, except those which have been made or obtained or will be obtained on a timely basis in the ordinary course of Administrative Agent's business, and which are in full force and effect.

                                   ARTICLE IX
                        COVENANTS OF LESSEE AND GUARANTOR

         SECTION IX.1. GENERAL COVENANTS OF LESSEE AND GUARANTOR. Each of Lessee and Guarantor, jointly and severally, covenants and agrees with Lessor, Administrative Agent and each of the Participants that Lessee and Guarantor shall comply with the following provisions of this SECTION 9.1, applicable to it, it being understood that the following covenants are in addition to, and not by way of limitation of, any covenant set forth in the Lease or any other Operative Document to which Lessee or Guarantor is a party.

                  (a) FURTHER ASSURANCES. Each of Lessee and Guarantor, at its cost and expense, will (i) cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Lessor, Administrative Agent or any Participant reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Participation Agreement and the other Operative Documents and the Overall Transaction; and (ii) cause all financing statements (including precautionary financing statements), fixture filings, mortgages and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by the Administrative Agent, any Participant or Lessor in order to establish, preserve, protect and perfect the title and Lien of Lessor and/or Administrative Agent in the Leased Property and Lessor's, Administrative Agent's and/or any Participant's rights under this Participation Agreement and the other Operative Documents.

                  (b) LIENS. Lessee shall not, by any act or omission to act, incur or suffer to exist any Lien on the Leased Property other than Permitted Liens.

                  (c) CHANGE OF NAME OR ADDRESS. Lessee and Guarantor shall each provide Lessor and Administrative Agent thirty (30) days' prior written notice of any change in name, or the address of its chief executive office (or place of business if it has only one place of business) or the office where it keeps its records concerning its accounts and the Leased Property.

                  (d) FINANCIAL AND OTHER INFORMATION. Lessee and Guarantor shall furnish, or cause to be furnished, to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent, with sufficient copies for Lessor and each Participant:

                  (i) As soon as available, but not later than the earlier of
         (i) five (5) days after the filing thereof with the SEC and (ii) 120 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 2000), a copy of the audited consolidated balance sheet of Guarantor and its subsidiaries as of the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Guarantor's or any Subsidiary's records.

                  (ii) As soon as available, but not later than the earlier of
         (i) five (5) days after the filing thereof with the SEC and (ii) 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Guarantor and its subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth in each case in comparative form the figures for the previous fiscal year and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Guarantor and its subsidiaries.

                  (iii) Concurrently with the delivery of the financial statements referred to in SECTION 9.1(d)(i), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

                  (iv) Concurrently with the delivery of the financial statements referred to in SECTION 9.1(d)(i) and (d)(ii) a certificate of the chief financial officer of Guarantor, in the form of EXHIBIT H hereto, (A) demonstrating, in reasonable detail and with the supporting calculations, compliance with the financial covenants set forth in
         SECTION 9.2 or in the Credit Agreement to the extent incorporated by reference herein at SECTION 9.3 and (B) stating that no Event of Default or Default has occurred and is continuing, setting forth details of such Event of Default or Default and the action that Lessee or Guarantor, as applicable, have taken and proposes to take with respect thereto;

                  (v) Concurrently with the delivery of the financial statements referred to in SECTION 9.1(d)(i), (i) a consolidating income statement for such year (which need not be audited), and (ii) a budget for the next succeeding fiscal year.

                  (vi) Concurrently with the delivery of the financial statements referred to in SECTION 9.1(d)(ii), a consolidating income statement for such quarter.

                  (vii) Promptly, copies of all financial statements and reports that Guarantor sends to its shareholders and within five (5) days of filing with the SEC, copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that Guarantor or any subsidiary may make to, or file with, the SEC.

                  (viii) Promptly, such additional information regarding the business, financial or corporate affairs of Guarantor or any subsidiary as the Administrative Agent, at the request of any Participant, may from time to time reasonably request.

                  (ix) Within five Business Days after the occurrence of any event which constitutes an Event of Default or Default, if such occurrence is then continuing notice of such occurrence together with a statement by a Responsible Officer of Guarantor stating the facts with respect thereto and the actions that the Lessee or Guarantor, as applicable, have taken or proposed to take with respect thereto;

                  (x) As soon as possible and in any event within five days after the commencement of litigation against the Lessee, Guarantor, or any of Guarantor's Subsidiaries, or the receipt of a notice of default by the Lessee or Guarantor or any of Guarantor's Subsidiaries, that could reasonably be expected to have a Material Adverse Effect, notice of such litigation or notice of default describing in reasonable detail the facts and circumstances concerning such litigation or default and Lessee's, Guarantor's or Guarantor's Subsidiary's, as applicable, proposed actions in connection therewith; and

                  (xi) Such other information respecting the condition or operations, financial or otherwise, of Lessee, Guarantor or any Subsidiary of Guarantor as any Participant through the Administrative Agent may from time to time reasonably request.

                  (e) RATES. With respect to each determination of Interest and Yield pursuant to this Participation Agreement, the Loan Agreement, the Trust Agreement and Basic Rent under the Lease, Lessee acknowledges and agrees to Sections 2.5, 2.6 and 2.7 of the Loan Agreement, Sections 2.4 and 2.5 of the Trust Agreement, and SECTIONS 4.1, 4.2 and 4.3 (a) hereof and the applicable definitions in APPENDIX 1.

                  (f) OWNERSHIP INTEREST IN LESSEE. Guarantor shall cause Lessee to remain a directly or indirectly wholly-owned Subsidiary of Guarantor.

         SECTION IX.2.  FINANCIAL COVENANTS.

                  (a) DEBT TO EBITDAR RATIO. Guarantor shall not, as of the last day of any fiscal quarter, permit its Debt to EBITDAR Ratio to be greater than
3.0 to 1.0.

                  (b) FIXED CHARGE COVERAGE RATIO. Guarantor shall not, as of the last day of any fiscal quarter, permit its ratio of (a) EBITDAR for the period of four concurrent fiscal quarters than ending to (b) Fixed Charges for such four fiscal quarter period to be less than 2.5 to 1.0.

                  (c) QUARTERLY PROFITABILITY. Guarantor shall have Net Income for each fiscal quarter of at least $1.00.

                  (d) LIQUID ASSETS. Guarantor shall not, at any time, permit its aggregate Liquid Assets to be less than $50,000,000; provided, however, upon payment in full of the (i) Aggregate Lease Amounts (as defined in the Construction Agency Agreement) pursuant to SECTION 3.5(c) of the Construction Agency Agreement, or (ii) Gross Proceeds and Prepaid Rent (as such terms are defined in the Construction Agency Agreement) pursuant to SECTION 3.5(a) of the Construction Agency Agreement, Guarantor shall not, at any time thereafter, permit its aggregate Liquid Assets to be less than $25,000,000.

         SECTION IX.3. CREDIT AGREEMENT COVENANTS. Lessee will perform, comply with and be bound by, for the benefit of Lessor and each Participant, each of its agreements, covenants and obligations contained in Articles VI, VII and VIII (other than Sections 6.01, 6.02, 6.03(a), 6.12, 6.13, 7.16, 7.17 and 7.18) of
the Credit Agreement (together with the related definitions and ancillary provisions) as in effect on the date hereof. The above-specified provisions of the Credit Agreement are incorporated herein by reference and will be deemed to continue in effect for the benefit of the Lessor, Administrative Agent and the Participants until the Expiration Date, without limiting the foregoing, whether or not the

Credit Agreement or any Commitment thereunder remains in effect or the "Obligations" (as that term is therein defined in the Credit Agreement) are paid and discharged. For purposes of the foregoing, references to the provisions of the Credit Agreement incorporated herein by reference (i) to "Company" shall refer to Guarantor, (ii) "Lender" or "Lenders" shall refer to Participant or Participants respectively, (iii) "Administrative Agent" shall refer to Administrative Agent, and (iv) "Agreement" shall refer to this Participation Agreement.

         SECTION IX.4.  COVERAGE COVENANT.

                  (a) PLEDGE OF CONTRACT RIGHTS. In connection with certain service contracts (the "Service Contracts") between Lessee, Guarantor or any of their Affiliates and any one of the Top Ten Customers listed in a certified side letter which Lessee shall deliver to Administrative Agent and the Participants prior to the Document Closing Date (which list of Top Ten Customers shall be updated and redelivered to Administrative Agent and the Participants by Lessee at the end of each calendar year during the Term), as additional security for Lessee's performance under the Operative Documents, Lessee and Guarantor hereby pledge and grant a security interest in favor of Administrative Agent (on behalf of the Participants) in all of Lessee's and Guarantor's (or their Affiliate's) rights in and to any termination, cancellation or similar fees or any liquidated damages payable to Lessee, Guarantor, or any of their Affiliates under the Service Contracts in connection with the early termination or cancellation, for any reason, of any such Service Contracts. Lessee shall deliver, and shall cause Guarantor and any of their Affiliates to deliver, any and all necessary UCC financing statements (and such other documentation reasonably requested by the Participants) to be delivered to Administrative Agent for purposes of perfecting Administrative Agent's security interest in the Service Contract rights set forth above.

                  (b) PLEDGE OF CASH COLLATERAL. In addition, upon early termination or cancellation, for any reason, of any of the Service Contracts, upon receipt thereof, Lessee, Guarantor or their Affiliate shall pledge as cash collateral, as additional security for Lessee's performance under the Operative Documents, an amount equal to the termination or cancellation fee or payment provided for in the applicable Service Contract, or, if such amount is not so specified in the applicable Service Contract, the amount of any termination or cancellation fee or payment paid (as a result of negotiation, litigation, settlement or otherwise) in accordance with the terms of such Service Contract, which amount shall be immediately deposited into the Deposit Account referred to in SECTION 9.5. The amount to be pledged by Lessee shall be net of any reasonable out-of-pocket expenses incurred by Lessee, Guarantor or their Affiliate, as applicable, directly relating to the termination of the services under such Service Contract so long as such termination does not result from a breach or failure to act by such Lessee, Guarantor or Affiliate. Such cash collateral will be released upon Lessee, Guarantor or their Affiliate, as applicable, entering into another service contract with aggregate revenues at least equal to or greater than the aggregate revenues payable under the terminated contract. Notwithstanding any of the foregoing to the contrary, Lessee shall not be required to deposit or pledge any applicable termination payments in connection with an early termination or cancellation of any Service Contract where the amount of such termination or cancellation payment is less than $1,000,000.

         SECTION IX.5. DEPOSIT ACCOUNT. (a) Upon early termination, for any reason, of any Service Contract between Lessee, Guarantor or their Affiliate and any one of the Top Ten Customers, Lessee shall establish with Administrative Agent and thereafter maintain at all times during the Lease Term a deposit account (the "DEPOSIT ACCOUNT"). The amounts deposited into and held in the Deposit Account from time to time in accordance with the provisions of SECTION
9.4 shall constitute cash collateral for Lessee's obligations under the Operative Documents. So long as no Event of Default has occurred, the Administrative Agent may invest funds on deposit in the Deposit Account in Permitted Investments in accordance with the requests of Lessee so long as the Administrative Agent has first received an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, that the Administrative Agent will have a perfected security interest, for the benefit of the Participants in the requested Permitted Investments. Without affecting any other requirements or obligations under this Participation Agreement with respect to the Deposit Account or such Permitted Investments and, subject to the satisfaction of the foregoing opinion requirement, the Administrative Agent may, and if requested by Lessee will, hold title to the Permitted Investments, in its capacity as the Administrative Agent. None of Administrative Agent, Lessor or any Participant shall bear any liability for any losses on such investments or any penalty arising from the withdrawal of any such funds, except as the result of acts of gross negligence or willful misconduct on the part of such party. All income from investment in the Deposit Account shall be taxable to the Lessee, and Administrative Agent shall prepare and distribute to Lessee, as required, Form 1099 or other appropriate Federal and state income tax forms with respect to such income. Except as expressly provided herein, Lessee shall have no right to withdrawals of amounts in the Deposit Account. No amounts shall be deposited into the Deposit Account unless and until (and at all times thereafter)

Administrative Agent, for the benefit of the Participants, shall have a perfected, first priority security interest in the Deposit Account and the Permitted Investments, and Administrative Agent shall have received, at Lessee's expense, an opinion, in form and substance satisfactory to Administrative Agent, as to the perfection of such security interest. Lessee agrees that the Deposit Account shall at all times be under the sole dominion and control of the Administrative Agent.

         (b) Upon the termination of the Lease, provided that all amounts payable by Lessee hereunder or under the other Operative Documents have been paid in full, any amounts remaining in the Deposit Account shall be released to Lessee. Without affecting Administrative Agent's or any Participant's rights in the Deposit Account or the amount on deposit therein, Lessee may direct Administrative Agent or Participant to apply any funds to any Obligation of Lessee, including the obligation to pay any amounts under the Operative Documents.

         SECTION IX.6. ADDITIONAL OPINIONS. 5 days to do opinion regarding Holdings;

___ days to have Lessee cause to be delivered, at their exp, an opin, in form suff, regarding custom rems. If can get, will coop to adjust Op Docs to bring in any other custom rems.(a) Upon early termination, for any reason, of any Service Contract between Lessee, Guarantor

                                    ARTICLE X
                         OTHER COVENANTS AND AGREEMENTS

         SECTION X.1. COVENANTS OF THE PARTICIPANTS, THE ADMINISTRATIVE AGENT AND THE BANK.

                  (a) LESSOR LIENS. Each of the Participants (severally and not jointly with any other Participants), the Administrative Agent and the Bank hereby agrees that so long as this Participation Agreement is in effect it:

                  (i) will not create, incur, assume or suffer to exist any Lessor Lien attributable to it upon the Lease or the Leased Property (other than as contemplated by any of the Operative Documents); and

                  (ii) will remove any Lessor Lien created or incurred by it and use its best efforts to remove any Lessor Lien attributable to it assumed or suffered to exist by it upon the Lease or the Leased Property (other than the Deed of Trust and such other Liens as are contemplated by any of the Operative

         Documents); PROVIDED, HOWEVER, that any action taken pursuant to this CLAUSE (ii) shall not limit Lessee's rights or remedies under any of the Operative Documents. In the event of any Lessor Lien attributable to Bank, in addition to complying with its obligations under this CLAUSE (ii), Bank will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of such Lessor Lien.

                  (b) TRUST AGREEMENT. Without prejudice to any right under the Trust Agreement of Bank to resign as Lessor, or the Certificate Holders' rights under the Trust Agreement to remove Lessor, each of the Certificate Holders hereby agrees with Lessee (so long as no Event of Default shall have occurred and be continuing), the Lenders and the Administrative Agent (i) not to terminate or revoke the trust created by the Trust Agreement, except as permitted by the Trust Agreement, prior to the later of the Expiration Date or the payment in full of the obligations under the Notes and Certificates, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement prior to the Expiration Date in such a manner as to materially and adversely affect the rights of any such party, (iii) except as otherwise expressly authorized under the Operative Documents, not to withdraw from the Trust Estate any funds other than amounts payable to it by Administrative Agent as distributions of Basic Rent and Supplemental Rent (including Excepted Payments) without the prior written consent of each such party and (iv) to comply with all of the terms of the Trust Agreement applicable to it, the nonperformance of which would adversely affect such party.

                  (c) SUCCESSOR CERTIFICATE TRUSTEE. Lessor or any successor may resign or be removed by the Participants as Certificate Trustee, a successor Certificate Trustee may be appointed, and a corporation may become Lessor under the Trust Agreement, only in accordance with the provisions of the Trust Agreement. Notwithstanding anything to the contrary contained in this Participation Agreement or the Trust Agreement, so long as no Event of Default shall be continuing, the appointment of a successor Certificate Trustee shall be subject to the consent of Lessee (such consent not to be unreasonably withheld or delayed).

                  (d) INDEBTEDNESS; OTHER BUSINESS. Bank agrees that it, in its capacity as Lessor, shall not, on behalf of the Trust, contract for, create, incur or assume any Indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Documents and, for the benefit of Lessee, Administrative Agent and the Lenders, Bank agrees in such capacity to be bound by Section 1.2(b) and Article III of the Trust Agreement.

                  (e) CHANGE OF PRINCIPAL PLACE OF BUSINESS. Bank agrees that it, in its capacity as Lessor, shall give prompt notice to the Certificate Holders, Lessee and Administrative Agent, if Lessor's principal place of business or chief executive office (if it has more than one place of business), or the office where the records concerning the accounts or contract rights relating to the Overall Transaction are kept, shall cease to be located at the address in the State of Connecticut set forth on SCHEDULE III, or if it shall change its name or identity.

                  (f) ACCEPTANCE OF PROVISIONS OF LEASE. The Participants, the Administrative Agent and Lessor hereby acknowledge and accept the provisions of Sections 13.4 and 21.1 of the Lease.

                  (g) DEPRECIATION. Prior to the Expiration Date and during the continuance of the Sale Option Period, neither Lessor nor any Participant shall claim any federal or state tax attributes or benefits (including depreciation) relating to the Leased Property unless required to do so by an appropriate taxing authority or after a clearly applicable change in Applicable Laws or as a protective response to a proposed adjustment by a Governmental Authority; PROVIDED, HOWEVER, that if an appropriate taxing authority shall require Lessor or any Participant to claim any such federal or state tax attributes or benefits, such Person shall promptly notify Lessee thereof and shall permit Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a contest contained in,
SECTION 13.5(b).

                  (h) INSOLVENCY PROCEEDINGS. Each of the Participants, Lessor, in its individual capacity, and the Administrative Agent, in its respective individual capacity, and Lessee covenants as to itself, not jointly with any other Person, that it shall not (i) commence any action, proceeding or other case with respect to Lessor under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding up, liquidation, dissolution, composition or other relief with respect to indebtedness, (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to Lessor and for all or any substantial benefit of the creditors of Lessor, or (iii) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this CLAUSE (i), except in each case, as expressly permitted pursuant to the Loan Agreement upon the occurrence of a Loan Event of Default.

                  (i) RELEASE OF DOCUMENTS. Administrative Agent hereby agrees that, upon a sale of the Leased Property pursuant to Section 20.1 of the Lease and payment of all amounts due and owing from Lessee under the Operative Documents or repayment in full of all Loans and Certificate Amounts and all other amounts due and owing from Lessee under the Operative Documents to Administrative Agent and the Participants, Administrative Agent shall promptly execute and deliver to Lessee a release of the Deed of Trust and releases of all other Liens created by the Operative Documents, and termination statements for any financing statements relating to the Leased Property which are then of record naming Administrative Agent as secured party or assignee thereof.


                                 ARTICLE XI
                        REPLACEMENT OF PARTICIPANTS

         SECTION XI.1. REPLACEMENT OF PARTICIPANTS. Lessee or Arranger, acting at the direction of the Required Participants and with the approval of Lessee, may replace (a) any Certificate Holder or any Lender that breaches its obligation under SECTION 3.1 or 3.2, as the case may be, to fund a Certificate Amount or make a Loan, or (b) any Certificate Holder or Lender with respect to which, (i) the right to pay Interest or Yield by reference to the LIBO Rate shall be suspended under SECTION 14.1 or 14.2, or (ii) there are or would be any claim for reimbursement or compensation under SECTION 14.3(a) or 14.5.

         SECTION XI.2. COOPERATION. Administrative Agent and Lessor hereby agree to cooperate with Lessee, at Lessee's sole cost and expense if Lessee is acting pursuant to SECTION 11.1, in Lessee's efforts to arrange one or more Replacement Participants as contemplated by this SECTION 11.2.


                                   ARTICLE XII
                      TRANSFERS OF PARTICIPANTS' INTERESTS

         SECTION XI.1. ASSIGNMENTS.

                  (a) All or any part of the interest of any Lender in, to or under this Participation Agreement, the other Operative Documents, the Leased Property or the Notes may be assigned or transferred by such Lender at any time to any Person; PROVIDED, HOWEVER, that (i) each assignment or transfer shall comply with all applicable securities laws; (ii) each assignment or transfer shall consist of a transfer of equivalent portions of such Lender's Notes and equivalent portions of such Lender's rights and obligations under the Loan Agreement; (iii) unless both parties to the assignment are Participants immediately prior to giving effect to the assignment, each assignment or transfer of Loans shall be in a minimum aggregate amount of $10,000,000 (or if less, the entire amount of such Participant's Commitment) and $1,000,000 integral multiples in excess thereof (or such Participant's entire Commitment); (iv) each such assignment shall be to an Eligible Assignee; (v) unless the assignee or transferee is a then existing Participant, or a then existing lender under the Credit Agreement, or an Event of Default has occurred and is continuing, the transferee or assignee shall be a Person consented to in writing by Lessee, such consent not to be unreasonably withheld or delayed; (vi) Administrative Agent shall have received from the assignee/transferee or the assignor/transferor a transfer fee in the amount of $2,500; and (vii) each assignee or transferee shall (A) comply, as of the date of the transfer, with the delivery requirements of SECTION 12.3(a); (B) acknowledge in writing, addressed and delivered to each of the Persons then party to this Participation Agreement, that the obligations to be performed from and after the date of such transfer or assignment under this Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this
SECTION 12.1(a) (and the transferor and transferee Participant shall deliver to Lessee, Administrative Agent and Lessor an Assignment Agreement, in substantially the form of EXHIBIT I and an Investor's Letter in substantially the form of SCHEDULE II to EXHIBIT I, each executed by the assignee or transferee); and (C) represent and warrant to Lessor, Administrative Agent, each Participant and Lessee in writing each of the representations and warranties as set forth in SECTION 8.1 and that:

                  (w) it has the requisite power and authority to accept such assignment or transfer;

                  (x) it will not transfer any Note unless the proposed transferee makes the foregoing representations and covenants;

                  (y) it will not take any action with respect to such Note that would violate any applicable securities laws; and

                  (z) it will not assign or transfer any interest in its Note except in compliance with this SECTION 12.1.

Any transfer or assignment made in violation of the above requirements shall not be effective against the other parties to this Participation Agreement until such requirements are satisfied.

                  (b) Any Certificate Holder may assign or transfer all or any part of its interest in, to and under this Participation Agreement, the other Operative Documents and the Leased Property at any time to any Person; PROVIDED, HOWEVER, that (i) unless the assignee or transferee is a then existing Participant or a then existing lender under the Credit Agreement or an Event of Default has occurred and is continuing, the assignee or transferee shall be a Person consented to in writing by Lessee, such consent not to be unreasonably withheld or delayed;
(ii) each such assignment shall be of a constant, and not a varying, percentage of all such rights and obligations, (iii) unless both parties to the assignment are Participants immediately prior to giving effect to the assignment, the amount of the commitment of the assigning Certificate Holder being assigned pursuant to each such assignment shall not be less than $10,000,000 (or if less, the entire amount of such Participant's Commitment) and shall be an integral multiple of $1,000,000 (or such Participant's entire commitment), (iv) each such assignment shall be to an Eligible Assignee, (v) the Administrative Agent shall have received from assignee/transferee or the assignor/transferor a transfer fee in the amount of $2,500; PROVIDED, HOWEVER, that only one fee need be paid if transfers under both SECTION
12.1(a) and 12.1(b) are made concurrently, (vi) each assignment or transfer shall comply with all applicable securities laws; and (vii) each assignee or transferee shall (A) comply, as of the date of the transfer, with the delivery requirements of SECTION 12.3(a); (B) acknowledge in writing, addressed and delivered to each of the Persons then party to this Participation Agreement, that the obligations to be performed from and after the date of such transfer or assignment under this Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this SECTION 12.1(b) (and the transferor and transferee Certificate Holder shall deliver to Lessee, Lessor and Administrative Agent an Assignment Agreement, in substantially the form of
EXHIBIT I and an Investor's Letter in substantially the form of SCHEDULE II to EXHIBIT I, executed by the assignee or transferee) and (C) represent and warrant to Lessor, Administrative Agent, each Participant and Lessee as set forth in SECTION 8.1 and that:

                  (v) it has the requisite power and authority to accept such assignment or transfer and to engage in the Overall
         Transaction;

                  (w) it will not take any action with respect to its Certificate that would violate any applicable securities laws;

                  (x) it will not assign or transfer any Certificate except in compliance with this SECTION 12.1(b); and

                  (y) it will not transfer any Certificate unless the proposed transferee makes the foregoing representations and covenants.

Any transfer or assignment made in violation of the above requirements shall not be effective against the other parties to this Participation Agreement until such requirements are satisfied.

         SECTION XII.2. PARTICIPATIONS. Any Participant may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "SUB- PARTICIPANT") participating interests in all or a portion of its rights and obligations under this Participation Agreement, the other Operative Documents, or its Notes or Certificates (including, without limitation, all or portion of the Rent owing to it); PROVIDED, HOWEVER, that:

                  (a) no participation contemplated in this SECTION 12.2 shall relieve such Participant from its obligations hereunder or under any other Operative Document;

                  (b) such Participant shall remain solely responsible for the performance of its Commitment and such other obligations;

                  (c) Lessee shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Participation Agreement and each of the other Operative Documents;

                  (d) each such Sub-Participant will make representations and warranties to the Participant that are consistent with SECTION 8.1, MUTATIS MUTANDIS;

                  (e) no Sub-Participant, unless such Sub-Participant is an Affiliate of such Participant, or is itself a Participant, shall be entitled to have any right to vote or grant or withhold consents or otherwise to require such Participant or Lessee to take or refrain from taking any action hereunder or under any other Operative Document;

                  (f) no Sub-Participant shall be entitled to the benefits of
ARTICLE XIV in excess of the right of the Participant selling the relevant participating interest; and

                  (g) unless such Sub-Participant is an existing Participant, such participation shall be subject to the consent of Lessee, not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that no consent shall be required during the existence and continuation of an Event of Default.

         SECTION XII.3. WITHHOLDING TAXES; DISCLOSURE OF INFORMATION; PLEDGE UNDER REGULATION A.

                  (a) If any Participant or any assignee of, or Sub-Participant in, any Note or Certificate (each such assignee or Sub-Participant, a "TRANSFEREE") is organized under the laws of any jurisdiction other than the United States or any State thereof, then such Participant or Transferee, as applicable, shall (as a condition precedent to acquiring or participating in any Loan or Certificate and as a continuing obligation to Lessor and Lessee) (i) furnish to Lessor, Administrative Agent and Lessee in duplicate, for each taxable year of such Participant or Transferee during the Term, a properly completed and executed copy of either Internal Revenue Service Form W-8 ECI or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 BEN and Internal Revenue Service Form W-8 BEN or Internal Revenue Service Form W-8 or Internal Revenue Form W-9 and any additional form (and such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder, and
(ii) provide to Lessor, Administrative Agent and Lessee a new Internal Revenue Service Form W-8 ECI or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 BEN or Internal Revenue Service Form W-8 BEN or Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. By its acceptance of a participation or assignment of a Participant's Note or Certificate, each Transferee shall be deemed bound by the provisions set forth in this ARTICLE
XII. No Participant or Transferee that fails to comply with the requirements of this SECTION 12.3(a) shall be entitled to the benefit of any tax indemnity for gross-up of payments in respect of withholding taxes pursuant to SECTION
13.4 OR 13.5.

                  (b) Subject to SECTION 15.13 hereof, any Participant, Administrative Agent or Lessor may, in connection with any assignment or participation or proposed assignment or participation pursuant to this ARTICLE XII, disclose to the assignee or participant or proposed assignee or participant any information relating to Lessee, Guarantor, their Affiliates and the Leased Property.

                  (c) Anything in this ARTICLE XII to the contrary notwithstanding, any Participant may, without the consent of Lessee, assign and pledge all or any portion of the Notes or Certificates held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise, but no such assignment shall relieve any Participant of its obligations hereunder.


                                  ARTICLE XIII
                                 INDEMNIFICATION

          SECTION 13.1. INDEMNIFICATION.

                  (a) GENERAL INDEMNIFICATION. Whether or not any of the transactions contemplated hereby shall be consummated, Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee), whether or not such Claim is covered by any other indemnification under this ARTICLE XIII or such Indemnitee shall also be indemnified as to any such Claim by any other Person, and whether or not such Claim arises or accrues after the Expiration Date, in each case under this SECTION 13.1(a), in any way arising out of or relating to:

                  A. any of the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof;

                  B. the Leased Property, including the Land, the Facility and the Tenant Improvements or any part thereof or interest therein;

                  C. the purchase, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale (including, without limitation, any sale or other transfer pursuant to the Lease), return or other disposition of all or any part of any interest in the Leased Property, including the Land and the Facility or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (i) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), including Claims made by invitees of Lessee or any assignee, or any sublessor of either thereof, or by any other person entering on the Leased Property, (ii) any Claim resulting from or related to latent or other defects, whether or not discoverable, (iii) any Claim resulting from or related to the acquisition of the Leased Property or any construction of the Tenant Improvements or use thereof,
         (iv) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property, (v) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Lease which are in effect at any time with respect to the Leased Property or any part thereof, (vi) any Claim for patent, trademark or copyright infringement, or (vii) Claims arising from any public improvements with respect to the Leased Property resulting in any change or special assessments being levied against the Leased Property or any plans to widen, modify or realign any street or highway adjacent to the Leased Property, or any Claim for utility "tap-in" fees;

                  D. the offer, issuance, sale, transfer or delivery of the Certificates and Notes;

                  E. the breach or alleged breach by Lessee or Guarantor of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any document or agreement relating to the construction of the Tenant
         Improvements or any certificate delivered by it;

                  F. the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

                  G. the retaining or employment of any broker, finder or financial advisor by Lessee or Guarantor to act on its behalf in connection with this Participation Agreement;

                  H. any other agreement entered into or assumed by Lessee or Guarantor in connection with the Leased Property, including the Tenant Improvements, the Facility and the Land or by Lessor in the purchase of the Land and the Facility (including, in connection with each of the matters described in this SECTION 13.1 to which this indemnity shall apply, matters based on or arising from the negligence of any Indemnitee);

                  I. any failure to subdivide the Leased Property to create the Release Parcel in connection with the reacquisition rights set forth in the Deed or the Meridian Deed; or

                  J. any right of first negotiation contained in the Meridian Deed.

It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

                  (b) EXCLUSIONS FROM INDEMNITIES; LIMITATIONS ON LESSOR INDEMNITIES.

                  (i) Notwithstanding the foregoing provisions of this ARTICLE XIII, Lessee shall not be obligated to indemnify an Indemnitee under
         SECTION 13.1(a) for any Claim to the extent that such Claim is, or is attributable to: (A) the gross negligence or willful misconduct of such Indemnitee; (B) the breach by such Indemnitee of its representations and warranties in SECTION 8.1, 8.3 or 8.4 as the case may be, or the breach by such Indemnitee of its covenants as set forth in this Participation Agreement or in any other Operative Document to which such Indemnitee is a party; and (C) any Claim resulting from the imposition of any Lessor Lien that such Indemnitee is responsible for discharging under the Operative Documents; PROVIDED, HOWEVER, that nothing in the foregoing clauses (A) through (C) shall be deemed to exclude or limit (x) any Claim that any Indemnitee may have under any Operative Document or Applicable Laws for damages from Lessee for breach by Lessee of its representations, warranties or covenants made or deemed made by it in any Operative Document or (y) any remedy under or claim for or right to damages pursuant to Article XVI of the Lease.

         SECTION 13.2. ENVIRONMENTAL INDEMNITY. Without limitation of the other provisions of this ARTICLE XIII, Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including reasonable and documented attorneys' and/or paralegals' fees and expenses), including all costs incurred in connection with any investigation or monitoring of the condition of the Leased Property or any clean-up, remedial, removal or restoration work by any Governmental Authority, arising in whole or in part, out of:

                  (a) the presence on, under or around the Leased Property or any portion thereof of any Hazardous Substance, or any releases or discharges of any Hazardous Substance on, under, from, onto or around the Leased Property or any portion thereof,

                  (b) any activity, including, without limitation, construction (including construction of the Tenant Improvements), carried on or undertaken on or off the Leased Property or any portion thereof, and whether by Lessee or any of its Affiliates or any predecessor in title or any employees, agents, sublessees, contractors or subcontractors of Lessee, any of its Affiliates or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance that at any time are located or present on, under or around, or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Leased Property or any portion thereof,

                  (c) loss of or damage to any property or the environment arising from, or in any way related to, the Leased Property or Lessee or any of its Affiliates (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from, or in any way related to, the Leased Property, Lessee, any of its Affiliates or the Overall Transaction or any portion thereof,

                  (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien against the Leased Property or any portion thereof, or

                  (e) any residual contamination on or under any of the Leased Property, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substance, in each case arising from, or in any way related to, the Leased

         Property, Lessee, any of its Affiliates, or the Overall Transaction or any portion thereof, and irrespective of whether any of such activities were or will be undertaken in accordance with Applicable Laws.

         SECTION XIII.3. END OF TERM INDEMNITY. If (a) Lessee elects the Sale Option and (b) after paying to Administrative Agent, for the benefit of the Participants, any amounts due under Articles XX and XXI of the Lease, the Lease Balance shall not have been reduced to zero, then Lessee shall promptly pay an amount equal to the shortfall to Administrative Agent on the Expiration Date to the extent that an appraisal report conforming to the requirements of this
SECTION 13.3 indicates that such shortfall is due to any of the following events, circumstances or conditions, whether or not permitted under the Lease:
(i) the failure to maintain the Leased Property as required by the Lease and the other Operative Documents, and in at least as good a condition as it was in on the date of Completion, ordinary wear and tear excepted; (ii) the carrying out of or the failure to undertake any improvements or Modifications (including the Tenant Improvements) by Lessee whether or not permitted pursuant to the Operative Documents, ordinary wear and tear excepted; (iii) the existence of any environmental condition at or affecting the Leased Property, whether or not such condition existed on the Advance Date; (iv) any defect, exception, easement, restriction or other encumbrance on or title to the Leased Property within the power of Lessee to control or affect, whether or not created or existing on the Advance Date, (v) the dependence of the Leased Property on any improvement or facility not fully located on the Leased Property; (vi) any restoration or rebuilding carried out by Lessee or any sublessee; (vii) any use of the Leased Property or any part thereof by Lessee or any sublessee other than as an office building, or (viii) the existence of the reacquisition rights and the right of first negotiation set forth in the Meridian Deed (even though such rights were in existence prior to the Document Closing Date), or (ix) any other cause or condition within the power of Lessee to control or affect, other than ordinary wear and tear. For purposes of making the determination provided for in this
SECTION 13.3, Lessor may request, and Lessee shall thereupon provide not less than 15 Business Days prior to the consummation of the sale of the Leased Property, at Lessee's sole cost and expense, a report from an appraiser selected by the Required Participants and reasonably approved by Lessee, in form and substance satisfactory to the Required Participants and using approved methods satisfactory to the Required Participants, concerning the extent to which the fact that the actual Fair Market Value of the Leased Property as of the Expiration Date is less than the Fair Market Value anticipated for such date in the Appraisals are due to any of the factors enumerated in the preceding sentence hereof.

         SECTION XIII.4. PROCEEDINGS IN RESPECT OF CLAIMS. With respect to any amount that Lessee is requested by an Indemnitee to pay by reason of
SECTION 13.1(a) or 13.2, such Indemnitee shall, if so requested by Lessee and prior to any payment, submit such additional information to Lessee as Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

         In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify Lessee of the commencement thereof, and Lessee shall be entitled, at its expense, to participate in, and, to the extent that Lessee desires to, assume and control the defense thereof through its own counsel, which shall be subject to the reasonable approval of the Required Participants, on behalf of the Indemnitee; PROVIDED, HOWEVER, that Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in accordance with the terms of the Operative Documents in respect of such action, suit or proceeding, and, at the request of the Indemnitee, Lessee shall keep such Indemnitee fully appraised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request. Lessee must indicate its election to assume such defense by written notice to the Indemnitee within ninety (90) days following receipt of Indemnitee's notice of the Claim, or in the case of a third party claim which requires a shorter time for response then within such shorter period as specified in the Indemnitee's notice of Claim, PROVIDED that such Indemnitee has given Lessee notice thereof. Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any material risk of imposition of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property or any part thereof unless, in the case of civil liability, Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by Lessee which Lessee and the Indemnitee have been unable to sever from the indemnified Claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Lessee in accordance with the foregoing. Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 13.1 or 13.2, as applicable, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed in the case of a money settlement not involving an admission of liability of such Indemnitee.

         Each Indemnitee shall supply Lessee with such information and documents reasonably requested by Lessee as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by SECTION
13.1 or 13.2, as applicable, and Lessee shall reimburse the Indemnitee for the reasonable out-of-pocket expenses of supplying such information and documents. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 13.1 or 13.2, as applicable, without the prior written consent of Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under SECTION 13.1 or 13.2, as applicable, with respect to such Claim, does not admit any criminal liability or civil liability on behalf of Lessee in connection with such Claim, and uses reasonable efforts to advise Lessee on the status of proceedings from time to time during the pendency of such Claim.

         Upon payment in full of any Claim by Lessee pursuant to SECTION 13.1 or 13.2, as applicable, to or on behalf of an Indemnitee, Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with Lessee and give such further assurances as are necessary or advisable to enable Lessee vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to SECTION 13.1 or 13.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         SECTION XIII.5.  GENERAL TAX INDEMNITY.

                  (a) INDEMNIFICATION. Without limitation on the rights of any Indemnitee under any other indemnification set forth in this ARTICLE XIII, Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect, defend and hold harmless, each

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

Tax Indemnitee and the Leased Property from and against any and all Impositions on an After Tax Basis.

         (b) CONTESTS. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which Lessee may have an indemnity obligation pursuant to this SECTION 13.5, or if any Tax Indemnitee shall determine that any Imposition for which Lessee may have an indemnity obligation pursuant to this SECTION 13.5 may be payable, such Tax Indemnitee shall promptly (and in any event, within thirty (30) days) notify Lessee in writing (PROVIDED that failure to so notify Lessee within thirty (30) days shall not alter such Tax Indemnitee's rights under this SECTION 13.5, except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any indemnified Taxes) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by Lessee; PROVIDED, HOWEVER, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Tax Indemnitee shall in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by Lessee, unless the Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period, in which case Tax Indemnitee shall promptly notify Lessee.

         Lessee shall be entitled for a period of thirty (30) days from receipt of such notice from the Tax Indemnitee (or such shorter period as the Indemnitee has notified Lessee is required by law or regulation for the Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest such Imposition, at Lessee's expense. If (x) such contest can be pursued in the name of Lessee and independently from any other proceeding involving an Imposition for which Lessee has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of the Tax Indemnitee, but can be pursued independently from any other proceeding involving an Imposition for which Lessee has not agreed to indemnify such Tax Indemnitee or (z) the Tax Indemnitee so requests, then Lessee shall be permitted to control the contest of such claim PROVIDED, that in order to take control of the contest, Lessee must first acknowledge in writing its obligation to indemnify for the Imposition which is the subject of the contest if the outcome thereof is adverse, and PROVIDED,

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

FURTHER, that in determining the application of CLAUSES (x) and (y) of the preceding sentence, each Tax Indemnitee shall take any and all reasonable steps to segregate claims for any Taxes for which Lessee indemnifies hereunder from Taxes Lessee is not obligated to indemnify hereunder, so that Lessee can control the contest of the former. In all other claims requested to be contested by Lessee, the Tax Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to Lessee. In no event shall Lessee be permitted to contest (or the Tax Indemnitee required to contest) any claim (A) if such Tax Indemnitee provides Lessee with a legal opinion of independent counsel that such action, suit or proceeding involves a material risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property or any part thereof unless Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect to such risk, (B) if an Event of Default has occurred and is continuing, unless Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect of the Impositions subject to such claim and all expenses for which Lessee is responsible hereunder reasonably foreseeable in connection with the contest of such claim, (C) unless Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition, including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Impositions prior to the contest, unless Lessee shall provide to the Tax Indemnitee an interest-free advance in an amount equal to the Imposition that the Tax Indemnitee is required to pay (with no additional net after-tax costs (including Taxes) to such Tax Indemnitee). In addition, for Tax Indemnitee-controlled contests and claims contested in the name of the Tax Indemnitee in a public forum, no contest shall be required: (A) unless, in the case of an income tax, the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Indemnitee for which Lessee may be liable to pay an indemnity under this SECTION 13.5) exceeds $50,000 and (B) unless, if requested by the Tax Indemnitee, Lessee shall have provided to the Indemnitee an opinion of counsel selected by Lessee (which may be in-house counsel, except that in the case of income taxes indemnified hereunder such opinion shall be that of independent tax counsel selected by the Tax Indemnitee and reasonably acceptable to Lessee) that a reasonable basis exists to contest such claim. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

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

         The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Impositions (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgment, PROVIDED, HOWEVER, that if the Tax Indemnitee is the controlling party and Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer then the amount for which Lessee will be required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the noncontrolling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agent or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.


                  Each Tax Indemnitee shall supply Lessee with such information and documents reasonably requested by Lessee as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by this SECTION 13.5(b), and Lessee shall promptly reimburse such Tax Indemnitee for the reasonable out-of-pocket expenses of supplying such information and documents. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this SECTION 13.5 (and with respect to which contest is required under this SECTION 13.5(b)) without the prior written consent of Lessee (such consent not to be unreasonably withheld), unless such Tax Indemnitee waives its right to be indemnified under this SECTION 13.5 with respect to such claim.

                  Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest (and Lessee shall not be permitted to contest) a claim with respect to any Imposition if (i) such Tax Indemnitee shall waive its right to indemnification under this SECTION 13.5 with respect to such claim (and any claim with respect to such year or any other taxable year, the contest of which is materially adversely affected as a result of such waiver) or (ii) such Imposition is the sole result of a claim of a continuing and consistent nature, which claim has previously been resolved against the relevant Tax Indemnitee (unless a change in law or facts has occurred since such prior adverse resolution and Lessee provides an opinion of independent tax counsel to the effect that it is more likely than not that such change in law or facts will result in a favorable resolution of the claim at issue).

                  (c) PAYMENTS. (i) TO, OR FOR THE ACCOUNT OF, A TAX INDEMNITEE. Any Imposition indemnifiable under this SECTION 13.5 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to Tax Indemnitee pursuant to this SECTION 13.5 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee (accompanied by a written statement describing in reasonable detail the amount so payable), but not before two Business Days prior to the date that the relevant Taxes are due. Any payments made to a Tax Indemnitee pursuant to this SECTION 13.5 shall be made directly to the Tax Indemnitee entitled thereto in immediately available funds at such bank or to such account as specified by the Tax Indemnitee in written directions to Lessee, or, if no such direction shall have been given, by check of Lessee payable to the order of the Tax Indemnitee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to an Imposition that Lessee is required to pay directly to the taxing authority, Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Imposition or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

                  (ii) TO LESSEE. (x) If any Tax Indemnitee shall actually realize a Tax benefit (whether by way of deduction, credit, allocation or apportionment or otherwise) with respect to a Tax not indemnifiable hereunder which would not have been realized but for any Tax with respect to which Lessee has reimbursed or indemnified such Tax Indemnitee pursuant to the Operative Documents, which benefit was not previously taken into account in determining the amount of Lessee's payment to such Tax Indemnitee, such Tax Indemnitee shall pay to Lessee an amount equal to the amount of such Tax benefit, increased by any actual Tax savings realized by such Tax Indemnitee and net of any additional Taxes actually borne by such Tax Indemnitee as a result of such payment (I.E., on a "GROSSED-UP BASIS"); PROVIDED, HOWEVER, that no payment shall be made as long as an Event of Default is continuing; PROVIDED, FURTHER, however, that no Tax Indemnitee shall be required to pay to Lessee any Tax benefit to the extent such payment would be greater than the amount of such Taxes in respect of which the reimbursement or indemnification was paid by Lessee, reduced by all prior payments by such Tax Indemnitee under this SECTION 13.5(c)(ii)(x) in respect of such amount; any payment to Lessee which is so limited shall, to the extent of such unpaid excess, be carried over and shall be available to offset any future

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

obligations of Lessee under this SECTION 13.5. If such repaid Tax benefit is thereafter lost, the additional Tax payable shall be treated as a Tax indemnifiable hereunder without regard to the exclusions set forth in clauses
(i) through (ix) of the definition of Impositions.

                           (y)  Upon receipt by a Tax Indemnitee of a refund or
credit of all or part of any Taxes paid or indemnified against by Lessee, which refund or credit was not previously taken into account in determining the amount of Lessee's payment to such Tax Indemnitee, such Tax Indemnitee shall pay to Lessee, on a Grossed- Up Basis, an amount equal to the amount of such refund or credit, plus any interest received by or credited to such Tax Indemnitee with respect to such refund; PROVIDED, HOWEVER, that no such payment shall be made as long as an Event of Default is continuing; PROVIDED, FURTHER, however, that no Tax Indemnitee shall be required to pay to Lessee any refund or credit to the extent such refund or credit is greater than the amount of Taxes in respect of which payment or indemnification was made by Lessee, reduced by all prior payments by such Tax Indemnitee under this SECTION 13.5(c)(ii)(y) in respect of such amount. If such repaid refund or credit is thereafter lost, the additional Tax payable shall be treated as a Tax indemnifiable hereunder without regard to the exclusions set forth in clauses (i) through (ix) of the definition of Impositions.

                           (z)  The Tax Indemnitee will, at Lessee's expense,
pursue refunds and tax benefits that would result in any such payments to Lessee, but only if the Tax Indemnitee has been notified in writing by Lessee that such refunds or tax benefits are available and should be pursued.

                  (d) REPORTS. In the case of any report, return or statement required to be filed with respect to any Impositions that are subject to indemnification under this SECTION 13.5 and of which Lessee has knowledge, Lessee shall promptly notify the Tax Indemnitee of such requirement and, at Lessee's expense (i) if Lessee is permitted (unless otherwise requested by the Tax Indemnitee) by Applicable Laws, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or the Tax Indemnitee otherwise requests that such report, return or statement be filed in the name of or by such Tax Indemnitee, Lessee shall prepare such report, return or statement for filing by such Tax Indemnitee in such manner as shall be reasonably satisfactory to such Tax Indemnitee and send the same to the Tax Indemnitee for filing no later than ten (10) days prior to the due date therefor. In any case in which the Tax Indemnitee will file any such report, return or statement, Lessee shall, upon

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

written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow the Tax Indemnitee to file such report, return or statement.

                  (e)  WITHHOLDING TAXES.

                  (i) Lessor or its agent shall withhold any Taxes required by Applicable Laws to be withheld on any payment to any Participant, except to the extent that the Participant has furnished such information to Lessor or its agent as shall be sufficient under Applicable Laws to entitle such Person to an exemption from withholding Taxes. The amount payable to Lessor, any Participant or any Sub-Participant shall be reduced by the amount of any withholding Taxes required to be withheld by Lessor or its agent pursuant to the preceding sentence and, except to the extent set forth in SECTION 13.3, Lessee and Lessor shall have no liability or obligation to the Participants with respect to any such withholding Taxes. In accepting and carrying out its duties with respect to withholding Taxes pursuant to this SECTION 13.5(e), Lessor shall act as the duly authorized agent of Lessee to act on behalf of Lessee under the withholding provisions of Chapter 3 of the Code. Lessee shall file notice of such appointment in accordance with applicable Treasury regulations order Code Section 1441. Such agency shall terminate in the event that Applicable Laws are amended so as to release Lessee of the obligation to withhold Taxes with respect to payments made by Lessee to Lessor under the Lease and in any event upon termination or expiration of the Lease.

                  (ii) If and to the extent Lessor or its agent has in good faith attempted to comply with its obligation to withhold Taxes in accordance with CLAUSE (i) and a claim regarding withholding Taxes is made against Lessor or its agent, as between Lessee and Lessor (or its agent), Lessee shall be responsible for, and Lessee shall indemnify and hold harmless Lessor (and its agent) (without duplication of any indemnification required by SUBSECTION (a)) on an After Tax Basis against, such claim to the extent, but only to the extent, Lessor or its agent has actually paid funds to a taxing authority with respect to such withholding taxes or receives a demand for such payment from any taxing authority, but subject to the provisions of SECTION 13.5(b).

                  (iii) Each Participant agrees to reimburse Lessor or its agent for any withholding Taxes for which Lessor or its agent becomes liable and to reimburse Lessee for any Taxes other than those for which Lessee is liable pursuant to SECTION 13.3 or other amounts paid by Lessee pursuant to CLAUSE (ii) hereof.

                  (iv) For purposes of determining whether withholding Taxes apply to payments under the Lease, it shall be assumed that the Lease constitutes a loan for United States Federal income tax purposes (as is the parties' intention).

         SECTION XIII.6. GROSS UP. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which Lessee is required to pay or reimburse under any other provision of this ARTICLE XIII (each such payment or reimbursement under this ARTICLE XIII, an "original payment") and which original payment constitutes income to such Indemnitee when accrued or received, then Lessee shall pay to, or for the account of, such Indemnitee on demand the amount of such original payment on an After Tax Basis.


                                 ARTICLE XIV
                      CONTINGENT LIBOR AND OTHER COSTS

         SECTION XIV.1. LIBO RATE LENDING UNLAWFUL. If any Participant shall determine (which determination shall, upon notice thereof to Lessee and the Participants, be conclusive and binding on Lessee) that any change in or in the interpretation of any law after the date hereof makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Participant to make available, continue or maintain any Loan or Certificate Amount that bears Interest or Yield based upon the LIBO Rate, as the case may be, the obligation of such Participant to make available, continue or maintain any such Loan or Certificate Amount, as the case may be, shall, upon such determination, forthwith be suspended until such Participant shall notify Lessee and Lessor that the circumstances causing such suspension no longer exist and, to the extent required by any such introduction of or change in or in the interpretation of any law, all Loans or Certificate Amounts, as the case may be, of such Participant shall automatically bear Interest or accrue Yield at the Alternate Base Rate either (a) on the last day of the then current Interest Period applicable to such Loan or Certificate Amount, as the case may be, if such Participant may lawfully continue to maintain and fund such Loan or Certificate Amount, or (b) immediately if such Participant shall determine that it may not lawfully continue to maintain and fund such Loan or Certificate Amount, as the case may be, to such day thereto or sooner, if required by such law or assertion.

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

         SECTION XIV.2. DEPOSITS UNAVAILABLE. If after the date hereof the Administrative Agent shall have determined, in good faith, that for any reason:

         (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to Participants in the relevant market; or

         (b) adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable to Participants' Loans or Certificate Amounts or that the LIBO Rate applicable to Loans or Certificate Amounts for any Interest Period does not adequately and fairly reflect the cost to Participants of funding any Loan or Certificate Amount, then, upon notice from Administrative Agent to Lessee and the other Participants, (i) the obligations of the Participants to make available Loans or Certificate Amounts, as the case may be, shall be suspended and (ii) each outstanding Loan or Certificate Amount, as the case may be, shall begin to bear Interest or accrue Yield at the Alternate Base Rate on the last day of the then current Interest Period applicable thereto.

         SECTION XIV.3. INCREASED COSTS, ETC. (a) If any Participant reasonably determines that, after the date hereof, any change in, or the adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority increases or would increase the cost to any Participant (including cost increase through the establishment or increase by the FRB of any reserve requirements) of, or reduces or would reduce the amount of any sum receivable by, such Participant in respect of, making available, continuing or maintaining (or of its obligation to make available, continue or maintain) or prevents or would prevent any Participant from being legally entitled to a complete exemption from withholding as described in SECTION 12.3 with respect to, any Loans or Certificate Amounts, as the case may be, Lessee agrees to reimburse such Participant for each such increased cost or reduced amount when applicable to such Participant or its parent, as applicable (on an After Tax Basis). Such Participant shall promptly notify Lessor and Lessee in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the calculation of the additional amount required fully to compensate such Participant for such increased cost or reduced amount. Such additional amounts shall be payable by Lessee as Supplemental Rent directly to such Participant within five (5) days of its receipt of such notice. A statement of a Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee; PROVIDED, HOWEVER, that upon request, Lessee shall be entitled to review and verify non-confidential information of any Participant related to the determinations set forth in such statement of such Participant and discuss such non-confidential information and determinations with such Participant. In determining such amount, each Participant shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable.

                  (b) Lessee shall pay to each Participant, as long as such Participant shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional costs on the unpaid principal amount of each such Participant's Loan or the Certificate Amount of such Participant's Certificate, as applicable, equal to the actual costs of such reserves allocated to such Loan by the Participant (as determined by the Participant in good faith, which determination shall be conclusive in the absence of manifest error), which additional costs amount shall be payable on each Payment Date as Supplemental Rent, provided that Lessee shall have received at least 15 days prior written notice of such additional costs from such Participant. If a Participant fails to give notice 15 days prior to the relevant Payment Date, such Supplemental Rent shall be payable 15 days from the Lessee's receipt of such notice. A statement of such Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be presumed correct and binding on Lessee absent manifest error; PROVIDED, HOWEVER, that upon request, Lessee shall be entitled to review and verify non-confidential information of any Participant related to the determinations set forth in such statement of such Participant and discuss such non- confidential information and determinations with such Participant. In determining such amount, such Participant shall use its standard practice in determining such amount, and, in the absence of such standard practice, may use any reasonable method of averaging and attribution that it shall deem applicable.

         SECTION XIV.4. FUNDING LOSSES. In the event any Participant shall incur any loss or out-of-pocket expense (including any Break Costs, any loss or out-of-pocket expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make available, continue or maintain any portion of the principal amount of any Loan or Certificate Amount, as the case may be and any fees payable to terminate the deposits from which such funds were obtained) as a result of:

                  (a) any conversion or repayment or prepayment of the principal amount of any Loans or Certificate Amounts, as the case may be, on a date other than the scheduled last day of the Interest Period applicable thereto; or

                  (b) any Loans or Certificate Amounts, as the case may be, not being made in accordance with the Advance Request therefor (unless such failure to make such Loans or fund such Certificate Amounts, as the case may be, constitutes a breach by the applicable Participant of its obligations under
ARTICLE III), then, upon the written notice of such Participant to Lessee (with a copy to Lessor), Lessee shall, within five (5) days of its receipt thereof, pay directly to such Participant as Supplemental Rent such amount (determined on the basis of such Participant's standard practices) as will reimburse such Participant for such loss or out-of-pocket expense (excluding loss of the Applicable Certificate Holder Margin and Applicable Lender Margin). Such written notice (which shall include calculations in sufficiently reasonable detail to indicate the incurrence and amount of such loss and out-of-pocket expense) shall be presumed correct and binding on Lessee absent manifest error.

         SECTION XIV.5. INCREASED CAPITAL COSTS. If, after the date hereof, any change in, or the adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Participant or any Person controlling such Participant, and such Participant reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans or Certificate Amounts, as the case may be, made available by such Participant is reduced to a level below that which such Participant or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Participant to Lessee, Lessee shall immediately pay directly to such Participant or such controlling Persons, as Supplemental Rent, additional amounts sufficient to compensate such Participant or such controlling Persons for such reduction in rate of return. A statement of such Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be presumed correct and binding on Lessee absent manifest error; PROVIDED, HOWEVER, that upon request, Lessee shall be entitled to review and verify non-confidential information of any Participant related to the determinations set forth in such statement of such Participant and discuss such non-confidential information and determinations with such Participant. In determining such amount, such Participant shall use its standard practice in determining such amount, and, in the absence of such standard practice, may use any reasonable method of averaging and attribution that it shall deem applicable.

         SECTION 14.6. AFTER TAX BASIS. Lessee shall pay all amounts owing under this ARTICLE XIV on an After Tax Basis.


         SECTION 14.7. FUNDING OFFICE. If Lessee is required to pay additional amounts to or for the account of any Participant pursuant to SECTIONS 14.1, 14.2 or 14.3, to the extent applicable, then such Participant will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Participant, is not otherwise disadvantageous to such Participant.


                                   ARTICLE XV
                                  MISCELLANEOUS

         SECTION 15.1. SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Participation Agreement and any of the other Operative Documents, the transfer of the interest in the Leased Property as provided herein or in any other Operative Documents (and shall not be merged into any deed, ground lease or any other conveyance or transfer document), any disposition of any interest of Lessor in the Leased Property, the purchase and sale of the Notes or Certificates, payment therefor and any disposition thereof, and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         SECTION 15.2. NO BROKER, ETC. Except for Lessee's dealing with Banc of America Leasing & Capital, LLC, as Arranger, each of the parties hereto represents to the others that it has not retained or employed any arranger, broker, finder or financial advisor to act on its behalf in connection with this Participation Agreement, nor has it authorized any arranger, broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Lessor, Administrative Agent or any Participant might be subjected by virtue of their entering into the Overall Transaction. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         SECTION XV.3. NOTICES. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given and shall be effective: (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, (ii) in the case of a prepaid delivery to a reputable national overnight air courier service, on the Business Day following such date of delivery, and (iii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided on SCHEDULE III hereto, or to such other address as any of the parties hereto may designate by written notice.

         SECTION XV.4. COUNTERPARTS. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION XV.5. AMENDMENTS. The Operative Documents or any of the terms thereof may be terminated (except as specifically contemplated herein), amended, supplemented, waived or modified only with the written agreement or consent of Lessor, Administrative Agent, Lessee and the Required Participants; PROVIDED, HOWEVER, that SECTION 15.18 hereof may not be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Arranger; and PROVIDED, FURTHER, that such termination, amendment, supplement, waiver or modification shall require the written agreement or consent of each Participant (or, in the case of CLAUSE (b) below, each Certificate Holder) if such termination, amendment, supplement, waiver or modification would:

                  (a) modify any of the provisions of this SECTION 15.5, change the definition of "Required Participants" or modify or waive any provision of an Operative Document requiring action by each Participant;

                  (b) change the definition of "Required Certificate Holders" or modify or waive any provision of an Operative Document requiring action by each Certificate Holder;

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

                  (c) amend, modify, waive or supplement any of the provisions of SECTIONS 4.1, 4.2, or 5.3 hereof or Section 2.5, 2.6, 2.7 or 2.8 of the Loan Agreement;

                  (d) reduce, modify, amend or waive any fees or indemnities in favor of any Participant, including without limitation amounts payable pursuant to ARTICLE XIII (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

                  (e) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of the Operative Documents), any Loan or Certificate Amount, the Lease Balance, the Loan Balance, Sale Option Recourse Amount, any Fees, amounts due pursuant to
         Section 20.2 of the Lease, Interest or Yield (except that any Person may consent to any modification, postponement, reduction or forgiveness of any payment of any Commitment Fee payable to it) or, subject to CLAUSE (c) above, any other amount payable under the Lease or this Participation Agreement, or modify the definition or method of calculation of any Rent (other than pursuant to the terms of the Operative Documents), Loans or Certificate Amounts, Lease Balance, Loan Balance, Certificate Balance, Participant Balance, Sale Option Recourse Amount, any Fees, Participant Balance or any other definition which would affect the amounts advanced or which are payable under the Operative Documents;

                  (f) consent to any assignment of the Lease by Lessee, releasing Lessee from its obligations in respect of the payments of Rent, Loan Balance, Certificate Balance or Lease Balance or changing the absolute and unconditional character of such obligations; or

                  (g) release of any Lien granted by Lessee or Lessor under the Operative Documents, except as provided in the Operative Documents.

         SECTION XV.6. HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION XV.7. PARTIES IN INTEREST. Except as expressly provided in
SECTION 12.1 or elsewhere herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. Lessee shall not assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of the

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Required Participants. Except as provided in SECTION 10.1(b) and (c), Lessor shall not assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of Lessee and the Required Participants.

         SECTION XV.8. GOVERNING LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF COLORADO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         SECTION XV.9. SEVERABILITY. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION XV.10. LIABILITY LIMITED. No Participant shall have any obligation to any other Participant or to Lessee, Guarantor, Lessor or Administrative Agent with respect to the Overall Transaction, except those obligations of such Participant expressly set forth in the Operative Documents, including any liability any such Participant may have with respect to any inaccuracy or breach of the representations and warranties of such Participant expressly set forth herein, or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents, except as otherwise so set forth.

         SECTION XV.11. SUBMISSION TO JURISDICTION. Each party hereto irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Participation Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the District of Colorado, and appellate courts from any thereof;

                  (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail),

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postage prepaid, to such party at its address set forth on SCHEDULE III or at such other address of which the other parties hereto shall have been notified pursuant to SECTION 15.3; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         SECTION XV.12. WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO AND THERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION
15.12 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. LESSEE AND GUARANTOR EACH ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTICIPANTS ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH OTHER OPERATIVE DOCUMENT.

         SECTION XV.13. CONFIDENTIALITY. Each party hereto agrees to take and to cause its Affiliates to take normal and reasonable precautions, in accordance with such party's customary procedures for handling confidential information of this nature, and exercise due care to maintain the confidentiality of all information identified as "nonpublic", "confidential" or "secret" by Lessee or Guarantor and provided to it by Lessee or Guarantor, or by the Administrative Agent on Lessee's or Guarantor's behalf, under this Agreement or any other Operative Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Participation Agreement and the other Documents or in connection with other business now or hereafter existing or contemplated with the Lessee or Guarantor; except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by such party or its Affiliates, or (b) was or becomes available on a non-confidential basis from a source other Lessee or Guarantor, provided that such source is not bound by a confidentiality agreement with the Lessee or Guarantor known to such party; PROVIDED, HOWEVER, that any party may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which such party is subject or in connection with an examination of such Lender by any such authority; (ii) pursuant to

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subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Participant, Lessor or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Operative Document; (vi) to such party independent auditors and other professional advisors, provided that such Person is informed of the confidential nature of such information and the obligation to keep such information confidential pursuant to the terms and subject to the conditions of this SECTION 15.13;
(vii) to any participant or assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the parties hereunder; (viii) as to any party or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Lessee or Guarantor is party or is deemed party with such party or such Affiliate; (ix) to its Affiliates; and (x) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that required access to information about such party's investment portfolio in connection with ratings issued with respect to such party.

         SECTION XV.14. LIMITED LIABILITY OF LESSOR. The parties hereto agree that Bank shall have no personal liability whatsoever to Lessee, Guarantor, the Certificate Holders, the Lenders, Administrative Agent or any of their respective successors and assigns for any Claim based on or in respect of this Participation Agreement or any of the other Operative Documents or arising in any way from the Overall Transaction; PROVIDED, HOWEVER, that Bank shall be liable in its individual capacity: (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the inaccuracy or incorrectness of any representation or warranty made by it in its individual capacity or as Lessor in this Participation Agreement or in any certificate or document delivered pursuant hereto, or from the failure of Bank to perform the covenants and agreements set forth in SECTION 9.1 hereof, whether as to itself or as Lessor, or any other breach by Bank of any of its other covenants or obligations under any of the Operative Documents (regardless of whether such covenants and agreements concern Bank, as such, or Bank acting as Lessor), or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents.

         SECTION XV.15. LIMITED LIABILITY OF AGENT. The parties hereto agree that Administrative Agent, in its individual capacity, shall have no personal liability whatsoever to Lessee, Guarantor

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the Certificate Holders, the Lenders, any other agent, Lessor or any of their respective successors and assigns for any Claim based on or in respect of this Participation Agreement or any of the other Operative Documents or arising in any way from the Overall Transaction; PROVIDED, HOWEVER, that Administrative Agent shall be liable in its individual capacity: (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds) and, to each Participant for the breach of its obligations to such Participant in respect of the Operative Documents and the Leased Property,
(b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in this Participation Agreement, whether in its individual capacity, or as Administrative Agent, or from its failure to perform the covenants and agreements set forth in this Participation Agreement or any other Operative Document, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso, Administrative
Agent shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents.

         SECTION XV.16. PAYMENT OF TRANSACTION EXPENSES AND OTHER COSTS.

                  (a) TRANSACTION EXPENSES AND CONTINUING EXPENSES. As and when any portion of Transaction Expenses becomes due and payable, including the continuing fees, expenses and disbursements (including reasonable counsel fees) of Lessor, as Lessor under the Lease, Borrower under the Loan Agreement, and as trustee under the Trust Agreement, with respect to the administration of the Trust Estate and each agent under the Operative Documents, such Transaction Expenses shall be paid by Lessee as Supplemental Rent.

                  (b) PAYMENT BY ADVANCE. Subject to the other provisions of this SECTION 15.16 and without limiting the application of SECTION 15.16(a), all Transaction Expenses incurred prior to the Advance shall be paid by Lessee on the Advance Date and, subject to the limitations at SECTION 3.1, Lessee may seek reimbursement for Transaction Expenses paid by Lessee to the extent there are funds available for such purpose after funding all Acquisition Costs.

                  (c) AMENDMENTS, SUPPLEMENTS AND APPRAISAL. Without limitation of the foregoing, Lessee agrees to pay to the Participants, Lessor and Administrative Agent all costs and expenses (including reasonable legal fees and expenses of special counsel to Administrative Agent and Lessor and a single document counsel for the Participants) incurred by any of them in connection

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with: (i) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document; (ii) any Casualty, Condemnation or termination of the Lease or any other Operative Document; (iii) the negotiation and documentation of any restructuring or "workout", whether or not consummated, of any Operative Document; (iv) the enforcement of the rights or remedies against Lessee or Guarantor under the Operative Documents or (v) any transfer by Lessor or a Participant of any interest in the Operative Documents during the continuance of an Event of Default.

         SECTION XV.17. REPRODUCTION OF DOCUMENTS. This Participation Agreement, all documents constituting an Appendix, Schedule or Exhibit hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Participants or Lessor in connection with the receipt and/or acquisition of the Leased Property; and (c) financial statements, certificates, and other information previously or hereafter furnished to Lessor, Administrative Agent or any Participant may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION XV.18. ROLE OF BANC OF AMERICA LEASING & CAPITAL, LLC. Each party hereto acknowledges hereby that it is aware of the fact that Banc of America Leasing & Capital, LLC has acted as an "arranger" with respect to the Overall Transaction. The parties hereto acknowledge and agree that Arranger and its Affiliates, including Bank of America, National Association, have not made any representations or warranties concerning, and that they have not relied upon Arranger as to, the tax, accounting or legal characterization or validity of (i) the Operative Documents or (ii) any aspect of the Overall Transaction. The parties hereto acknowledge and agree that Arranger has no duties, express or implied, under the Operative Documents in its capacity as Arranger. The parties hereto further agree that SECTION 4.4(b)(III), SECTION 16.6, the first proviso in the first sentence of SECTION 15.5, SECTION 15.15(a) to the extent of its application to Arranger, and this SECTION 15.18 are for the express benefit of Arranger, and

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Arranger shall be entitled to rely thereon as if it were a party hereto and such Sections and Subsections, to the extent applicable to Arranger, shall not be amended or waived without the written consent of Arranger.

         SECTION XV.19. DELIVERIES TO PARTICIPANTS. Lessee may fulfill its obligations hereunder and under each of the other Operative Documents to provide any item (other than any notices) to any Participant by providing sufficient copies of such item directly to Administrative Agent, along with the costs of postage, with instructions to Administrative Agent to deliver such item to such Participant.

                                   ARTICLE XVI
                              ADMINISTRATIVE AGENT

         SECTION XVI.1. APPOINTMENT. Each Participant hereby irrevocably designates and appoints Administrative Agent as the agent of such Participant under this Participation Agreement and the other Operative Documents, and each such Participant irrevocably authorizes Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Participation Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Participation Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Participation Agreement, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Operative Documents, or any fiduciary relationship with any Participant or any other party to the Operative Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Participation Agreement or any other Operative Document or otherwise exist against Administrative Agent.

         SECTION XVI.2. DELEGATION OF DUTIES. Administrative Agent may execute any of its duties under this Participation Agreement and the other Operative Documents by or through agents or attorneys-in- fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION XVI.3. EXCULPATORY PROVISIONS. Neither Administrative Agent (in its capacity as such) nor any of its

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officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Participation Agreement or any other Operative Document, except for its or such Person's own willful misconduct or gross negligence (or negligence in the handling of funds) or
(b) responsible in any manner to any of the Participants or any other party to the Operative Documents for any recitals, statements, representations or warranties made by Lessor, Lessee or Guarantor or any officer thereof contained in this Participation Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Participation Agreement or any other Operative Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Participation Agreement or any other Operative Document or for any failure of Lessor, Lessee or Guarantor to perform its obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender or any other party to the Operative Documents to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Participation Agreement or any other Operative Document, or to inspect the properties, books or records of Lessor, Lessee or Guarantor.

                  SECTION XVI.4. RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, Certificate, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile message, statement, order or other document or other written communication believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Lessor or Lessee), independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any Note or Certificate as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Participation Agreement or any other Operative Document unless it shall first receive the advice or concurrence of the Required Participants, or it shall first be indemnified to its satisfaction by the applicable Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Participation Agreement and the other Operative Documents in accordance with a request of the Required

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Participants, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participants and all future holders of the applicable Notes or Certificates. Wherever in the Operative Documents the consent or approval of Administrative Agent is required, such consent or approval may be given by Administrative Agent only upon its receipt of such consent or approval from the Required Participants.

         SECTION 16.5. NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative Agent has received notice from a Participant or Lessor referring to this Participation Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Administrative Agent receives such a notice, Administrative Agent shall promptly give notice thereof to the Participants, Lessor and Lessee. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Participants; PROVIDED, HOWEVER, that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Participants.

         SECTION 16.6. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Participant expressly acknowledges that neither Administrative Agent nor the Arranger, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates, has made any representations or warranties to it and that no act by Administrative Agent or the Arranger hereinafter taken, including any review of the affairs of Lessor, Lessee or Guarantor, shall be deemed to constitute any representation or warranty by Administrative Agent or the Arranger to any Participant. Each Participant represents to Administrative Agent and the Arranger that it has, independently and without reliance upon Administrative Agent, Administrator, the Arranger or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Lessor, Lessee and Guarantor and made its own decision to enter into this Participation Agreement. Each Participant also represents that it will, independently and without reliance upon Administrative Agent, the Arranger or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Participation Agreement and the other Operative Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Lessor, Lessee and Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Participants by Administrative Agent hereunder, neither Administrative Agent nor the Arranger shall have any duty or responsibility to provide any Participant with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Lessor, Lessee or Guarantor which may come into the possession of Administrative Agent, the Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         SECTION XVI.7. INDEMNIFICATION. Except as provided in SECTION 16.4 hereunder, Administrative Agent agrees to look solely to Lessee under ARTICLE XIII, and not to any other party hereto, for any claim for indemnification which may arise hereunder or under any other Operative Document.

         SECTION XVI.8. ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Each Participant acknowledges that First Security Bank, National Association is acting as Administrative Agent hereunder. First Security Bank, National Association and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Lessor, Lessee and their Affiliates as though it was not Administrative Agent hereunder and under the other Operative Documents and without notice to or consent of the Participants. Each Participant acknowledges that, pursuant to such activities, First Security Bank, National Association or its Affiliates may receive information regarding Lessee, Lessor or their Affiliates (including information that may be subject to confidentiality obligations in favor of Lessee, Lessor or their Affiliates) and acknowledges that such Persons shall be under no obligation to provide such information to them.

         SECTION XVI.9. SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving notice thereof to each Participant or may be removed at any time by written notice from the Required Participants, such resignation or removal to be effective only upon appointment of a successor as herein provided and such successor's acceptance of such appointment. Upon any such resignation or removal, the Required Participants at the time of the resignation or removal shall have the right to appoint (so long as no Event of Default attributable to its or Guarantor's action or failure to act has occurred and is continuing, with the prior written consent of

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

Lessee) a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $500,000,000. If, within 30 calendar days after the retiring Administrative Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Administrative Agent is not so appointed and does not accept such appointment, then the retiring or removed Administrative Agent may appoint a successor Administrative Agent and transfer to such successor Administrative Agent all rights and obligations of the retiring Administrative Agent. Such successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the retiring or removed Administrative Agent shall be discharged from duties and obligations as Administrative Agent thereafter arising hereunder and under any related document without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Participation Agreement or any holders of the Notes or the Certificates. If the retiring Administrative Agent does not appoint a successor, Lessee (so long as no Event of Default attributable to its or Guarantor's actions or failures to act has occurred and is continuing) may do so, or any Participant shall be entitled to apply to a court of competent jurisdiction for such appointment, and in any such case the successor so appointed shall act until such time, if any, as a successor shall have been appointed as above provided. After any retiring Administrative Agent's resignation as Administrative Agent, all of the provisions of this ARTICLE XVI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Participation Agreement and the other Operative Documents.

                                  [END OF PAGE]
                            [SIGNATURE PAGES FOLLOW]

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                                                        PARTICIPATION AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                 TELETECH SERVICES CORPORATION, as Lessee


                                 By: /s/ Norman Blome
                                    -------------------------------------------
                                 Name: Norman Blome
                                 Title: Treasurer


                                 TELETECH HOLDINGS, INC., as Guarantor


                                 By: /s/ Norman Blome
                                    -------------------------------------------
                                 Name: Norman Blome
                                 Title: Treasurer

                                                        PARTICIPATION AGREEMENT

                                 STATE STREET BANK AND TRUST COMPANY
                                 OF CONNECTICUT, NATIONAL
                                 ASSOCIATION, not in its individual
                                 capacity, except as expressly stated
                                 herein, but solely as Certificate
                                 Trustee


                                 By: /s/ Kenneth R. Ring
                                    -------------------------------------------
                                 Name: Kenneth R. Ring
                                      -----------------------------------------
                                 Title: Assistant Vice President
                                       ----------------------------------------

                                                        PARTICIPATION AGREEMENT

                                 FIRST SECURITY BANK, NATIONAL
                                 ASSOCIATION, not in its individual
                                 capacity, except as expressly stated
                                 herein, but solely as Administrative
                                 Agent


                                 By: /s/ Nancy M. Dahl
                                    -------------------------------------------
                                 Name: Nancy M. Dahl
                                      -----------------------------------------
                                 Title: Vice President
                                       ----------------------------------------

                                                        PARTICIPATION AGREEMENT

                                 CERTIFICATE HOLDERS:

                                 SECURITY PACIFIC LEASING CORPORATION, as
                                 Certificate Holder


                                 By: /s/ Denny C. Erardi
                                    -------------------------------------------
                                 Name: Denny C. Erardi
                                       ----------------------------------------
                                 Title: VP
                                        ---------------------------------------

                                                        PARTICIPATION AGREEMENT

                                 WELLS FARGO BANK, N.A., as Certificate
                                 Holder


                                 By: /s/ Nancy Martorano
                                    -------------------------------------------
                                 Name: Nancy Martorano
                                       ----------------------------------------
                                 Title: Vice President
                                        ---------------------------------------

                                                        PARTICIPATION AGREEMENT

                                 BANK HAPOALIM B.M., as Certificate Holder


                                 By: /s/ S. Braun
                                    -------------------------------------------
                                 Name: Shloma Braun
                                       ----------------------------------------
                                 Title: S.V.P. and Branch Manager
                                        ---------------------------------------



                                 By: /s/ Conrad Wagner
                                    -------------------------------------------
                                 Name: Conrad Wagner
                                       ----------------------------------------
                                 Title: First Vice President
                                        ---------------------------------------

                                                        PARTICIPATION AGREEMENT

                                 LENDERS:

                                 BANC OF AMERICA LEASING AND CAPITAL, LLC, as Lender


                                 By: /s/ Denny C. Erardi
                                    -------------------------------------------
                                 Name: Denny C. Erardi
                                      -----------------------------------------
                                 Title: VP
                                        ---------------------------------------

                                                        PARTICIPATION AGREEMENT

                                 WELLS FARGO BANK, N.A., as Lender


                                 By: /s/ Nancy Martorano
                                    -------------------------------------------
                                 Name: Nancy Martorano
                                       ----------------------------------------
                                 Title: Vice President
                                        ---------------------------------------

                                                        PARTICIPATION AGREEMENT

                                 BANK HAPOALIM B.M., as Lender


                                 By: /s/ S. Braun
                                    -------------------------------------------
                                 Name: Shloma Braun
                                      -----------------------------------------
                                 Title: S.V.P.
                                        ---------------------------------------




                                 By: /s/ Conrad Wagner
                                    -------------------------------------------
                                 Name: Conrad Wagner
                                       ----------------------------------------
                                 Title: First Vice President
                                        ---------------------------------------

                                   APPENDIX 1
                                       TO
                             PARTICIPATION AGREEMENT

           ----------------------------------------------------------

                          TeleTech 2000 Lease Financing
           ----------------------------------------------------------


                         DEFINITIONS AND INTERPRETATION


         A. INTERPRETATION. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and VICE VERSA;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii) reference to any gender includes all genders;

                  (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Applicable Laws means such Applicable Laws as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Laws means that provision of such Applicable Laws from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

                  (viii) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term; and

                  (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

         B. ACCOUNTING TERMS. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. CONFLICT IN OPERATIVE DOCUMENTS. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict, but, to the extent (and only to the extent) of such conflict, if it is one of the Operative Documents involved in such conflict, the Participation Agreement shall prevail and control.

         D. LEGAL REPRESENTATION OF THE PARTIES. The Operative Documents were negotiated by each of the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. DEFINED TERMS. Unless a clear contrary intention appears, each term defined herein has the meaning indicated for such term below when used in any Operative Document.

         "ACCELERATION" is defined in Section 6.2(a) of the Loan Agreement.

         "ACQUISITION COSTS" means the cost required to be paid for the acquisition of the Land and Facility pursuant to the Purchase Contract, including all related Transaction Expenses.

         "ACQUISITION DATE" means the date that a Deed is recorded granting to Lessor a fee title interest in the Land and Facility.

         "ADMINISTRATIVE AGENT" means First Security Bank, National Association, or any successor pursuant to the terms of the Operative Documents.

         "ADVANCE" means the advance by Certificate Trustee to Lessee of amounts Funded by the Participants pursuant to Article III of the Participation Agreement (including, without limitation, all Acquisition Costs, all Transaction Expenses and all amounts funded into the Tenant Improvement Account).

         "ADVANCE DATE" means any Business Day on which the Advance is made under the Participation Agreement in accordance with Section 3.2 thereof.

         "ADVANCE REQUEST" is defined in Section 3.2(a) of the Participation Agreement.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AFTER TAX BASIS" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all Taxes (including any Taxes payable by reason of inclusion of such amount in income otherwise excluded from the definition of Impositions, and assuming for this purpose that the recipient of such payment is subject to taxation at the highest Federal and applicable state and local marginal rates applicable to widely held corporations for the year in which such income is taxable) required to be paid by the recipient (less any tax savings realized, utilizing the same tax rate assumptions as set forth in the immediately preceding parenthetical phrase, and the present value of any tax savings projected, utilizing the same tax rate assumptions as set forth in the immediately preceding parenthetical phrase, to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "AGENT FEE LETTER" means the fee letter between Lessee and Administrative Agent in connection with the Overall Transaction.

         "AGGREGATE COMMITMENT AMOUNT" means Thirty Eight Million One Hundred Sixty Eight Thousand Dollars ($38,168,000).

         "ALTERNATE BASE RATE" means, on any date with respect to any Loan or Certificate Amount, a fluctuating rate of interest per annum equal to the Federal Funds Effective Rate most recently determined by the Administrative Agent, PLUS 0.50% per annum PLUS the Applicable Lender Margin or Applicable Certificate Holder Margin, as the case may be. If the Federal Funds Effective Rate changes from time to time after the Document Closing Date, the Alternate Base Rate shall be automatically increased or decreased, if appropriate and as the case may be, without notice to the Lessee or the Lessor, as of the effective time of each change.

         "APPLICABLE CERTIFICATE HOLDER MARGIN" means, at any time of determination of the LIBO Rate or the Alternate Base Rate, the rate per annum, expressed in "basis points", set forth below opposite the Debt to EBITDAR Ratio then in effect:



PRICING LEVEL           DEBT TO EBITDAR RATIO            APPLICABLE CERTIFICATE HOLDER MARGIN
I                       greater than or equal to         300 bps
                        2.5:1.0

II                      less than 2.5:1.0 and greater    275 bps
                        than or equal to 2.0:1.0

III                     less than 2.0:1.0 and greater    250 bps
                        than or equal to 1.0:1.0

IV                      less than 1.0:1.0 and greater    225 bps
                        than or equal to 0.5:1.0

                                      4


V                       less than 0.5:1.0                200 bps


         The Debt to EBITDAR Ratio shall be calculated by Guarantor as of the end of each fiscal quarter, commencing the fiscal quarter ended December 31, 2000, and shall be reported to the Administrative Agent pursuant to a compliance certificate executed by the chief financial officer of Guarantor and delivered pursuant to Section 8.1(d)(iv) of the Participation Agreement. The Applicable Certificate Holder Margin shall be adjusted, if necessary, on the third Business Day after the delivery of such certificate, with such adjustment to apply to all Interest Periods then outstanding and beginning thereafter until the next adjustment date; PROVIDED, that if such certificate, together with the financial statements to which such certificate relates, is not delivered to the Administrative Agent by the fifth Business Day after the date on which the related financial statements are due to be delivered to the Administrative Agent pursuant to Sections 8.1(d)(i) and (ii) of the Participation Agreement, then, from such fifth Business Day until the third Business Day after delivery of such certificate, the Applicable Certificate Holder Margin shall be equal to 275 bps. From the Document Closing Date until adjusted as described above, the Applicable Certificate Holder Margin shall be equal to 250 bps.

         "APPLICABLE LAWS" at any time means all then existing laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, orders and licenses of and interpretations by any Governmental Authority, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Leased Property), and any enforceable restrictive covenant or deed restriction or easement of record encumbering the Leased Property, in each case applicable to the subject matter being addressed.

         "APPLICABLE LENDER MARGIN" means, at any time of determination of the LIBO Rate or the Alternate Base Rate, the rate per annum, expressed in "basis points", set forth below opposite the Debt to EBITDAR Ratio then in effect:


PRICING LEVEL           DEBT TO EBITDAR RATIO             APPLICABLE LENDER MARGIN

                                      5



I                       greater than or equal to 2.5:1.0  200 bps

II                      less than 2.5:1.0 and greater     175 bps
                        than or equal to 2.0:1.0

III                     less than 2.0:1.0 and greater     150 bps
                        than or equal to 1.0:1.0

IV                      less than 1.0:1.0 and greater     125 bps
                        than or equal to 0.5:1.0

V                       less than 0.5:1.0                 100 bps


         The Debt to EBITDAR Ratio shall be calculated by Guarantor as of the end of each fiscal quarter, commencing the fiscal quarter ended December 31, 2000, and shall be reported to the Administrative Agent pursuant to a compliance certificate executed by the chief financial officer of Guarantor and delivered pursuant to Section 8.1(d)(iv) of the Participation Agreement. The Applicable Lender Margin shall be adjusted, if necessary, on the third Business Day after the delivery of such certificate, with such adjustment to apply to all Interest Periods then outstanding and beginning thereafter until the next adjustment date; PROVIDED, that if such certificate, together with the financial statements to which such certificate relates, is not delivered to the Administrative Agent by the fifth Business Day after the date on which the related financial statements are due to be delivered to the Administrative Agent pursuant to Sections 8.1(d)(i) and (ii) of the Participation Agreement, then, from such fifth Business Day until the third Business Day after delivery of such certificate, the Applicable Lender Margin shall be equal to 175 bps. From the Document Closing Date until adjusted as described above, the Applicable Lender Margin shall be equal to 150 bps.

         "APPLICABLE LENDING OFFICE" means, for each Participant, the office of such Participant set forth as the Applicable Lending Office for such Participant on Schedule III to the Participation Agreement, or such other office of such Participant (or of an Affiliate of such Participant) as such Participant may from time to time specify to the Administrative Agent and Lessee by written notice as the office from which its Loans or Certificate Amounts, as applicable, accruing Interest or Yield, as applicable, at the LIBO Rate are made available and maintained.

         "APPRAISAL" is defined in Section 6.1(g)(iii) of the Participation Agreement.

         "APPRAISED VALUE" means, with respect to the Leased Property as of any date of determination, the Fair Market Value of the Leased Property as set forth in the Appraisal therefor.

         "APPRAISER" means Integra Joseph Farber & Company.

         "APPURTENANT RIGHTS" means, with respect to the Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Leased Property, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

         "ARRANGEMENT FEE" means the fee payable to Arranger pursuant to the Arrangement Fee Letter.

         "ARRANGEMENT FEE LETTER" means that certain letter agreement dated October 31, 2000, relating to arrangement of the Overall Transaction, between Arranger and Lessee.

         "ARRANGER" means Banc of America Leasing & Capital, LLC, a Delaware limited liability company.

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit N to the Participation Agreement.

         "ASSIGNMENT OF LEASES" means that certain Assignment of Leases and Rents of even date with the Participation Agreement, executed by Lessor in favor of Administrative Agent.

         "AUTHORIZED OFFICER" means any officer in the Corporate Trust Department of Certificate Trustee who shall be duly authorized to execute the Operative Documents.

         "AVAILABLE COMMITMENT" means (i) with respect to each Certificate Holder, the sum of (A) its Certificate Commitment, over (B) its aggregate Certificate Amounts outstanding, and (ii) with respect to each Lender, the sum of (A) its Loan Commitment, over (B) its aggregate Loans outstanding.

         "BANK" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its individual capacity, or any successor trustee permitted pursuant to the Participation Agreement and the Trust Agreement, in such successor trustee's individual capacity.

         "BANK REGULATORY AUTHORITY" means the F.R.S. Board, the Comptroller of the Currency, the FDIC and all other relevant bank regulatory authorities (including, without limitation, relevant state bank regulatory authorities).

         "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended.

         "BASE TERM" is defined in Section 2.3 of the Lease.

         "BASIC RENT" means for any Payment Date on which Basic Rent is due, an amount equal to the sum of the aggregate amount of Interest and Yield payable under the Operative Documents on such date on the Notes and the Certificates in respect of the applicable Interest Period.

         "BENEFITTED LENDER" is defined in Section 9.6 of the Loan Agreement.

         "BORROWER" means Certificate Trustee, in its capacity as borrower under the Loan Agreement.

         "BREAK COSTS" means an amount equal to the amount, if any, required to compensate any Certificate Holder or any Lender for any losses but excluding the loss of the Applicable Lender Margin or Applicable Certificate Holder Margin on such amounts which would have accrued following a payment by Lessee of Lease Balance if such payment had not been made (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by any Certificate Holder or any Lender to fund its obligations under the Operative Documents) it may reasonably incur as a result of (x) the Lessee's payment of Basic Rent other than on a Payment Date, (y) the Advance not being made on the date specified therefor in the Advance Request or
(z) as a result of any conversion of the LIBO

Rate pursuant to and in accordance with the Operative Documents. A statement as to the amount of such losses, prepared in good faith and in reasonable detail and submitted by any Certificate Holder or any Lender, as the case may be, to the Lessee, shall be presumed correct absent demonstrable error.

         "BUSINESS DAY" means (i) each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in Salt Lake City, Utah, Denver, Colorado or San Francisco, California are generally authorized or obligated, by law or executive order, to close and (ii) relative to any determination of the LIBO Rate, any day which is a Business Day under CLAUSE (i) and is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "BUSINESS OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document (as defined in the Credit Agreement) owing by Guarantor to any Lender, the Administrative Agent, or any Indemnified Person under the Credit Agreement, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "CASH EQUIVALENTS" means investments maturing within one year from the date of investment in (a) certificates of deposits, Eurodollar time deposits, other interest bearing deposits or accounts and repurchase agreements with high quality United States commercial banks having a combined capital and surplus of at least $500,000,000, (b) certificates of deposits, other interest bearing accounts or deposits and demand deposits with other United States banks, which deposits and accounts are in amounts fully insured by the FDIC, (c) obligations issued or unconditionally guaranteed by the United States government or issued by an agency thereof, (d) direct obligations issued by any State of the United States or any political subdivision thereof which have the highest short-term or long-term rating obtainable from Standard & Poor's Ratings Group or Moody's Investors Services, Inc. on the date of investment, (e) commercial paper rated A-1 or better by Standard & Poor Ratings Group or P-1 or better by Moody's Investors Services, Inc. or (f) money market mutual funds investing in investments of the types described in clauses (a) through (e).

         "CASUALTY" means any damage to or destruction of all or any portion of the Leased Property as a result of a fire or other casualty.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 ET SEQ., as amended.

         "CERTIFICATE" is defined in Section 2.1 of the Trust Agreement.

         "CERTIFICATE AMOUNT" means, with respect to any Certificate Holder as of any date of determination, the aggregate amount advanced by such Certificate Holder for the purchase of Certificates pursuant to Section 3.1 of the Participation Agreement, net of any distributions (other than distributions of Yield) with respect thereto.

         "CERTIFICATE BALANCE" means, as of any date of determination, an amount equal to the sum of the outstanding Certificate Amounts of all Certificate Holders, together with all accrued and unpaid Yield thereon.

         "CERTIFICATE COMMITMENT" means the Commitment of each Certificate Holder to make available Certificate Amounts in an aggregate principal amount not to exceed the amount set forth on Schedule I of the Participation Agreement.

         "CERTIFICATE HOLDER" has the meaning set forth in the preamble to the Trust Agreement.

         "CERTIFICATE REGISTER" is defined in Section 2.8(a) of the Trust Agreement.

         "CERTIFICATE TRUSTEE" or "TRUSTEE" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity, but solely as trustee under the Trust Agreement, together with any individual trustee or co-trustee appointed pursuant to the terms of the Trust Agreement.

         "CHANGE OF CONTROL" means (a) any acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 7.03 of the Credit Agreement as incorporated by reference at Section 8.3 of the Participation Agreement, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 25% or more of the outstanding shares of voting stock of Guarantor or (b) during any period of 25 consecutive calendar months, commencing on the date of the Credit Agreement, the ceasing of those individuals (the "Continuing Directors") who either (i) were directors of Guarantor on the first day of each such period or (ii) subsequently became directors of Guarantor and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Guarantor, to constitute a majority of the board of directors of Guarantor.

         "CLAIMS" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including reasonable legal fees and expenses) of any nature whatsoever.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         "COMMITMENT" means (i) as to any Lender, its Loan Commitment, and (ii) as to any Certificate Holder, its Certificate Commitment.

         "COMMITMENT PERCENTAGE" means, as to any Participant, the percentage set forth opposite such Participant's name under the heading "Commitment Percentage" on Schedule I, with respect to the Certificate Holders, or Schedule II, with respect to the Lenders, to the Participation Agreement.

         "COMPLETION" means, with respect to the Tenant Improvements, the substantial completion of the Tenant Improvements on behalf of Lessor in accordance with the Plans and Specifications and in compliance in all material respects with all Applicable Laws and Insurance Requirements, as determined in the reasonable judgment of Lessee and the satisfaction by Lessee of each of the requirements of Section 7.1 of the Participation Agreement.

         "COMPLETION CERTIFICATE" means the certificate delivered by Lessee pursuant to Section 7.1(b) of the Participation Agreement.

         "CONDEMNATION" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Leased Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Leased Property or alter the pedestrian or vehicular traffic flow to the Leased Property so as to result in change in access to the Leased Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "CONDEMNATION" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "CONSTRUCTION AGENCY AGREEMENT" means the Construction Agency Agreement, dated as of June 22, 2000, between Lessor and Lessee, as construction agent, in connection with certain real property located in Arapahoe County, Colorado.

         "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person (without duplication), whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the Primary OBLIGATIONS") of another Person (the Primary OBLIGOR"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from or to obtain the services of another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof and in the case of other Contingent Obligations shall be equal to the maximum reasonably anticipated liability in respect thereof.

         "CONTINGENT RENT" means amounts payable to any Participant pursuant to
Article XIII of the Participation Agreement.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "CORPORATE TRUST DEPARTMENT" means the principal corporate trust office of Bank, located at 225 Asylum Street, Hartford, CT 06103, Attention: Corporate Trust Administration, or at such other office at which the corporate trust business of Bank shall be administered which Bank shall have specified by notice in writing to Lessee, Guarantor, Administrative Agent, each Certificate Holder, each Agent and each Lender.

         "CREDIT AGREEMENT" means the Amended and Restated Revolving Credit Agreement dated as of March 24, 2000 (as the same may be amended from time to time), among Teletech Holdings, Inc., as the Borrower, the Banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks, and the Co-Agents party thereto.

         "DEBT" means as of the end of any fiscal quarter an amount equal to the sum of (a) all Indebtedness as of such date and (b) five (5) times Rental Expenses for the period of four fiscal quarters then ended, in each case of the Guarantor and its Subsidiaries on a consolidated basis.

         "DEBT TO EBITDAR RATIO" means as of the end of any fiscal quarter, the ratio of Debt calculated as of such date to EBITDAR for the period of four concurrent fiscal quarters then ended.

         "DEED" is defined at Section 6.1(j) of the Participation Agreement.

         "DEED OF TRUST" means the Deed of Trust, Security Agreement and Fixture Filing Statement of even date with the Participation Agreement, executed by Lessor and Lessee, in favor of the Administrative Agent.

         "DEED OF TRUST TRUSTEE" means the Public Trustee of Douglas County, Colorado.

         "DEFAULT" or "LEASE DEFAULT" means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DEPOSIT ACCOUNT" is defined in Section 9.5 of the Participation Agreement.

         "DOCUMENT CLOSING DATE" is defined in Section 2.1 of the Participation Agreement.

         "DOLLARS" and "$" mean dollars in lawful currency of the United States of America.

         "EARLY TERMINATION OPTION" means the Lessee's option to purchase the Leased Property in accordance with the provisions of Section 18.1 of the Lease.

         "EBITDAR" means for any period for the Guarantor and its Subsidiaries on a consolidation basis determined in accordance with GAAP the sum of (a) the Net Income (or net loss) for such period, PLUS (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent deducted in the determination of such Net Income (or net loss), PLUS ( c) all accrued taxes on or measured by income to the extent included in the determination of such Net Income (or net loss), LESS (d) any nonrecurring gains (or PLUS any nonrecurring losses resulting from or incurred directly as a consequence of the sale or closure of any operating facilities by the Guarantor and its Subsidiaries), PLUS Rental Expenses for such period.

         "ELIGIBLE ASSIGNEE" means a commercial bank, other financial institution or other Person having a combined capital and surplus of at least $250,000,000, or any Subsidiary of such a commercial bank, financial institution or Person, provided that such commercial bank, financial institution or Person furnishes a guaranty with respect to such Subsidiary's obligations under the Operative Documents.

         "ENVIRONMENTAL AUDIT" means a Phase One environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of the Leased Property and any additional environmental assessments requested by the Required Participants in good faith, including, without limitation, a Phase II environmental site assessment if recommended by the Phase I environmental site assessment.

         "ENVIRONMENTAL LAW" at any time, means any applicable Federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, criteria having the effect of law, guideline having the effect of law, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority theretofore enacted or promulgated:

                  (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

                  (y) concerning exposure to, or the use, manufacture, containment, storage, recycling, treatment, generation, discharge, emission, release or threatened release, transportation, processing, handling, labeling, containment, production, distribution, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity.

in each case as amended and as then in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. At any time, Environmental Laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the National Environmental Policy
Act, 42 U.S.C. Section 4321; the Refuse Act, 33 U.S.C. Section 401 ET SEQ.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ., each as amended and as then in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

         "ENVIRONMENTAL VIOLATION" means any activity, occurrence or condition at the Leased Property that violates any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA AFFILIATE" means an entity which is under common control with Guarantor within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes Guarantor and which is treated as a single employer under Sections 414(b) or (c) of the Code.

         "ERISA EVENT" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by Guarantor or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to
Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of Guarantor or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a Lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "EVENT OF DEFAULT" means a Lease Event of Default.

         "EXCEPTED PAYMENTS" means:

                  (a) all indemnity payments and Contingent Rent (including indemnity payments and other amounts paid pursuant to Articles XII or XIII of the Participation Agreement) to which Lessor, any Certificate Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

                  (b) any amounts (other than Basic Rent or amounts payable by Lessee pursuant to Section 15.2 or Articles XVI, XVIII or XX of the Lease) payable under any Operative Document to reimburse Lessor, any Certificate Holder or any of their respective Affiliates (including the reasonable expenses of Lessor, any Certificate Holder or such Affiliates incurred in connection with any such payment) for performing or complying with any of the obligations of Lessee under and as permitted by any Operative Document;

                  (c) any amount payable to any Certificate Holder by any transferee permitted under the Operative Documents of the interest of any Certificate Holder as the purchase price of the Certificate Holder's interest (or a portion thereof);

                  (d) any insurance proceeds (or payments with respect to self-insured risks or policy deductibles) under liability policies, other than such proceeds or payments payable to any Participant, Administrative Agent or Lessor;

                  (e) any insurance proceeds under policies maintained by Lessor or any Participant in accordance with Section 13.4 of the Lease;

                  (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of Lessor or any Participant;

                  (g) all right, title and interest of Lessor to the Leased Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Deed of Trust pursuant to the terms thereof following the payment of the Loan Balance; and

                  (h) any payments in respect of interest to the extent attributable to payments referred to in CLAUSES (a) through (g) above.

         "EXCESS SALES PROCEEDS" means the excess, if any, of (i) the aggregate of all proceeds received by Lessor in connection with any sale of the Leased Property pursuant to Lessor's exercise of remedies under Section 16.2 of the Lease (net of all costs and expenses incurred by Lessor or any Participant in connection therewith), over (ii) the Purchase Amount actually paid by Lessee.

         "EXPIRATION DATE" means the last day of the Lease Term or any other date on which the Lease is terminated, including pursuant to Article XIV, XV or XVIII of the Lease.

         "FACILITY" means the building and related Improvements located on the Land on the Acquisition Date, and all other Improvements located on the Land from time to time.

         "FAIR MARKET VALUE" means with respect to the Leased Property or any portion thereof, as of the date of the determination, the fair market value (which in any event shall not be less than zero) as determined by an independent appraiser chosen by Certificate Trustee or Administrative Agent (at the direction of the Required Participants) and reasonably acceptable to Lessee that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a buyer currently in possession) and an informed and willing seller, under no compulsion to buy or sell, and neither of which is related to Certificate Trustee, Administrative Agent, Lessee, Guarantor or any Affiliate thereof, for the purchase of the Leased Property or any portion thereof, as applicable. Such fair market value shall be calculated as the value for the use of the Leased Property, assuming, in the determination of such fair market value, that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease.

         "FDIC" means Federal Deposit Insurance Corporation and any Governmental Authority succeeding to any of its principal functions.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transaction received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FEE LETTERS" means, collectively, the Arrangement Fee Letter, the Trustee Fee Letter and the Agent Fee Letter, and each a "FEE LETTER".

         "FEES" is defined in Section 4.4 of the Participation Agreement.

         "FF&E" shall mean all furniture, fixtures and equipment of every kind now or hereafter existing on, or used in connection with, the operation or maintenance of the Land at any time, including, without limitation, the items referred to on EXHIBIT K attached to the Participation Agreement.

         "FINANCED COSTS" means the Acquisition Costs (including Transaction Expenses) and Tenant Improvement Costs to be funded with the Advance.

         "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

         "FISCAL QUARTER" means any quarter of a Fiscal Year.

         "FISCAL YEAR" means any period of twelve consecutive calendar months ending on a December 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "1997 Fiscal Year") refer to the Fiscal Year ending on December 31st of such calendar year.

         "FIXED CHARGES" means with respect to the Guarantor and its Subsidiaries on a consolidated basis as of any date of determination (a) interest expenses paid or accrued on outstanding Indebtedness for the period for four concurrent fiscal quarters ending on the date of determination PLUS (b) principal payments on Indebtedness which are required to be made for the next succeeding twelve months, PLUS Rental Expenses incurred during the period of four concurrent fiscal quarters ending on the date of determination.

         "FIXTURES" means all real estate fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "FUND," "FUNDED" or "FUNDING" means each funding by a Participant of a portion of the principal under its Note or a portion of its Certificate Amount (as the case may be) constituting a portion of the Advance as described in
Article III of the Participation Agreement.

         "GAAP" means U.S. generally accepted accounting principles (including principles of consolidation), in effect from time to time, including as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and the Financial Accounting Standards Board.

         "GENERAL INDEMNITEE" or "TAX INDEMNITEE" means each Participant, Certificate Trustee (in its individual capacity, in its capacity as trustee and in its capacity as Lessor), Administrative Agent (in its individual capacity and as agent or Administrator), the Arranger, any additional, separate or co-trustee or co-agent appointed in accordance with the terms of the Trust Agreement or the Participation Agreement, and the respective Affiliates, successors, permitted assigns, permitted transferees, contractors, employees, officers, directors, shareholders, partners, participants, representatives and agents of each of the foregoing Persons; PROVIDED, HOWEVER, that in no event shall Lessee or any of its Affiliates be a General Indemnitee or Tax Indemnitee.

         "GOVERNMENTAL ACTION" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Leased Property.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GROSSED-UP BASIS" is defined in Section 12.5(c)(ii) of the Participation Agreement.

         "GROSS PROCEEDS" is defined in Section 20.1(l) of the Lease.

         "GUARANTEED RESIDUAL AMOUNT" means, as of any date of determination, the product obtained by multiplying (A) the aggregate amounts Funded by the Participants as of the Advance Date, including the Acquisition Costs (and Transaction Expenses) and (B) 82.51%.

         "GUARANTEES" means the Lessee Guarantee and the Participant Guarantee.

         "GUARANTOR" means Teletech Holdings, Inc., in its capacity as Guarantor under the Guarantees and the other Operative Documents.

         "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

         "HAZARDOUS ACTIVITY" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

         "HAZARDOUS CONDITION" means any condition at the Leased Property that violates or threatens to violate, or that results in or threatens noncompliance with, any Environmental Law, including any release in excess of any cleanup standards promulgated under Environmental Laws.

         "HAZARDOUS SUBSTANCE" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous by listing characteristic or definition under any Environmental Law, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by-products and other hydrocarbons and is or becomes regulated by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States or the State of Colorado or any political subdivision of either of the foregoing and also including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

         "HIGHEST LAWFUL RATE" is defined in Section 4.6(b) of the Participation Agreement.

         "IMPOSITIONS" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("TAXES") (including (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are, or are in the nature of, franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on the Leased Property, including assessments for public improvements or benefits, provided such improvements are commenced or completed within the Term), and in each case interest, additions to tax and penalties thereon, which may be levied, assessed or imposed by any Federal, state or local authority upon or with respect to (a) (i) the Leased Property or any part thereof or interest therein, or the Lessee or any sublessee or user of the Leased Property or (ii) any Tax Indemnitee with respect to, in connection with, or on account of, subclause (i) of this clause (a); (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of the Leased Property or any part thereof or interest therein;
(c) the Notes or Certificates or other indebtedness with respect to the Leased Property or any part thereof or interest therein or transfer thereof;
(d) the rentals, receipts or earnings arising from the Leased Property or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Leased Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the construction, acquisition or delivery of Improvements or any part thereof or interest therein to or at the Leased Property (h) the issuance of the Notes and Certificates; or (i) otherwise in connection with the Overall Transaction.

         Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "IMPOSITION" shall not mean or include:

                  (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, value added, rental, transfer, property or ad valorem taxes) that are imposed by any Governmental Authority and that are based upon or measured by gross or net income or gross or net receipts
         (including minimum taxes or taxes on, measured by or in the nature of capital, net worth, excess profits, items of tax preference, capital stock, franchise, business privilege or doing business taxes), for any taxes in the nature of intangibles tax, and ad valorem tax or a property tax imposed on the holding or owning of a Note of Certificate; PROVIDED that this CLAUSE (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Lease (but not any Tax or imposition that relates to any period prior to the termination of the Lease with respect to the Leased Property to which such Tax or imposition relates);

                  (iii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of
         Section 12.4 of the Participation Agreement, PROVIDED that the foregoing shall not limit the Lessee's obligation under Section 12.4 of the Participation Agreement to advance to such Tax Indemnitee amounts with respect to Taxes or impositions that are being contested in accordance with Section 12.4 of the Participation Agreement or any expenses incurred by such Tax Indemnitee in connection with such contest;

                  (iv) any Taxes or impositions imposed upon a Tax Indemnitee with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in the Leased Property or any part thereof, or any interest therein or any interest or obligation under the Operative Documents or any Note or Certificate, or from any sale, assignment, transfer or other disposition of any interest in a Tax Indemnitee (other than any transfer in connection with (1) the exercise by the Lessee of its Early Termination Option or any termination option or other purchase of the Leased Property by the Lessee or the exercise by Lessee of the Sale Option, (2) the occurrence of an Event of Default, (3) a Casualty or Condemnation affecting the Leased Property, or (4) any assignment, sublease, modification or addition of or to the Leased Property by the Lessee);

                  (v) any Taxes or impositions imposed on a Tax Indemnitee, to the extent such Tax Indemnitee actually receives a credit (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes that are not indemnified under the Participation Agreement (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis);

                  (vi) any Taxes or impositions imposed against or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee;

                  (vii) Taxes imposed on or payable by a Tax Indemnitee to the extent such Taxes would not have been imposed but for a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by the Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

                  (viii) Taxes to the extent resulting from such Tax Indemnitee's failure to comply with the provisions of Section 12.4 of the Participation Agreement, which failure precludes the ability to conduct a contest pursuant to Section 12.4 of the Participation Agreement (unless such failure is caused by the Lessee's breach of its obligations); and

                  (ix) Taxes resulting from the failure of any party to comply with Section 11.3(a) other than as the result of an increased cost described in Section 13.3.

Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth in CLAUSES (i), (ii) and (iv) above shall not apply (but the other exclusions shall apply) to any Taxes or any increase in Taxes imposed on any Indemnitee net of any decrease in Taxes realized by such Indemnitee, to the extent that any such Tax increase or decrease would not have occurred if on the Advance Date the Participants had advanced funds directly to Lessee in the form of a loan by such Participant to Lessee secured by the Leased Property in an amount equal to the amounts funded on the Advance Date, with debt service for such loan equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of Participant Balances at the end of the Lease Term.

         "IMPROVEMENTS" means any and all buildings, FF&E, Fixtures and improvements located on the Land from time to time, including the Tenant Improvements and other improvements hereafter erected on the Land or to the Facility by Lessee as permitted by the Lease, and including, but not limited to, mechanical, electrical, HVAC and other building systems attached to any buildings or improvements presently existing or to be constructed on the Land or to the Facility.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into the ordinary course of business on ordinary terms); (c) all Contingent Obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness or other obligations created or arising under any conditional sale, lease or other title retention agreement or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capitalized Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness (with the amount of such Indebtedness to be equal to the lesser of the face amount thereof and the fair market value of the property made subject to such Lien); and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, (x) the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member and as to which such Person is directly liable and (y) the amount of any Indebtedness of any Person which respect to the creditor may, by its terms, have only limited recourse to the assets of the obligor, shall be equal to the lesser of the face amount thereof and the fair market value of the assets to which recourse may be obtained.

         "INDEMNITEE" means any of a General Indemnitee or a Tax Indemnitee, as applicable.

         "INITIAL ENVIRONMENTAL AUDIT" means the Phase I Environmental Site Assessment dated November 20, 2000, prepared by CH Environmental, LLC.

         "INSOLVENCY EVENT" means the occurrence of any one or more of the following events:

                  (a) (i) Lessee, Guarantor or any of Guarantor's Subsidiaries shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit or creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business, or (ii) corporate action shall be taken by Lessee, Guarantor or any of Guarantor's Subsidiaries for the purpose of effectuating any of the foregoing; or

                  (b) involuntary proceedings or an involuntary petition shall be commenced or filed against Lessee, Guarantor or any of Guarantor's Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of the property, assets or business of Lessee, Guarantor, or any of its Subsidiaries or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Lessee, Guarantor or any of Guarantor's Subsidiaries and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within ninety (90) days after commencement, filing or levy, as the case may be.

         "INSPECTING PARTIES" is defined in Section 4.2(a) of the Lease.

         "INSURANCE REQUIREMENTS" means all terms and conditions of any insurance policy required by the Lease to be maintained by the Lessee.

         "INTEREST" means the interest accruing on the Loans as computed and payable in accordance with the terms of the Loan Agreement (including, without limitation, in accordance with Section 2.6 of the Loan Agreement).

         "INTEREST PERIOD" means, with respect to any Loan or Certificate Amount bearing Interest or Yield by reference to either the LIBO Rate or the Alternate Base Rate, all or any portion of the period from and including a Scheduled Payment Date to but excluding the next succeeding Scheduled Payment Date during which such Loan or Certificate Amount bears interest by reference to such rate.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "INVESTOR'S LETTER" is defined at Section 2.8(a) of the Trust
Agreement.

         "KNOWLEDGE" means, with respect to Lessee or any of its Affiliates, the actual knowledge of any of the following persons: (i) with respect to facts or occurrences relating to the Leased Property, officers of Lessee or any of its Affiliates regularly engaged in supervising operations of Lessee under the Operative Documents with respect to the Leased Property, and
(ii) with respect to facts or occurrences unrelated to the Leased Property, any Responsible Officer of Lessee or such Affiliate.

         "LAND" is defined in the Recital to the Lease.

         "LEASE" means the Lease and Deed of Trust as of December 27, 2000 by and among Lessor and Lessee.

         "LEASE BALANCE" means, as of any date of determination, an amount equal to the sum (without duplication) of the Loan Balance, the Certificate Balance, all other amounts owing by Lessee under the Operative Documents (including accrued and unpaid Supplemental Rent, if any).

         "LEASE EVENT OF DEFAULT" or "EVENT OF DEFAULT" is defined in Section
16.1 of the Lease.

         "LEASE RENEWAL TERM" is defined in Section 19.1(a) of the Lease.

         "LEASED PROPERTY" means collectively the Land and the Facility.

         "LEASED PROPERTY RECORDS" means those maintenance and other records relating to the Leased Property in the possession of Lessee.

         "LENDER FINANCING STATEMENTS" means UCC financing statements appropriately completed and executed by, among others, Lessee or Guarantor for filing in the applicable jurisdiction in order to perfect a security interest in favor of the Administrative Agent for the benefit of the Participants in the Teletech Collateral.

         "LENDERS" means, collectively, the financial institutions that are or may from time to time become parties to the Loan Agreement.

         "LENDERS' POLICY" is defined in Section 6.1(n) of the Participation Agreement.

         "LESSEE" means Teletech Services Corporation, in such capacity under the Operative Documents.

         "LESSEE GUARANTEE" means the Lessee Guarantee dated as of December 27, 2000, given by Guarantor in favor of Administrative Agent and each Participant.

         "LESSEE RELATED EVENT" is defined in Section 14.1(e) of the Lease.

         "LESSOR" means Certificate Trustee, as Lessor under the Lease.

         "LESSOR FINANCING STATEMENTS" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement.

         "LESSOR LIEN" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against Lessor, Bank, Administrative Agent or any Participant not resulting from or related to the Overall Transaction, (b) any act or omission of Lessor, Bank, Administrative Agent or any Participant which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against Lessor, Bank, Administrative Agent or any Participant with respect to Taxes or Transaction Expenses against which Lessee is not required to indemnify Lessor, Bank, any Agent or any Participant, in its individual capacity, pursuant to Article XII of the Participation Agreement, (d) any claim against Lessor, Bank, or Administrative Agent arising out of any transfer by Lessor of all or any portion of the interest of Lessor in the Leased Property or the Operative Documents other than the transfer of title to or possession of the Leased Property by Lessor pursuant to and in accordance with the Lease, the Loan Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 16.2 of the Lease, or (e) any claim against any Participant arising out of any transfer by such Participant of any Note or Certificate, or any interest therein, other than in accordance with the Participation Agreement.

         "LIBO RATE" means with respect to any Interest Period at any time, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity approximately equal to such Interest Period; or if no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the rate equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Administrative Agent from Telerate Page 3750; or if Telerate Page 3750 is not available, the applicable LIBO Rate for the relevant Interest Period shall be the rate determined by the Administrative Agent to be the arithmetic average of the rates at which Bank of America, National Association offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank of America, National Association's relevant portion of the aggregate outstanding principal amount of the Notes and Certificate Amounts and having a maturity approximately equal to such Interest Period.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, declaration or servitude of any kind, including any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or, when used with reference to the Leased Property, any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded.

         "LIQUID ASSETS" means, with respect to Guarantor and its Subsidiaries on a consolidated basis as of any date of determination, the aggregate amount of
(a) non-restricted cash, PLUS (b) Cash Equivalents PLUS (c) Marketable Securities PLUS (d) availability under secured and/or unsecured lines of credit.

         "LOAN" is defined in Section 2.1 of the Loan Agreement.

         "LOAN AGREEMENT" means the Loan Agreement, dated as of December 27, 2000, between Lessor, as Borrower thereunder, Administrative Agent and the Lenders.

         "LOAN AGREEMENT DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute a Loan Agreement Event of Default.

         "LOAN AGREEMENT EVENT OF DEFAULT" is defined in Section 6.1 of the Loan Agreement.

         "LOAN BALANCE" means, as of any date of determination, an amount equal to the sum of the outstanding Loans of all Lenders, together with all accrued and unpaid Interest thereon.

         "LOAN COMMITMENT" means the Commitment of each Lender to make Loans to the Borrower on the Advance Date in an aggregate principal amount not to exceed the amount set forth on Schedule II to the Participation Agreement.

         "LOAN DOCUMENTS" means the Loan Agreement and the Notes.

         "MARKETABLE SECURITIES" means any of the following:

                  (i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or other obligations the timely payment of the principal of and interest on which are fully and unconditionally guaranteed by the United States of America;

                  (ii) interest-bearing deposit accounts (which may be represented by certificates of deposit) in national, state or foreign commercial banks whose outstanding long-term debt is rated at least A by Standard & Poor's or A2 by Moody's;

                  (iii) commercial paper issued by any corporation which is rated at least A-1 or the equivalent by Standard & Poor's or at least P-1 or the equivalent by Moody's;

                  (iv) repurchase agreements with banking institutions and securities dealers recognized as primary dealers by the Federal Reserve Bank of New York whose outstanding long-term and short-term debt is rated at least A or the equivalent by Standard & Poor's or at least A2 or the equivalent by Moody's; and

                  (v) money market funds having a rating in the highest investment category by Standard & Poor's or Moody's at the time of acquisition.

         "Material", "material", "Materially" and "materially" mean material to or which could reasonably be expected to materially impair (i) the consolidated financial condition of Guarantor or Lessee, (ii) the ability of Lessee or Guarantor to perform its obligations under the Operative Documents to which it is a party, or (iii) the value or condition of the Leased Property.

         "MATERIAL ADVERSE EFFECT" means, with respect to Lessee or Guarantor, a materially adverse effect on (i) the operations, businesses, properties or financial conditions of the Guarantor or Guarantor and its Subsidiaries taken as a whole (ii) the ability of Lessee or Guarantor to carry on their respective businesses or from meeting their respective current and anticipated obligations on a timely basis, including their performance under the Operative Documents and to avoid any Event of Default, (iii) the validity or enforceability of any of the Operative Documents, or any rights or remedies under any thereof, (iv) the existence or perfection of any Lien granted by the Lessee, Guarantor or Lessor under the Operative Documents or (v) the use or the Fair Market Value of the Leased Property.

         "MATERIAL ENVIRONMENTAL CONDITION" is defined in Section 14.3 of the Lease.

         "MATURITY DATE" means, the fourth anniversary of the Document Closing Date; PROVIDED, HOWEVER, that if the Expiration Date has been extended in accordance with Article XIX of the Lease, then the Maturity Date shall be the last day of the then current Lease Renewal Term.

         "MERIDIAN DEED" means that certain Special Warranty Deed executed by Meridian Associates East, a Colorado general partnership, in favor of Seller, recorded on October 22, 1997 in the official records of Douglas County, Colorado, in book 1476, page 1465, as amended by that certain Amendment to Special Warranty Deed, executed by Meridian Associates East and Seller to be recorded concurrently with the Deed.

         "MODIFICATIONS" is defined in Section 10.1 of the Lease.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor agency thereto.

         "MORTGAGED PROPERTY" means, as applicable, the property and rights and interests defined as "Mortgaged Property" in the Deed of Trust.

         "NET INCOME" means for any period, the net income for the Guarantor and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "NET PROCEEDS" means all "Mounts received by Lessor in connection with any Casualty or Condemnation or any sale of the Leased Property pursuant to Lessor's exercise of remedies under Section 16.2 of the Lease or the Lessee's exercise of the Sale Option under the Lease, and all interest earned thereon, less the reasonable expense of claiming and collecting such amounts, including all reasonable costs and expenses in connection therewith for which Lessor, Administrative Agent or any Participant is entitled to be reimbursed pursuant to the Lease.

         "NONELIGIBLE COMMITMENT PERCENTAGE" means, as to each of the Certificate Holders, the percentage set forth opposite each such Certificate Holder's name under the heading "Noneligible Commitment Percentage" on Schedule I to the Participation Agreement (as such schedule may be amended from time to time in accordance with the Participation Agreement).

         "NONSEVERABLE" shall describe a Modification or part of a Modification which cannot be readily removed from the Leased Property without causing material damage to or materially impairing the value of the Leased Property.

         "NOTES" is defined in Section 2.3 of the Loan Agreement.

         "OBLIGATIONS" means all obligations (monetary or otherwise) of the Lessee arising under or in connection with any of the Operative Documents.

         "OFFEREE LETTER" is defined in Section 6.1(q) of the Participation Agreement.

         "OPERATIVE DOCUMENTS" means the following:

         (a)      the Participation Agreement;
         (b)      the Lease;
         (c)      the Loan Agreement;
         (d)      the Notes;
         (e)      the Certificates;
         (f)      the Deed of Trust;
         (g)      the Assignment of Leases and Rents;
         (h)      the Trust Agreement;
         (i)      the Participant Guarantee;
         (j)      the Lessee Guarantee;
         (j)      the Pledge Agreement;
         (k)      the Trustee Parent Guarantee; and
         (l)      the Fee Letters.

         "ORGANIC DOCUMENT" means, relative to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "OVERALL TRANSACTION" means all the transactions and activities referred to in or contemplated by the Operative Documents.

         "OVERDUE RATE" means, the Alternate Base Rate plus 2.0% per annum.

         "OWNER'S POLICY" is defined at Section 6.1(n) of the Participation Agreement.

         "PARTICIPANT BALANCE" means, with respect to any Participant as of any date of determination: (i) with respect to any Lender, the Loan Balance or (ii) with respect to any Certificate Holder, the Certificate Balance.

         "PARTICIPANTS" means, collectively, the Certificate Holders and the Lenders.

         "PARTICIPATION AGREEMENT" means the Participation Agreement, dated as of December 27, 2000, among Teletech Services Corporation, as Lessee; Teletech Holdings, Inc., as Guarantor; State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly set forth therein, but solely as Certificate Trustee; the financial institutions listed on Schedule I thereto, as Certificate Holders; the financial institutions listed on Schedule II thereto, as Lenders; and First Security Bank, National Association, as Administrative Agent.

         "PARTICIPANT GUARANTEE" means the Participant Guarantee dated as of December 27, 2000 given by Guarantor, substantially in the Form of Exhibit G to the Participation Agreement.

         "PAYMENT DATE" means (a) any Scheduled Payment Date and (b) any date on which Interest is payable pursuant to Section 2.6(c)(ii) of the Loan Agreement in connection with any prepayment of the Loans.

         "PAYMENT DEFAULT" means the failure of Lessee to make any payment of
(i) Basic Rent when due and such failure shall continue for a period of three
(3) Business Days or (ii) any amounts due pursuant to Section 15.1, 18.1, 18.2, 19.1(a) or 20.1 of the Lease when due.

         "PAYMENT OFFICE" means the office of each Participant and the Administrative Agent identified on Schedule III to the Participation Agreement as its Payment Office.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

         "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which Lessee, Guarantor or any corporation, trade or business that is, along with the Lessee or

Guarantor, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "PERIL" is defined in Section 13.1(b) of the Lease.

         "PERMITTED ASSIGNEE" is defined in Section 2.1 of the Loan Agreement.

         "PERMITTED EXCEPTIONS" means the exceptions set forth in the Owner's Policy and the Lender's Policy on the Advance Date and accepted by the Participants pursuant to Section 6.1(t) of the Participation Agreement.

         "PERMITTED INVESTMENT" means (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made, (ii) certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of a Participant or of any other commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000 and with a senior unsecured debt credit rating of at least "A" by Moody's and "A" by S&P,
(iii) commercial paper of the Participants having a remaining term until maturity of not more than 180 days from the date such investment is made, (iv) commercial paper of companies, banks, trust companies or national banking associations (in each case excluding Lessee and its Affiliates) incorporated or doing business under the laws of the United States or one of the States thereof, in each case having a remaining term until maturity of not more than 180 days from the date such investment is made and rated at least "P-1" by Moody's or at least "A-1" by S&P and (v) repurchase agreements maturing within one year with any financial institution having combined capital and surplus of not less than $500,000,000 with any of the obligations described in CLAUSES (i) through (iv) as collateral so long as title to the underlying obligations pass to Administrative Agent and such underlying securities shall be segregated in a custodial or trust account for the benefit of Administrative Agent.

         "PERMITTED LIENS" means any of the following:

                  (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents (including, without limitation, the Deed of Trust);

                  (ii) Liens (other than Liens created or imposed under ERISA) for Taxes that either are not yet delinquent or are being contested in accordance with the provisions of Section 12.1 of the Lease;

                  (iii) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the Leased Property or arising in the ordinary course of business, PROVIDED that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (iv) Liens of any of the types referred to in CLAUSE (iii) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements reasonably satisfactory to Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

                  (v) Lessor Liens;

                  (vi) Liens created with the consent of the Required Participants;

                  (vii) Liens described on the title insurance policy delivered with respect to the Leased Property pursuant to Section 6.1(p) of the Participation Agreement, other than Liens described in CLAUSE (iii) above that are not removed within 40 days of their origination;

         "PERMITTED USE" means the possession by Lessee in compliance with Applicable Laws in all material respects and all applicable Insurance Requirements; provided, however, Lessee shall not make any modification except as permitted at Section 10.1 of the Lease.

         "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

         "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which Guarantor or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would enter Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "PLANS AND SPECIFICATIONS" means the plans and specifications for the construction of the Tenant Improvements, delivered or to be delivered to Administrative Agent, as may be reasonably approved in writing by Administrative Agent.

         "PLEDGE AGREEMENT" means the Pledge and Assignment of Deposit Account, dated as of December 27, 2000, by and among Certificate Trustee, Lessee and Administrative Agentbetween Lessor, as Borrower thereunder, Administrative Agent and the Lenders.

         "PURCHASE AMOUNT" means, as of any date of determination, the sum of
(a) the aggregate sum of the outstanding principal amount of the Loans of all of the Lenders and the outstanding Certificate Amounts of all of the Certificate Holders, PLUS (b) all accrued but unpaid Interest and Yield, PLUS (c) all other sums then due and payable under the Operative Documents by Lessee, including without limitation all Supplemental Rent and any amounts due and owing pursuant to Articles XII and XIII of the Participation Agreement.

         "PURCHASE NOTICE" means an irrevocable written notice by the Lessee delivered to Lessor pursuant to Section 18.1 of the Lease, notifying Lessor of the Lessee's intention to exercise its Early Termination Option, and the proposed purchase date therefor.

         "PURCHASE OPTION" is defined in Section 19.1(b) of the Lease.

         "RECOURSE DEFICIENCY AMOUNT" means, with respect to the exercise of the Sale Option, the difference between (X) the Purchase Amount at the last day of any Renewal Term in which such Sale Option was elected and (Y) the product obtained by multiplying 17.494% by the Appraised Value of the Leased Property as of the first day of the Renewal Term in which the Sale Option was elected.

         "REGULATION T, U, OR X" means Regulation T, U or X, respectively, of the F.R.S. Board as from time to time in effect and any successor to all or a portion thereof.

         "RELEASE" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance into the environment, including, without limitation, ambient air, surface water, ground water or land.

         "RELEASE PARCEL" is defined in Section 18.1(d) of the Lease.

         "RENEWAL OPTION" is defined in Section 19.1(a) of the Lease.

         "RENT" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "RENTAL EXPENSES" means, for any period, the sum of the aggregate payments of the Guarantor and its Subsidiaries on a consolidated basis under noncancellable agreements to rent or Lease any real or personal property (exclusive of agreements to rent or lease real or personal property which are not cancelable at the option of the lessee without penalty within a three month period), all as determined on a consolidation basis for the Guarantor and its Subsidiaries in accordance with GAAP.

         "REPLACEMENT PARTICIPANT" is defined in Section 11.2(b) of the Participation Agreement.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "REQUIRED CERTIFICATE HOLDERS" means, at any time, Certificate Holders holding more than 66.7% of the aggregate outstanding Certificate Amounts.

         "REQUIRED MODIFICATION" is defined in Section 10.1(i) of the Lease.

         "REQUIRED PARTICIPANTS" means, as of the date of determination, Participants having aggregate investments in the Overall Transaction (as measured by the outstanding principal amount of the Notes and the Certificate Amounts then outstanding) equal to at least 66.7% of the aggregate total of all such investments.

         "REQUIREMENTS OF LAW" means the requirements of all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property, the Improvements or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Leased Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 1201 ET SEQ. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Leased Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 11.2 of the Lease.

         "RESPONSIBLE OFFICER" means, relative to Lessee or Guarantor, each of its officers responsible for the Leased Property whose signature and incumbency or position shall have been certified to the Participants, and the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, the Treasurer and any Assistant Treasurer of the Lessee or Guarantor, as the case may be.

         "RESPONSIBLE OFFICER'S CERTIFICATE" means a certificate signed by any Responsible Officer.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor agency thereto.

         "SALE OPTION" is defined in Section 19.1(c) of the Lease.

         "SALE OPTION RECOURSE AMOUNT" means either (i) if the Sale Option is elected during the Base Term, the Guaranteed Residual Amount, or (ii) if the Sale Option is elected during a Renewal

Term, then either (x) the Guaranteed Residual Amount or (y) the Recourse Deficiency Amount, whichever is designated in a written notice by Lessor, acting at the direction of the Required Participants, to Lessee prior to the Expiration Date; PROVIDED, HOWEVER, that if Lessor fails to give such notice, Lessor shall be deemed to have notified Lessee that the Recourse Deficiency Amount shall be the designated "Sales Recourse Amount".

         "SCHEDULED PAYMENT DATE" means, as to any Loan or Certificate Amount, the twenty-eighth (28th) day of every third month or if such twenty-eighth day is not a Business Day, the immediately succeeding Business Day.

         "SEC" means the Securities and Exchange Commission or its successors or other such body performing duties now assigned to it.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "SELLER" means TCI Realty, LLC, a Delaware limited liability company.

         "SIGNIFICANT CASUALTY" means a Casualty that either (a) renders the Leased Property unsuitable for continued use as property of the type of the Leased Property immediately prior to such Casualty and, if the remaining Lease Term is more than one (1) year, the Leased Property cannot reasonably be restored to substantially its condition as existed immediately prior to such Casualty within one (1) year of the occurrence of such Casualty or (b) is so substantial in nature that restoration of the Leased Property to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible. The determination of whether a Significant Casualty has occurred shall be made in the reasonable, good faith judgment of Lessee, PROVIDED, HOWEVER, that if Lessee fails to notify Lessor in writing within 10 days of Lessee's or Guarantor's having actual knowledge of the occurrence of a Casualty, then such determination shall be made by Lessor.

         "SIGNIFICANT CONDEMNATION" means (a) a Condemnation that involves a taking of Lessor's entire title to the Land, or (b) a Condemnation that (i) renders the Leased Property unsuitable for continued use as property of the type of the Leased Property immediately prior to such Condemnation or (ii) is such that restoration of the Leased Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible. The determination of whether a Significant Condemnation has occurred shall be made in the reasonable, good faith judgment of Lessee, PROVIDED, HOWEVER, that if Lessee fails to notify Lessor in writing within 10 days of Lessee's or Guarantor's having actual knowledge of the occurrence of a Condemnation, then such determination shall be made by Lessor.

         "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "SNDA" means that certain Subordination, Nondisturbance and Attornment Agreement, executed, or to be executed, by Administrative Agent, Lessor, Lessee and Seller, in the form of Exhibit J to the Participation Agreement.

         "SOLVENT" or "SOLVENCY" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not reasonably believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SUB-PARTICIPANT" is defined in Section 11.2 of the Participation Agreement.

         "SUBSIDIARY" of a Person means, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Guarantor.

         "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees or is otherwise is obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to Certificate Trustee, any Agent, any Participant or any other Person, including, without limitation, Commitment Fees, Break Costs, any Sales Option Recourse Amount, any Lease Balance and any Contingent Rent.

         "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires any master agreement relating to or governing any or all of the foregoing.

         "TAXES" is defined in the definition of Impositions.

         "TAX INDEMNITEE" or "GENERAL INDEMNITEE" means each Participant, the Certificate Trustee (in its individual capacity, in its capacity as trustee and in its capacity as Lessor), each Agent (in its individual capacity and as agent or Administrator), the Arranger, any additional, separate or co-trustee or co-agent appointed in accordance with the terms of the Trust Agreement or the Participation Agreement, and the respective Affiliates, successors, permitted assigns, permitted transferees, contractors, employees, officers, directors, shareholders, partners, participants, representatives and agents of each of the foregoing Persons; PROVIDED, HOWEVER, that in no event shall Lessee or any of its Affiliates be a Tax Indemnitee or General Indemnitee.

         "TCI PURCHASE CONTRACT" means that certain Contract dated as of December __,2000, between Lessee and Seller.

         "TCI SUBLEASE" shall have the meaning set forth in Section 6.2 of the Lease.

         "TELETECH COLLATERAL" means all of Lessee's and Guarantor's right, title and interest in (i) the Leased Property, (ii) all FF&E (iii) the Deposit Account and all monies therein, (iv) contracts, contract rights and general intangibles directly relating to the Leased Property, (v) the Tenant Improvement Account and all monies therein, and (vi) the proceeds of any of the foregoing.

         "TELETECH EVENT OF DEFAULT" means the occurrence of any one or more of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority:

                  (a) Lessee or Guarantor shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under (i) Sections 8.1(d)(ix), 8.1(d)(x), 8.2 or 8.3 (to the extent such Section 8.3 applies to Article VII of the Credit Agreement) of the Participation Agreement or (ii) any other portion of Section 8.1 or 8.3 of the Participation Agreement and such default shall have continued unremedied for a period of thirty (30) Days;

                  (b) any representation or warranty by Lessee or Guarantor in any Operative Document or in any certificate or document delivered to Lessor, or any Participant pursuant to any Operative Document shall have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

                  (c) the occurrence of an Insolvency Event;

                  (d) (i) Guarantor or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) giving effect to applicable grace periods; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation. If the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable or to be required to be repurchased prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded: or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which Guarantor or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined), as to which Guarantor or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by Guarantor or such Subsidiary as a result thereof is greater than $1,000,000; or

                  (e) (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any ERISA Affiliate under Title IV of ERISA to such Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount for all such Pension Plans and Multiemployer Plans in excess of $1,000,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans and Multiemployer Plans at any time exceeds $1,000,000 (determined, in respect of Multiemployer Plans, by reference to the Unfunded Pension Liability for which Guarantor or any ERISA Affiliate may be liable; or
         (iii) Guarantor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

                  (f) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Guarantor or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                  (g) Any non-monetary judgment, order or decree is entered against Guarantor or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) There occurs any Change of Control; or

                  (i) Any Governmental Authority revokes or fails to renew any material license, permit or franchise of Guarantor or any Subsidiary, or Guarantor or any Subsidiary for any reason loses any material license, permit or franchise, or Guarantor or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                  (j) There occurs a Material Adverse Effect.

         "TENANT IMPROVEMENT ACCOUNT" shall mean an account established with Administrative Agent pursuant to Section 6.1(y) of the Participation Agreement for the receipt of amounts Funded by the Participants to be Advanced to Lessee for the construction of the Tenant Improvements pursuant to the terms of the Operative Documents.

         "TENANT IMPROVEMENTS" means (1) planning, preparation, installation and completion of one or more additional surface parking lot(s) on the Leased Property; (2) planning, preparation, installation and completion of such alterations, if any, to the roadways, entries and exits to the Leased Property as may be necessary to enable Lessee to comply with the terms of the REA described in the special warranty deed delivered to Lessor pursuant to the TCI Purchase Contract, (3) planning, preparation, installation and completion of such interior reconfiguration and improvement of the Facility as may be necessary or convenient to Lessee in the conduct of its business, including the purchase and installation of additional FF&E, and if determined by Lessee to be necessary, the expansion and/or relocation of the Facility data center.

         "TENANT IMPROVEMENT COSTS" means the amounts required to construct the Tenant Improvements in accordance with the Operative Documents.

         "TERM" is defined in Section 2.3 of the Lease.

         "TERMINATION DATE" is defined in Sections 15.2(a) and 16.2(e) of the Lease.

         "TERMINATION NOTICE" is defined in Section 15.1 of the Lease.

         "TITLE INSURANCE COMPANY" means Chicago Title Insurance Company of Colorado, Inc.

         "TITLE POLICIES" means the Owner's Policy and the Lenders' Policy.

         "TOP TEN CUSTOMERS" means the top ten customers of Lessee, Guarantor, or any of their Affiliates based on the aggregate revenues generated by the service contracts entered into by Lessee, Guarantor, or any of their Affiliates with such customers, as such customers are listed on a certified side letter delivered by Lessee to Administrative Agent and the Participants prior to the Document Closing Date, as updated from time to time in accordance with Section
9.4 of the Participation Agreement.

         "TRANSACTION EXPENSES" means all reasonable costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

                  (a) the reasonable fees and expenses of (i) Mayer, Brown & Platt,(ii) Cooley Godward LLP, and (iii) Phelps Dunbar (it being understood that Lessee will not be obligated to pay any other legal fees and expenses for any additional counsel for any Participant);

                  (b) all Fees, including the Arrangement Fee;

                  (c) Arranger's reasonable costs and expenses, including the reasonable allocated time charges of internal counsel to the Arranger;

                  (d) the initial and ongoing fees and reasonable expenses of the Certificate Trustee, Administrative Agent, and their special counsel;

                  (e) all applicable appraisal fees and reasonable expenses;

                  (f) search fees, recording fees and filing fees incurred in connection with Lien searches and the filing of UCC financing statements, memoranda of lease, and any and all mortgages or deeds of trust, including fees and expenses of the title company;

                  (g) costs and expenses for the surveyor of the Land;

                  (h) any other reasonable out-of-pocket expenses of any party to the Operative Documents incurred in connection with the consummation of the Overall Transaction on the Document Closing Date including premiums for the Title Policies; and

                  (i) all reasonable expenses relating to any environmental reports, including the Initial Environmental Audit and any other Environmental Audit.

         "TRANSFEREE" is defined in Section 11.3(a) of the Participation Agreement.

         "TRUST" means the trust created by the Trust Agreement.

         "TRUST AGREEMENT" means the Trust Agreement (Teletech Trust No. 2000-B), dated as of December 27, 2000, between Bank and the Certificate Holders.

         "TRUSTEE" or "CERTIFICATE TRUSTEE" means State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity, but solely as trustee under the Trust Agreement, together with any individual trustee or co-trustee appointed pursuant to the terms of the Trust Agreement.

         "TRUSTEE FEE LETTER" means the Fee Agreement between Bank and Lessee.

         "TRUSTEE PARENT GUARANTEE" means the Trustee Parent Guarantee dated as of December 27, 2000, given by State Street Bank and Trust Company in favor of Lessee, Guarantor and the Participants.

         "TRUST ESTATE" means all estate, right, title and interest of Certificate Trustee in, to and under the Leased Property, the Trust Agreement, the Lease, and all of the other Operative Documents, including (i) all amounts (other than Excepted Payments) of Rent and other payment due or to become due of any kind for or with respect to the Leased Property or payable under any of the foregoing, (ii) any or all payments or proceeds received by Certificate Trustee after the termination of the Lease with respect to the Leased Property as the result of the sale, Lease or other disposition thereof and (iii) proceeds of the Loans and the investments in the Certificates, all of which, together with any other moneys, proceeds or property at any time are received by Certificate Trustee under or in connection with the Operative Documents.

         "UCC FINANCING STATEMENTS" means collectively the Lender Financing Statements and Lessor Financing Statements.

         "UNIFORM COMMERCIAL CODE" and "UCC" means the Uniform Commercial Code as in effect in each applicable jurisdiction.

         "U.S." means the United States of America.

         "VOTING STOCK" means, with respect to any Person, capital stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "YIELD" means, with respect to each Interest Period (a) the Yield Rate for such Interest Period multiplied by (b) the aggregate Certificate Amounts outstanding.

         "YIELD RATE" means, with respect to any Interest Period, the sum of the LIBO Rate for such Interest Period, plus the Applicable Certificate Holder Margin, or (ii) if any Certificate Amounts bear interest at the Alternate Base Rate for such Interest Period, the Alternate Base Rate.

                                   APPENDIX 1
                                       to
                             PARTICIPATION AGREEMENT
                             -----------------------
                           (TeleTech Trust No. 2000-B)

                                   DEFINITIONS

                                    APPENDIX 2
                                        to
                              PARTICIPATION AGREEMENT
                              -----------------------
                            (TeleTech Trust No. 2000-B)


                   CONDITIONS PRECEDENT TO DOCUMENT CLOSING DATE

         (a) AUTHORIZATION, EXECUTION AND DELIVERY OF DOCUMENTS; NO DEFAULT. The Participation Agreement, the Lease, the Memorandum of Lease, the Guarantees, the Deed or Trust, the Trust Agreement, the Fee Letters, the Certificates, the Loan Agreement and the Notes shall have been duly authorized, executed and delivered by each of the other parties thereto, shall (to the extent the form and substance thereof shall not be prescribed hereby) be in form and substance satisfactory to each Participant and an executed counterpart of each thereof (except for the Certificates and the Notes, originals of which shall only be delivered to the applicable Participant, and for each Fee Letter, originals and copies of which shall only be delivered to the parties thereto) shall have been received by each of the Participants, the Agents and Lessor. Each Participant shall have received an original, duly executed Note and Certificate registered in such Participant's name. Each of the Operative Documents listed in this CLAUSE (A) shall be in full force and effect as to all other parties and no Default, Event of Default, Loan Agreement Default or Loan Agreement Event of Default shall have occurred or be continuing.

         (b) LITIGATION. No action or proceeding shall have been instituted or threatened, nor shall any governmental action be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely, in the sole opinion of the Required Participants, to be expected to have a Material Adverse Effect.

         (c) LEGALITY, ETC. In the opinion of each Participant, the Overall Transaction shall not violate any Applicable Laws and no change shall have occurred or been proposed in Applicable Laws that would make it uneconomic or illegal for any party to any Operative Document to participate in any of the transactions contemplated by the Operative Documents or otherwise would prohibit the consummation of any transaction contemplated by the Operative Documents or expand the duties, obligations and risks of such Participant.

         (d) GOVERNMENTAL APPROVALS. All necessary (or, in the reasonable opinion of Lessor or Administrative Agent (for the Required Participants), advisable) Governmental Actions, in each case required by any Applicable Laws, shall have been obtained or made and be in full force and effect.

         (e) REQUIREMENTS OF LAW. In the reasonable opinion of Lessor, the Agents and the Required Participants, the Overall Transaction does not and will not violate any Applicable Laws and does not and will not subject Lessor, any Agent or any Participant to any adverse regulatory prohibitions or constraints.

         (f) LIABILITY INSURANCE. Lessee shall have provided evidence reasonably satisfactory to Lessor, the Agents and the Participants that Lessee has obtained or caused to be obtained, and that there is in place and effective, liability insurance in accordance with and pursuant to the terms of Section 13.1(a) of the Lease and the other terms and conditions of Article XIII of the Lease applicable thereto.

         All documents and instruments required to be delivered on the Document Closing Date shall be delivered at the offices of Mayer, Brown & Platt, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071, or at such other location as Administrative Agent and Lessee may agree.

                                                                     SCHEDULE I
                                                                             TO
                                                        PARTICIPATION AGREEMENT



                        CERTIFICATE HOLDERS' COMMITMENTS


CERTIFICATE HOLDER                   COMMITMENT               PERCENTAGE
PERCENTAGE*
Bank Hapoalim B.M.                   $   301,557.40               .790079%

Wells Fargo Bank, N.A.               $   603,114.80              1.580158%

Security Pacific
Leasing Corporation                  $   725,367.80              1.900461%

Total Certificate
Holders' Commitments:                $ 1,630,040.01              4.270698%

Total Loan Commitments:              $36,537,959.99             95.729302%


Total Commitments:                   $38,168,000.00            100.000000%

--------
* Notwithstanding the percentages set forth above in this Schedule I or anything else in the Operative Documents to the contrary, the Certificate Holders shall Fund, in the aggregate, 100% of the Arrangement Fee payable to the Arranger, with each Certificate Holder Funding its pro rata portion of such Fee based on its percentage share of the total Certificate Holders' Commitments.

                                                                     SCHEDULE II
                                                                              TO
                                                         PARTICIPATION AGREEMENT



                              LENDERS' COMMITMENTS

                                                              COMMITMENT
LENDER                               COMMITMENT               PERCENTAGE
Bank Hapoalim B.M.                   $ 6,759,522.60            17.709921%

Wells Fargo Bank, N.A.               $13,519,045.20            35.419842%

Banc of America Leasing and
Capital, LLC                         $16,259,392.19            42.599539%

Total Loan Commitments:              $36,537,959.99            95.729302%

Total Certificate
 Holders' Commitments:               $ 1,630,040.01             4.270698%

Total Commitments:                   $38,168,000.00           100.000000%


** Notwithstanding the percentages set forth above in this Schedule II or anything else in the Operative Documents to the contrary, the Certificate Holders shall Fund, in the aggregate, 100% of the Arrangement Fee payable to the Arranger, with each Certificate Holder Funding its pro rata portion of such Fee based on its percentage share of the total Certificate Holders' Commitments.